Rule 424 (b)5
Registration Statement No. 333-120252
Registration Statement No. 333-120252-01
Prospectus Supplement to Prospectus dated April 22, 2005
Capital Auto Receivables Asset Trust 2005-SN1
Issuer
$1,210,000,000 Asset Backed Notes, Class A
$ 80,000,000 Asset Backed Notes, Class B
$ 70,000,000 Asset Backed Notes, Class C
Capital Auto Receivables, Inc.
Seller
General Motors Acceptance Corporation
Servicer/Trust Administrator
You should consider carefully the risk factors beginning on page S-9 in this prospectus supplement and on page 1 in the prospectus.
The notes represent obligations of the Trust only. The notes do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation, Central Originating Lease Trust, Central Originating Lease, LLC or any of their affiliates.
This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

The Trust is offering the following classes of notes by this prospectus supplement and the accompanying prospectus:

	Class A Notes					Class B Notes

								Class C
	A-2a	A-2b	A-3a	A-3b	A-4	B-1	B-2	Notes
	Notes	Notes	Notes	Notes	Notes	Notes	Notes

Principal Amount	$185,000,000	$329,000,000	$160,000,000	$315,000,000	$221,000,000	$10,000,000	$70,000,000	$70,000,000

Interest Rate	3.850%	One-Month LIBOR plus 0.080%	4.100%	One-Month LIBOR plus 0.100%	One-Month LIBOR plus 0.150%	4.830%	One-Month LIBOR plus 0.750%	One-Month LIBOR plus 1.250%

Final Scheduled Distribution Date	July 16, 2007	July 16, 2007	June 16, 2008	June 16, 2008	November 17, 2008	February 17, 2009	February 17, 2009	December 15, 2009

Price to Public	99.998025%	100.000000%	99.990234%	100.000000%	100.000000%	99.999858%	100.000000%	100.000000%

Underwriting Discount	0.150%	0.150%	0.175%	0.175%	0.250%	0.300%	0.300%	0.400%

Proceeds to Seller	99.848025%	99.850000%	99.815234%	99.825000%	99.750000%	99.699858%	99.700000%	99.600000%

The Trust is also issuing Class A-1 Notes, Class A-2c Notes and Class A-3c Notes in the principal amounts of $440,000,000, $104,000,000 and $36,000,000 respectively, but these notes are not being offered under this prospectus supplement.
Credit Enhancement and Liquidity

•	The Class B Notes are subordinated to the Class A Notes.

•	The Class C Notes are subordinated to the Class A Notes and the Class B Notes.

•	Overcollateralization in an initial amount of $60,005,298.81, representing the excess of the aggregate ABS Value of the lease assets over the aggregate principal amount of all notes issued by the Trust.

•	A cash reserve account with an initial deposit of $125,000,331.18.
The primary assets of the Trust will consist of a series of non-recourse secured notes. The secured notes have a security interest in a pool of new automobile and light duty truck leases and the related General Motors leased vehicles.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Underwriters for the Class A Notes:

Banc of America Securities LLC	Merrill Lynch & Co.
Calyon Securities (USA)

Comerica Securities

Deutsche Bank Securities

RBS Greenwich Capital

SG CIB

Wachovia Securities
Underwriters for the Class B Notes and the Class C Notes:

Banc of America Securities LLC	Merrill Lynch & Co.
The date of this prospectus supplement is April 22, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
      We provide information to you about the notes in two separate documents:

(a)	the prospectus, which provides general information and terms of the notes, some of which may not apply to a particular series of notes, including your series.

(b)	this prospectus supplement, which provides information regarding the secured notes held by the Trust and the leases and leased vehicles securing the secured notes, and specifies the terms of your series of notes.
      You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any state where their offer is not permitted.
      You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to Prospectus Supplement,” which appears at the end of this prospectus supplement and in the “Glossary of Terms to Prospectus,” which appears at the end of the accompanying prospectus.

i

Prospectus Supplement

Prospectus

v

Summary of Transaction Parties*

VAULT, as titleholder
GM Dealers
Proceeds to purchase leases and vehicles
Leases and related vehicles
GMAC, as VAULT titling agent, servicer and trust administrator
Secured Notes
CARI, as Seller
Offered Asset Backed Notes
$
Sale or contribution of lease assets
Secured Notes
100% Ownership
Asset Backed Notes/Certificates
Secured Notes
COLT, LLC
CARAT INDENTURE TRUSTEE
Issuance of Asset Backed Notes
100% Equity Certificates
Fixed
SWAP COUNTERPARTY
Floating
CAPITAL AUTO RECEIVABLES ASSET TRUST, as Issuer
Pledge of Secured Notes
Pledge of leased assets
COLT INDENTURE TRUSTEE
Issuance of Secured Notes
COLT
CARAT Level Credit Enhancement
Trust Certificates 1.50% of initial aggregate ABS Value of lease assets**
COLT Level Credit Enhancement
Reserve Account with an initial deposit of 6.25% of initial aggregate ABS Value of lease assets
COLT Certificates 1.50% of initial aggregate ABS Value of lease assets**

*This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description.

**Together, the Trust certificates and the COLT certificates represent the aggregate overcollateralization amount.

OVERVIEW
Under this prospectus supplement and the accompanying prospectus, we are offering a series of notes that are backed by a pool of new General Motors automobiles and light duty trucks and the related leases of those vehicles. We refer to this pool as the “2005-SN1 pool” and to each leased vehicle and the related lease in the 2005-SN1 pool as a “lease asset.” This section of the prospectus supplement provides an overview of the structure of the transaction.
GMAC acquired each lease asset in the 2005-SN1 pool by purchasing the leased vehicle and the related lease from a dealer. The leases in the 2005-SN1 pool have generally been acquired by GMAC under special incentive financing programs. Each leased vehicle in the 2005-SN1 pool is titled upon origination in the name of Vehicle Asset Universal Leasing Trust or V.A.U.L. Trust, which we refer to herein as “VAULT.” GMAC established VAULT for the purpose of holding and facilitating the transfer of legal title to the automobiles and light duty trucks subject to leases acquired by GMAC. GMAC will be noted as first lienholder on all of the certificates of title to the leased vehicles in the 2005-SN1 pool, and the CARAT indenture trustee will hold a perfected first priority security interest in the leased vehicles on behalf of the noteholders.
On or before the closing date, GMAC will transfer each lease asset, including the beneficial interest in each related leased vehicle, in the 2005-SN1 pool to Central Originating Lease Trust, or “COLT.” COLT is a limited purpose trust that is wholly-owned by Central Originating Lease, LLC, or “COLT, LLC,” a wholly-owned special purpose subsidiary of GMAC. COLT will finance substantially all of the purchase price of the 2005-SN1 pool by issuing a series of non-recourse secured notes, which we refer to herein as the “secured notes” or the “2005-SN1 secured notes,” back to GMAC. Each secured note will be secured by a perfected, first priority security interest in all of the lease assets in the 2005-SN1 pool. One secured note will be issued for each state in which leases were acquired. However, all secured notes will be paid ratably from aggregate collections on the entire 2005-SN1 pool.
COLT also holds lease assets that are not part of the 2005-SN1 pool, which lease assets COLT has financed with other non-recourse secured notes. Each pool of lease assets that secures a series of secured notes is a separate series interest under the COLT declaration of trust and is not an asset of, or allocated as security to, any other series of secured notes.
On the closing date, GMAC will transfer the 2005-SN1 secured notes to the seller, which in turn will deposit them into the Trust. The Trust is issuing the offered notes described in this prospectus supplement and other securities that are not being offered under this prospectus supplement.
VAULT and COLT have been established to satisfy specific legal and operational requirements for the securitization of the lease assets. The 2005-SN1 secured notes serve the primary purpose of providing the Trust with the right to receive the cash flows generated by the 2005-SN1 pool of lease assets on a perfected, first priority basis. These cash flows—along with the funds in the reserve account—will provide the primary source of payment on the notes issued by the Trust. Accordingly, this prospectus supplement and the accompanying prospectus will principally describe the lease assets, the cash flows on the lease assets and the terms of the offered notes.

SUMMARY
      The following summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the notes, carefully read this entire document and the accompanying prospectus.
THE PARTIES
Issuer
Capital Auto Receivables Asset Trust 2005-SN1, which we refer to as the “Trust.” The Trust will be established by the seller for the purpose of issuing the notes.
Seller
Capital Auto Receivables, Inc., or “CARI,” will be the seller to the Trust.
Servicer, Trust Administrator and Titling Agent
General Motors Acceptance Corporation, or “GMAC,” will be the servicer of the lease assets held by COLT, the trust administrator for the secured notes owned by the Trust, and the titling agent for the vehicles titled in the name of VAULT. We refer to GMAC in its role as the servicer for COLT as the “Servicer,” in its role as the trust administrator for the Trust as the “Trust Administrator,” and in its role as the titling agent for VAULT as the “Titling Agent.”
Owner Trustee
Deutsche Bank Trust Company Delaware will be the owner trustee of the Trust and the owner trustee of COLT.
Indenture Trustee
Citibank, N.A. will be the indenture trustee under the indenture pursuant to which the Trust will issue the notes and under the indenture pursuant to which COLT will issue the secured notes. We refer to Citibank, N.A. in its role as the indenture trustee under the indenture for the notes as the “CARAT Indenture Trustee” and in its role as the indenture trustee for the secured notes as the “COLT Indenture Trustee.”
VAULT
As described under “Overview,” VAULT holds legal title to automobiles and light duty trucks subject to leases acquired by GMAC.
COLT
As described under “Overview,” COLT will acquire the 2005-SN1 pool from GMAC and will issue the secured notes.
THE NOTES

•	We anticipate that the Trust will offer the classes of notes listed on the cover page of this prospectus supplement. We sometimes refer to these notes as the “offered notes.” The Trust will issue fixed and floating rate classes for each of the Class A-2 Notes, Class A-3 Notes and Class B Notes as listed on the cover page of this prospectus supplement.

•	The Trust will also issue Class A-1 Notes, Class A-2c Notes and Class A-3c Notes with the initial principal amounts, interest rates and final scheduled distribution dates set forth on page S-39 of this prospectus supplement. The Class A-1 Notes, Class A-2c Notes and Class A-3c Notes are not being offered under this prospectus supplement.
Interest Payments

•	The interest rate for the Class A-1 Notes, the Class A-2a Notes, the Class A-3a Notes and the Class B-1 Notes will be a fixed rate. We refer to notes that bear interest at a fixed rate as “fixed rate notes.”

•	The interest rate for the Class A-2b Notes, the Class A-2c Notes, the Class A-3b Notes, the Class A-3c Notes, the Class A-4 Notes, the Class B-2 Notes and the Class C Notes will be a floating rate. We refer to notes that bear interest at a floating rate as “floating rate notes.”

•	Because the Trust will issue floating rate notes, the Trust will enter into corresponding interest rate swaps.

•	Interest will accrue on the notes from and including the closing date.

•	The Trust will pay interest on the notes on the fifteenth day of each calendar month, or if that day is not a business day, the next business day, beginning on May 16, 2005. We refer to these dates as “distribution dates.”

•	The Trust will pay interest on fixed rate notes (other than the Class A-1 Notes) on each distribution date based on a 360-day year consisting of twelve 30-day months.

•	The Trust will pay interest on floating rate notes and the Class A-1 Notes on each distribution date based on the actual days elapsed during the period for which interest is payable and a 360-day year.

•	Interest payments on all classes of Class A Notes will have the same priority. Interest payments on all classes of Class B Notes will have the same priority.

•	The payment of interest on the Class B Notes is subordinated to the payment of interest on the Class A Notes and the payment of interest on the Class C Notes is subordinated to the payment of interest on the Class A Notes and the Class B Notes, in each case as described in “Priority of Distributions.” No interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full. No interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full.
Principal Payments

•	The Trust will pay principal on the notes monthly on each distribution date.

•	The Trust will make principal payments based on the amount of collections, which include lease payments and amounts received upon the sale of leased vehicles, and defaults on the lease assets during the related collection period.

•	On each distribution date, except as described below, the amount available to make principal payments will be applied:

(1)	to the Class A-1 Notes, until the Class A-1 Notes are paid in full;

(2)	to the Class A-2 Notes, pro rata among the Class A-2a Notes, the Class A-2b Notes and the Class A-2c Notes, until the Class A-2 Notes are paid in full;

(3)	to the Class A-3 Notes, pro rata among the Class A-3a Notes, the Class A-3b Notes and the Class A-3c Notes, until the Class A-3 Notes are paid in full;

(4)	to the Class A-4 Notes, until the Class A-4 Notes are paid in full;

(5)	to the Class B Notes, pro rata among the Class B-1 Notes and the Class B-2 Notes, until the Class B Notes are paid in full; and

(6)	to the Class C Notes, until the Class C Notes are paid in full.

•	The failure of the Trust to pay any class of notes in full by its final scheduled distribution date will constitute an event of default under the CARAT Indenture.

THE CERTIFICATES
The Trust will issue to the seller certificates with an initial certificate balance of $30,002,649.41, which is the trust overcollateralization amount. All of the certificates will be retained by the seller and are not being offered under this prospectus supplement. Payments to the certificateholders will not be made until all of the notes are paid in full.
TRUST PROPERTY
The primary assets of the Trust will consist of the 2005-SN1 secured notes. The secured notes will bear interest at a rate of 5.370%.
The Trust will grant a first priority security interest in the secured notes and other trust property to the CARAT indenture trustee on behalf of the noteholders. The primary property securing the secured notes will be:

•	the lease assets, including payments due under leases on and after the cut-off date and amounts received upon sale of leased vehicles;

•	proceeds from insurance policies relating to the lease assets;

•	any proceeds from recourse against dealers on the lease assets; and

•	the reserve account.
The Trust property will also include all rights of the Trust under the various transaction documents.
The aggregate principal balance of the secured notes as of the closing date will be $1,970,002,649.40.
CREDIT ENHANCEMENT
Reserve Account
On the closing date, COLT, LLC will deposit $125,000,331.18, equal to 6.25% of the initial aggregate ABS Value of the lease assets, in cash or eligible investments into the reserve account. Collections on the lease assets, to the extent available for this purpose, will be added to the reserve account on each distribution date. See “The Transfer and Servicing Agreements—Credit Enhancement—Reserve Account” in this prospectus supplement for additional information.
To the extent that funds from collections on the lease assets are not sufficient to make required distributions as described under “Priority of Distributions—COLT Distributions” below, the amount deposited in the reserve account provides an additional source of funds for those payments.
The reserve account is required to be funded in an amount equal to the lesser of (1) the sum of (i)7.00% of the initial aggregate ABS Value of the lease assets and (ii)0.75% of the aggregate ABS Value of the lease assets at the close of business on the last day of the applicable collection period; and (2) the outstanding principal balance of the notes.
On any distribution date, if the amount in the reserve account exceeds the reserve account required amount, the Servicer will pay the excess to COLT, LLC.
Overcollateralization
The initial aggregate ABS value of the lease assets will exceed the initial aggregate principal amount of the notes by $60,005,298.81, which is the aggregate overcollateralization amount. A portion of the aggregate overcollateralization amount is represented by equity certificates issued by the Trust and the remainder is represented by equity certificates issued by COLT.
PRIORITY OF DISTRIBUTIONS
COLT Distributions
On each distribution date, the COLT indenture trustee will distribute available funds from the COLT collection account, consisting of collections on the lease assets and funds in the reserve account, in the following order of priority before the CARAT distributions:

(1)	basic servicing fee payments to the Servicer;

(2)	to the Trust or any other holder of the secured notes, interest on the secured notes;

(3)	to the Trust or any other holder of the secured notes, principal on the secured notes;

(4)	deposits into the CARAT collection account of any shortfall in the amounts required to be paid from the CARAT collection account on that distribution date;

(5)	deposits into the reserve account in the amount necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount;

(6)	additional servicing fee payments to the Servicer; and

(7)	the remainder to COLT, LLC, as holder of the equity certificates of COLT.
CARAT Distributions
The Trust receives distributions on the secured notes from COLT as described in “COLT Distributions” above. Except as specified below, the Trust will distribute available funds received as holder of the secured notes in the following order of priority:

(1)	administration fee payments to the trust administrator;

(2)	the net amount payable, if any, to the swap counterparty, other than any swap termination amounts;

(3)	interest on the Class A Notes and any swap termination amounts on the interest rate swaps related to the Class A-2b Notes, Class A-2c Notes, Class A-3b Notes, Class A-3c Notes and Class A-4 Notes, pro rata;

(4)	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A notes over the aggregate ABS Value of the lease assets;

(5)	interest on the Class B Notes and any swap termination amounts on the interest rate swap related to the Class B-2 Notes, pro rata;

(6)	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A notes and the Class B notes—reduced by the amount of principal allocated to the notes above—over the aggregate ABS Value of the lease assets;

(7)	interest on the Class C Notes and any swap termination amounts on the interest rate swap related to the Class C Notes, pro rata;

(8)	principal on the notes in an amount equal to the lesser of either the aggregate principal balance of the notes, or the amount by which the aggregate principal balance of the notes—reduced by the amounts of principal allocated to the notes above—exceeds an amount equal to the aggregate ABS Value of the lease assets minus the aggregate overcollateralization amount;

(9)	to the reserve account in the amount necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount (after giving effect to any deposits into the reserve account on that distribution date); and

(10)	the remainder to the seller, as holder of the certificates issued by the Trust.
Acceleration
If an event of default occurs under the CARAT Indenture and the notes are accel-

erated, the Trust will pay interest and principal first on the Class A Notes, pro rata among the Class A Notes. No interest or principal will be paid on the Class B Notes until the Class A Notes have been paid in full, and no interest or principal will be paid on the Class C Notes until the Class A Notes and the Class B Notes have been paid in full.
REDEMPTION OF THE NOTES
When the aggregate ABS Value of the lease assets declines to 10% or less of the initial aggregate ABS Value of the lease assets, the Trust Administrator may purchase all of the secured notes. If the Trust Administrator purchases the secured notes, the outstanding notes, if any, will be redeemed at a price equal to their remaining principal balance, plus accrued and unpaid interest thereon.
INTEREST RATE SWAPS
The Trust will enter into an interest rate swap with Bank of America, N.A. as the “swap counterparty” with respect to each class of floating rate notes.
Under each interest rate swap, on each distribution date, the Trust will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the Trust a floating interest rate of one-month LIBOR plus an applicable spread. For each swap, the notional amount will equal the outstanding principal balance of the applicable class of floating rate notes. See “The Transfer and Servicing Agreements—Interest Rate Swaps” in this prospectus supplement for additional information.
SERVICING AND ADMINISTRATION FEES
GMAC will service the lease assets. COLT, as owner of the leases and sole beneficial owner of the related leased vehicles, will pay to GMAC, as Servicer, a monthly 1.00% per annum fee based on the aggregate ABS Value of the lease assets as of the first day of the related collection period. The Servicer will also be entitled to any late fees, disposition fees, prepayment charges and other administrative fees and expenses collected during the related collection period and investment earnings on the COLT trust accounts. The Servicer will also be entitled to an additional monthly servicing fee of up to 1.00% per annum, which will be subordinated to all payments on the notes and deposits into the reserve account.
GMAC will act as the Trust Administrator for the Trust. The Trust will pay GMAC a monthly 0.01% per annum fee on the aggregate secured note principal balance as of the first day of the related collection period.
TAX STATUS
Mayer, Brown, Rowe & Maw LLP, special tax counsel, has delivered an opinion that:

•	the offered notes will be characterized as indebtedness for federal income tax purposes; and

•	the Trust will not be taxable as an association or publicly traded partnership taxable as a corporation.
Each noteholder, by accepting an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.
ERISA CONSIDERATIONS
Subject to the restrictions and considerations discussed under “ERISA Considerations,” in this prospectus supplement and in the accompanying prospectus, an employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), may purchase the offered notes. See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus for additional information.
We suggest that an employee benefit plan and any other retirement plan or arrangement, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan, consult with its counsel before purchasing the offered notes.
RATINGS
We will not issue the notes offered by this prospectus supplement and the accompanying prospectus unless:

•	The Class A Notes are rated in the highest rating category for long-term obligations (i.e., “AAA”) by at least one nationally recognized rating agency;

•	The Class B Notes are rated in the “A” category for long-term obligations or its equivalent by at least one nationally recognized rating agency; and

•	The Class C Notes are rated in the “BBB” category for long-term obligations or its equivalent by at least one nationally recognized rating agency.
RISK FACTORS
Before making an investment decision, you should consider carefully the factors that are set forth in “Risk Factors” beginning on page S-9 of this prospectus supplement and page 1 of the accompanying prospectus.

RISK FACTORS
      In addition to the risk factors beginning on page 1 of the accompanying prospectus, you should consider the following risk factors in deciding whether to purchase the offered notes.

Class B Notes and Class C Notes are Subject to Greater Risk Because the Class B Notes are Subordinated to the Class A Notes and the Class C Notes are Subordinated to the Class A Notes and the Class B Notes
The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to administration fees, payments of interest and principal on the Class A Notes and any payments due and payable to the swap counterparty, including any termination payments on interest rate swaps related to the floating rate Class A Notes. The Class C Notes bear greater risk than the Class A Notes and the Class B Notes because payments of interest and principal on the Class C Notes are subordinated, to the extent described below, to administration fees, payments of interest and principal on the Class A Notes and the Class B Notes and any payments due and payable to the swap counterparty, including any termination payments on interest rate swaps related to the floating rate Class A Notes and the floating rate Class B Notes.

Interest payments on the Class B Notes on each distribution date will be subordinated to administration fees, interest payments on the Class A Notes, any payments due and payable to the swap counterparty, including any termination payments on interest rate swaps related to the floating rate Class A Notes, and principal payments on the Class A Notes to the extent the aggregate principal balance of the Class A Notes as of the preceding distribution date exceeds the Aggregate ABS Value of the lease assets as of that distribution date. Interest payments on the Class C Notes on each distribution date will be subordinated to administration fees, interest payments on the Class A Notes and the Class B Notes, any payments due and payable to the swap counterparty, including any termination payments on interest rate swaps related to the floating rate Class A Notes and Class B Notes, and principal payments on the Class A Notes and the Class B Notes to the extent the aggregate principal balance of the Class A Notes and the Class B Notes as of the preceding distribution date exceeds the Aggregate ABS Value of the lease assets as of that distribution date.

No principal will be paid on the Class B Notes until principal on all classes of the Class A Notes has been paid in full, and no principal will be paid on the Class C Notes until principal on all classes of the Class B Notes has been paid in full. In addition, on each distribution date after an event of default occurs under the CARAT Indenture and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the

CARAT Indenture, no interest will be paid on the Class B Notes until all principal and interest on the Class A Notes and any termination payments due and payable to the swap counterparty with respect to the interest rate swaps related to the floating rate Class A Notes have been paid in full, and no interest will be paid on the Class C Notes until all principal and interest on the Class A and the Class B Notes and any termination payments due and payable to the swap counterparty with respect to the interest rate swaps related to the floating rate Class A Notes and Class B Notes have been paid in full.

This subordination could result in reduced or delayed payments of principal and interest on the Class B Notes and the Class C Notes.

Holders of the Class B Notes and the Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Trust and Conflicts Between Classes of Notes May Occur	The most senior outstanding class of notes will be the “controlling class” under the CARAT Indenture. Thus, while any Class A Notes are outstanding, they will be the controlling class. Thereafter, as long as only Class B Notes and Class C Notes are outstanding, the Class B Notes will be the controlling class. Only thereafter will the Class C Notes be the controlling class.

The rights of the controlling class will include the following:

•	following an event of default under the CARAT Indenture, to direct the CARAT indenture trustee to exercise one or more of the remedies specified in the CARAT indenture relating to the property of the Trust, including a sale of the secured notes;

•	following a Trust Administrator default, to waive the Trust Administrator default or to terminate the Trust Administrator;

•	to remove the CARAT indenture trustee and appoint a successor; and

•	to consent to specified types of amendments to the CARAT Indenture and the transfer and servicing agreements for the Trust.

In exercising any rights or remedies under the CARAT Indenture, the controlling class may act solely in its own interests. Therefore, holders of notes that are subordinated to the controlling class will not be able to participate in determining any actions to take that are within the purview of the controlling class, and the controlling class could take actions that will adversely affect the subordinate classes.

Furthermore, the Trust’s failure to make a timely payment of interest will constitute an event of default under the CARAT Indenture only if the failure relates to the controlling class.

Payments on the Notes Depend on Collections on the Lease Assets and Sale Proceeds from the Sale of Leased Vehicles at Termination of the Lease Assets	The Trust will pay principal on the notes monthly, and any remaining principal balance on each note will be due on its final scheduled distribution date.

The Trust will pay principal on the notes with funds available from collections on the lease assets, which include lease payments and proceeds from the sale of related leased vehicles, and from the amount on deposit in the reserve account.

The amount of funds available to make payments on the notes will primarily depend upon the amount of collections on the lease assets, the amount of leases that default, the amount of the proceeds from the sale of related leased vehicles upon default, scheduled lease terminations or early lease terminations, the amount on deposit in the reserve account and any payments by the swap counterparty to the Trust under the interest rate swaps. COLT expects, but does not guarantee, that the principal portion of the monthly lease payments and the net proceeds it receives from the sale of the leased vehicles upon lease termination, together with related credit enhancement, will be sufficient to fully repay the secured notes and thus the notes. If there are decreased collections, increased defaults or insufficient funds in the reserve account, you may experience delays or reductions in principal payments on your notes. Furthermore, if the net sale proceeds from the leased vehicles received upon default or termination of the leases are less than the lease residuals established upon inception of those leases, there may be insufficient funds to pay the notes in full.

GMAC’s losses on lease assets are a function of the amount of leases that default and the relationship between the lease residual and the net sale proceeds received for the leased vehicle upon its sale. For a description of how GMAC sets residual values, see “Description of Auto Lease Business of GMAC— Determination of Residual Values” in the accompanying prospectus. There can be no assurance as to how closely the lease residual of a leased vehicle at lease inception will approximate the market value or net sale proceeds received upon the sale of that leased vehicle. We expect that, in general, if the market value exceeds the residual value stated in the lease, the lessee or the originating dealer is likely to purchase the leased vehicle rather than return it to GMAC. Conversely, if the market value is less than the residual value stated in the lease, the leased vehicle is generally more likely to be returned to GMAC, resulting in a loss on the sale of that leased vehicle. As a result of such a loss, there may be insufficient funds to pay the notes in full.

The offered notes, the secured notes and the lease assets will not be insured or guaranteed by GMAC, CARI, the Trust, the CARAT owner trustee, the CARAT indenture trustee, COLT, COLT, LLC, VAULT, the COLT owner trustee, the COLT indenture trustee or any of their affiliates or any other person or entity.

If General Motors or GMAC, as Pull Ahead Agent, Offers a Pull Ahead Program, You Must Rely on the Pull Ahead Agent to Deposit Pull Ahead Payments	Under a pull ahead program, General Motors or GMAC, as the “pull ahead agent” for General Motors, may elect to permit a qualified lessee that is purchasing or leasing a new General Motors vehicle to terminate an existing lease prior to its scheduled lease end date without payment by the lessee of its remaining monthly payments under that lease, as described in “Residual Values— Pull Ahead Programs.” As a condition to the modification of a lease included in the lease assets to permit its early termination in a pull ahead program, under the Pull Ahead Funding Agreement the pull ahead agent must deliver the pull ahead payment for that lease asset to the Servicer, and under the COLT Servicing Agreement the Servicer must deposit this payment into the COLT collection account. However, the obligation of the pull ahead agent to pay, and the Servicer’s obligation to deposit, a pull ahead payment will not arise until the collection period after the collection period in which the lessee returned its vehicle to the dealer. Accordingly, as a practical matter, the lessee will have returned the leased vehicle up to a month prior to the time that the pull ahead payment is due from the pull ahead agent. If the pull ahead agent fails to make the pull ahead payment, the Trust would likely experience a shortfall in collections and you might experience reductions or delays in payments on your securities, due to several factors:

•	it is unlikely that the Servicer or the Trust will be able to recover the unpaid monthly lease payments from lessees who have participated in a pull ahead program;

•	the Servicer may be unable to immediately prevent further participation in pull ahead programs by lessees; and

•	if GMAC becomes bankrupt or insolvent, the ability of the Trust to obtain unpaid pull ahead payments will be subject to delays and possible reduction.

Failure to Comply with Consumer Protection Laws Governing the Lease Assets Could Reduce or Delay Payments on Your Securities	Numerous federal and state consumer protection laws, including the Michigan Consumer Protection Act, the federal Consumer Leasing Act of 1976 and Regulation M, promulgated by the Board of Governors of the Federal Reserve System, impose requirements on lessors and servicers of retail lease contracts of the type that secure the secured notes. In addition, many states have enacted comprehensive vehicle leasing statutes that, among other things, regulate disclosures to be made at the time a vehicle is leased. Failure to comply with these requirements may give rise to liabilities on the part of the Servicer, and enforcement of the leases by the lessor may be subject to set-off as a result of noncompliance. Further, many states have adopted “lemon laws” that provide vehicle users, including lessees like those leasing the leased vehicles securing the secured notes, rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the lease of a substandard leased vehicle and/or could require the refund of all or a portion of lease payments previously paid by the lessee.

CARI, GMAC and their affiliates are generally not obligated to make any payments to you on your securities and do not guarantee payments on the secured notes or your securities. However, GMAC, as seller of the lease assets to COLT, will make representations and warranties to COLT regarding the characteristics of the lease assets, including that these lease assets comply in all material respects with all requirements of law. If GMAC breaches the representations and warranties regarding the lease assets, it must repurchase any affected lease assets from COLT and the payments received from the repurchase will be used to reduce the outstanding secured note principal balance by the corresponding amount. If GMAC fails to repurchase lease assets, you might experience reductions or delays in payments on your securities.

Timing of Principal Payments on Your Securities is Uncertain	Events that could result in principal being paid on your securities sooner than expected include:

•	higher than expected rate of early termination of the leases, including early terminations permitted under a pull ahead program.

Events that could result in principal being paid on your securities later than expected include:

•	delinquencies or losses on the lease assets;

•	lower than expected rate of early termination of the leases; or

•	extensions or deferrals on leases and delays in the disposition of any returned vehicles, if not covered by an advance made by the Servicer.

The Servicer is obligated to make advances to the extent it determines, in its sole discretion, that the advances will be recoverable from later collections on the lease assets, as described in “The Transfer and Servicing Agreements—Advances by the Servicer” in the accompanying prospectus. However, if advances are made, we can make no assurance as to whether these advances will be sufficient to reduce the outstanding principal balance on the notes to zero by the expected maturity date for your securities. The rate at which payments will be made on your securities will still be affected by the payment, early termination, liquidation and extension experience of the lease assets, all of which cannot be predicted.

Early termination of the leases may occur at any time without penalty. Early termination may result from permitted early terminations under a pull ahead program or otherwise, defaults on leases or casualty losses to the leased vehicles. GMAC may also be required to repurchase lease assets from COLT in specified circumstances. In addition, the Trust Administrator has the option to purchase all remaining secured notes from the Trust after the aggregate ABS Value of the lease assets declines to 10% or less of the initial aggregate ABS Value of the lease assets as of the last day of any related collection period.

Each early lease termination or repurchase of the secured notes described in the preceding paragraph will shorten the average life of your notes, and you will bear all reinvestment risk resulting from it.

Sale of the Lease Assets may not be Available as a Remedy for all Events of Default Under the CARAT Indenture	Events of default under the CARAT Indenture will not constitute events of default under the COLT Indenture. See “The Secured Notes—The COLT Indenture—COLT Events of Default; Rights Upon COLT Event of Default” in the accompanying prospectus. However, because the Trust will receive payments from excess collections under the payment priorities for COLT, it is likely that a shortfall in principal or interest under the CARAT Indenture will also be a shortfall under the COLT Indenture.

If an event of default occurs under both the CARAT Indenture and the COLT Indenture, the secured notes can be declared due and payable and the lease assets can be foreclosed upon or sold, as described in “The Secured Notes—The COLT Indenture—COLT Events of Default; Rights Upon COLT Event of Default” in the accompanying prospectus. However, if an event of default occurs under the CARAT Indenture that is not an event of default under the COLT Indenture, the notes can be declared due and payable and only the secured notes can be foreclosed upon or sold, as described in “The Notes—The CARAT Indenture—CARAT Events of Default; Rights Upon CARAT Event of Default” in the accompanying prospectus. The market for sale of the secured notes may be more limited than the market for sale of a portfolio of lease assets. If any sale of the secured notes is delayed or the secured notes cannot be sold, you might experience reductions and/or delays in payments on your notes.

Failure by the Swap Counterparty to Make Payments to the Trust and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes	As described further in the “The Transfer and Servicing Agreements—Interest Rate Swaps” in this prospectus supplement, the Trust will enter into related interest rate swaps because the secured notes owned by the Trust will bear interest at a fixed rate while the floating rate notes will bear interest at a floating rate based on one-month LIBOR plus an applicable spread.

If the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the Trust, the Trust will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes. In addition, the obligations of the swap counterparty under the interest rate swaps are unsecured. If the swap counterparty fails to pay the net amount due, you may experience delays or reductions in the interest and principal payments on your notes.

If the floating rate payable by the swap counterparty is less than the fixed rate payable by the Trust, the Trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the Trust for the net amount due, if any, to the swap counterparty under the interest rate swaps. Except in the case of swap termination payments as discussed below, amounts owing to the swap counterparty will be senior to payments on all classes of notes. These payments to the swap counterparty could cause a shortage of funds available on any distribution date, in which case you may experience delays or reductions in interest and principal payments on your notes.

In addition, if an interest rate swap terminates as a result of a default by, or other circumstances with respect to, the Trust, a termination payment may be due to the swap counterparty. Termination payments to the swap counterparty would be made by the Trust out of funds that would otherwise be available to make payments on the notes and would be senior to payments of principal and equal in priority to payments of interest on the applicable class of notes. Termination payments on the interest rate swap for a particular class of notes would also be senior to payments of principal and interest on any class of notes subordinate to that class of notes. The amount of the termination payment will be based on the market value of the interest rate swap at the time of termination. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes. In that event, you may experience delays or reductions in interest and principal payments on your notes.

The Trust will make payments to the swap counterparty out of, and will include receipts from the swap counterparty in, its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, in situations like those described above, the impact would be to reduce the amounts available for distribution to holders of all securities, not just holders of floating rate notes.

The Ratings of the Notes May be Revised or Withdrawn	The notes will be issued only if they receive the required ratings. A rating is not a recommendation to buy, sell or hold the notes. The ratings may be revised or withdrawn at any time. The rating considers only the likelihood that the Trust will pay interest on time and will ultimately pay principal in full. Ratings on the notes do not address the timing of distributions of principal on the notes prior to their applicable final scheduled distribution date, nor do ratings consider the prices of securities or their suitability for a particular investor. Although the notes will be issued only if they receive the required ratings, a rating may be revised or withdrawn at any time after the notes are issued if the rating agency believes that circumstances have changed. If a rating agency changes its rating on your notes, no one has an obligation to provide additional credit enhancement or restore the original rating.

Concentrations of the Leases Could Result in Losses or Payment Delays on Your Securities	As of the cut-off date, 41.61%, 9.54%, 8.77%, 8.29%, 7.63% and 6.48% of the leases, based on the initial aggregate ABS Value of the lease assets, are related to lessees with mailing addresses in Michigan, Florida, New Jersey, Pennsylvania, California and Indiana, respectively. As a result of this geographic concentration, adverse economic factors such as unemployment, interest rates, the rate of inflation, consumer perception of the economy and legislative changes or other factors affecting these states could have a disproportionate impact on defaults on the leases and the ability to sell or dispose of the related leased vehicles for an amount at least equal to their stated

residual value. In addition, GMAC believes that a portion of the lessees under the leases are General Motors employees. Adverse changes in the automotive industry could have an impact on lessees who are employees of automotive manufacturers generally, including General Motors.

Used Car Market Factors May Increase the Risk of Loss on Your Securities	The used car market is affected by supply and demand, consumer tastes, economic factors and manufacturer decisions on pricing and incentives offered for the purchase of new car and light duty truck models. For instance, introduction of a new model by General Motors or its affiliates may impact the resale value of the existing portfolio of similar model types. Other factors that are beyond the control of GMAC, the Trust, CARI, the Servicer, COLT and the Trust Administrator could also have a negative impact on the resale value of a vehicle.

THE TRUST
      The issuer, Capital Auto Receivables Asset Trust 2005-SN1, is a statutory trust formed under the laws of the State of Delaware. The Trust will be established and operated pursuant to a trust agreement dated on or before the closing date of April 28, 2005, which is the date the Trust will initially issue the notes and certificates.
      The Trust will engage in only the following activities:

•	acquire, hold and manage the secured notes and other assets of the Trust;

•	issue securities;

•	make payments on the securities; and

•	take any action necessary to fulfill the role of the Trust in connection with the notes and the certificates.
      The Trust’s principal offices are in Wilmington, Delaware, in care of Deutsche Bank Trust Company Delaware, as CARAT owner trustee, at the address listed in “The CARAT Owner Trustee” below.
Capitalization of the Trust
      The following table illustrates the capitalization of the Trust as of March 1, 2005, the cut-off date, as if the issuance of the notes and certificates had taken place on that date:

Class A-1 Asset Backed Notes	$440,000,000.00
Class A-2a Asset Backed Notes	185,000,000.00
Class A-2b Asset Backed Notes	329,000,000.00
Class A-2c Asset Backed Notes	104,000,000.00
Class A-3a Asset Backed Notes	160,000,000.00
Class A-3b Asset Backed Notes	315,000,000.00
Class A-3c Asset Backed Notes	36,000,000.00
Class A-4 Asset Backed Notes	221,000,000.00
Class B-1 Asset Backed Notes	10,000,000.00
Class B-2 Asset Backed Notes	70,000,000.00
Class C Asset Backed Notes	70,000,000.00
Asset Backed Certificates	30,002,649.41

Total Trust Capitalization	$1,970,002,649.41

COLT Overcollateralization Amount	30,002,649.40

Total Transaction Capitalization	$2,000,005,298.81

      The Class A-1 Notes, the Class A-2c Notes, the Class A-3c Notes and the certificates are not being offered by this prospectus supplement or the accompanying prospectus. The certificates represent the equity of the Trust and will be issued under the trust agreement. The seller will initially retain the certificates.

The CARAT Owner Trustee
      Deutsche Bank Trust Company Delaware is the CARAT owner trustee under the trust agreement. Deutsche Bank Trust Company Delaware is a Delaware banking corporation and a wholly-owned subsidiary of Deutsche Bank Trust Company Americas, a New York corporation. Its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.
THE LEASE ASSETS AND THE SECURED NOTES
Eligibility Criteria for Lease Assets
      GMAC and GMAC Automotive Bank acquire leases and new vehicles from General Motors dealers under a supplemental dealer agreement. Each lease and the related leased vehicle included by COLT as collateral for the secured notes must meet the following eligibility criteria:

•	the leased vehicle is a new automobile or light duty truck manufactured by or for General Motors;

•	the lease has an original scheduled term of 24 to 48 months;

•	the lease was acquired by GMAC or its subsidiaries in its ordinary course of business;

•	the dealer is located in the United States and each lessee has a billing address in the United States;

•	the lease provides for level monthly payments, except that the first and last monthly payments may differ from the level payments;

•	the lease complies with applicable federal, state and local laws;

•	the lease represents a binding obligation of the lessee;

•	the lease is in force and not terminated;

•	as of the cut-off date, the lease was not considered past due, that is, the payments due on that receivable in excess of $25 have been received within 30 days of the payment date;

•	no lease asset is a Liquidating Lease Asset;

•	the lowest implicit lease rate of any lease is 0% and the highest implicit lease rate is less than or equal to the Discount Rate;

•	the lessee is required to maintain physical damage and liability insurance policies;

•	the lease and the related leased vehicle are legally assigned to the purchaser;

•	the lease was originated in the United States; and

•	the lessee is required to pay all costs relating to taxes, insurance and maintenance for the leased vehicle.

Characteristics of Lease Assets
      The following tables describe the lease assets as of the cut-off date. The Aggregate ABS Value in the tables may not add up to the total capitalization of the Trust due to rounding. In the following tables and elsewhere in this prospectus supplement, “Lease Residual” is the lesser of ALG Residual and the Stated Residual Value set at lease inception. “Adjusted MSRP” is the manufacturer’s suggested retail price or “MSRP” of the leased vehicle plus the value of any dealer installed options minus the value of any equipment removed from the vehicle. “ALG Residual” is the expected value of the leased vehicle at the scheduled lease end date as determined by Automotive Lease Guide Co. and as recorded on the Servicer’s system upon origination.
General Characteristics of Lease Assets

	Average	Minimum	Maximum

ABS Value	$20,185.56	$4,133.38	$77,836.99
Lease Residual	$13,368.32	$1,913.55	$50,803.50
Seasoning (Months)	12.23	0.00	42.00
Remaining Term (Months)	26.93	6.00	48.00
Original Term (Months)	39.16	24.00	48.00
Lease Residual as a % of ABS Value	66.23%
Lease Residual as a % of Adjusted MSRP	40.07%
Distribution of Lease Assets by Original Lease Term
      The following table reflects the distribution of the lease assets as of the cut-off date by original lease term stated in months.

					Aggregate Lease
		Percentage of	Aggregate	Percentage of	Residual as a %
	Number of	Total Number	ABS	Aggregate	of Aggregate
Original Term	Lease Assets	of Lease Assets	Value	ABS Value	Adjusted MSRP

0 to 24	11,631	11.74%	$240,913,877.94	12.05%	50.08%
25 to 36	49,277	49.73%	$947,778,253.23	47.39%	40.93%
37 to 48	38,173	38.53%	$811,313,169.77	40.56%	35.67%

Total	99,081	100.00%	$2,000,005,300.94	100.00%

Distribution of Lease Assets by Remaining Lease Term
      The distribution of the lease assets as of the cut-off date by remaining lease term was as follows:

		Number of	Percentage of		Percentage of	Lease Residual
		Lease	Total Number	Aggregate	Aggregate	as a % of
Scheduled Lease End Date		Assets	of Lease Assets	ABS Value	ABS Value	Adjusted MSRP

Jun 2005	– Aug 2005	1,332	1.34%	$19,392,039.14	0.97%	42.97%
Sep 2005	– Nov 2005	6,504	6.56%	$101,491,782.06	5.07%	42.95%
Dec 2005	– Feb 2006	8,196	8.27%	$130,851,875.67	6.54%	41.44%
Mar 2006	– May 2006	7,201	7.27%	$119,500,997.86	5.98%	40.77%
Jun 2006	– Aug 2006	7,206	7.27%	$126,083,206.70	6.30%	41.08%
Sep 2006	– Nov 2006	9,395	9.48%	$187,940,934.65	9.40%	43.60%
Dec 2006	– Feb 2007	8,897	8.98%	$174,256,261.52	8.71%	42.09%
Mar 2007	– May 2007	8,441	8.52%	$172,246,962.35	8.61%	38.98%
Jun 2007	– Aug 2007	7,381	7.45%	$150,750,851.01	7.54%	38.55%
Sep 2007	– Nov 2007	7,418	7.49%	$177,523,579.27	8.88%	41.85%
Dec 2007	– Feb 2008	7,579	7.65%	$174,820,078.31	8.74%	39.76%
Mar 2008	– May 2008	8,694	8.78%	$188,297,724.67	9.42%	35.19%
Jun 2008	– Aug 2008	4,623	4.67%	$112,040,327.92	5.60%	35.32%
Sep 2008	– Nov 2008	3,291	3.32%	$88,364,062.64	4.42%	37.01%
Dec 2008	– Feb 2009	2,923	2.95%	$76,444,617.17	3.82%	36.52%

Total		99,081	100.00%	$2,000,005,300.94	100.00%

Distribution of Lease Assets by State
      The distribution of the lease assets as of the cut-off date by state of origination, based on the billing address of the lessee on the lease, was as follows:

		Percentage of	Aggregate	Percentage of
	Number of	Total Number	ABS	Aggregate
State of Origination	Lease Assets	of Lease Assets	Value	ABS Value

Michigan	46,055	46.48%	$832,294,272.12	41.61%
Florida	8,257	8.33%	$190,753,176.08	9.54%
New Jersey	8,232	8.31%	$175,427,493.85	8.77%
Pennsylvania	8,596	8.68%	$165,829,073.42	8.29%
California	5,475	5.53%	$152,503,913.19	7.63%
Indiana	6,695	6.76%	$129,616,839.69	6.48%
Other	15,771	15.91%	$353,580,532.59	17.68%

Total	99,081	100.00%	$2,000,005,300.94	100.00%

Distribution of Lease Assets by Vehicle Make
      The distribution of the lease assets as of the cut-off date by vehicle make was as follows:

		Percentage of	Aggregate	Percentage of
	Number of	Total Number of	ABS	Aggregate
Breakdown by Vehicle Make	Lease Assets	Lease Assets	Value	ABS Value

Chevrolet	37,549	37.90%	$691,167,064.21	34.56%
Cadillac	17,204	17.36%	$522,937,916.17	26.15%
GMC	11,219	11.32%	$271,987,944.47	13.60%
Pontiac	17,026	17.19%	$240,657,022.48	12.03%
Buick	8,411	8.49%	$144,370,627.86	7.22%
Saturn	5,344	5.39%	$60,759,120.08	3.04%
Hummer	1,325	1.34%	$53,852,951.12	2.69%
Oldsmobile	1,003	1.01%	$14,272,654.55	0.71%

Total	99,081	100.00%	$2,000,005,300.94	100.00%

Distribution of Lease Assets by Model
      The distribution of the lease assets as of the cut-off date by models representing 5% or more of the pool of lease assets was as follows:

		Percentage of	Aggregate	Percentage
	Number of	Total Number	ABS	of Aggregate
Model	Lease Assets	of Lease Assets	Value	ABS Value

Trailblazer	11,708	11.82%	$244,183,395.67	12.21%
Envoy	7,367	7.44%	$164,654,279.09	8.23%
Escalade	3,795	3.83%	$149,019,424.87	7.45%
CTS	5,642	5.69%	$136,708,211.31	6.84%
Deville	4,375	4.42%	$123,464,942.14	6.17%
Grand Prix	7,119	7.18%	$105,588,383.58	5.28%
Other	59,075	59.62%	$1,076,386,664.28	53.82%

Total	99,081	100.00%	$2,000,005,300.94	100.00%

Terms of the Secured Notes
      The secured notes to be sold by GMAC to CARI and by CARI to the Trust will be issued by COLT on the closing date. Each secured note:

•	has the benefit of a first priority security interest in the lease assets;

•	contains enforceable provisions to render the rights and remedies of secured noteholders adequate for realization against the collateral of the benefits of security; and

•	has a final scheduled distribution date of December 15, 2009.
      GMAC, as seller of the secured notes, will make representations and warranties to CARI regarding the terms of the secured notes described above. The representations and warranties regarding the secured notes will then be assigned by CARI to the Trust. If GMAC breaches the representations and warranties regarding the secured notes, it must repurchase any affected secured notes from the Trust.

GMAC AUTO LEASING
Delinquency, Repossession and Credit and Residual Loss Data on GMAC Lease Assets
      For GMAC’s entire U.S. portfolio of new and used retail car and light duty truck lease assets, including lease assets sold by GMAC that it continues to service, the tables on the pages below show GMAC’s experience for:

•	delinquencies;

•	repossessions; and

•	credit and residual losses.
      Fluctuations in delinquencies, repossessions and credit and residual losses generally follow trends in the overall economic environment and may be affected by such factors as:

•	competition for lessees;

•	the supply and demand for cars and light duty trucks;

•	consumer debt burden per household;

•	personal bankruptcies; and

•	values at which the residual values are booked.
      GMAC believes that, based on better credit quality originations in 2001 and 2002 as compared to 1999 and 2000, total cumulative losses on repossessions as a percentage of original lease balance to date for leases originated in 2001 and 2002 are lower than comparable losses on leases originated in 1999 and 2000 for comparable periods of time since origination.
      Historically, a large proportion of the leases in GMAC’s U.S. portfolio have been three-year leases. In the recent past, the proportion of four-year leases in GMAC’s U.S. portfolio has increased, similar to the U.S. auto lease portfolios for all auto manufacturers. Four-year leases in GMAC’s U.S. portfolio have generally had higher credit losses than leases with shorter terms although the residual loss exposure for four-year leases will be less than for shorter-term leases because residual values will have been set at lower amounts to reflect additional depreciation.
      There can be no assurance that the delinquency, repossession and credit and residual loss experience on the lease assets will be comparable to that set forth below or that the factors or beliefs described above will remain applicable.

GMAC SmartLease Portfolio
Retail Vehicle Lease Delinquency Information
($ in Thousands)
      “Average Number of Lease Contracts Outstanding” is computed by taking the simple average of the month-end outstanding amount for each period presented. “Average Daily Delinquency” is based on the number of lease contracts delinquent. The period of delinquency in this table is based on the number of days that the scheduled monthly payments in excess of $25 are contractually past due.

	At or for the Twelve Months Ended
	December 31,

Leases	2004	2003	2002	2001

Average Number of Lease Contracts Outstanding (in thousands)	819,204	1,030,600	1,430,943	1,719,945
Average Daily Delinquency
31-60 Days	1.74%	1.78%	2.06%	2.07%
61-90 Days	0.18%	0.19%	0.21%	0.19%
91 Days or more	0.02%	0.02%	0.02%	0.02%
GMAC SmartLease Portfolio
Default and Loss Experience
($ in Thousands)
      Averages are computed by taking the simple average of the month-end outstanding amount for each period presented. “Number of Repossessions Sold” means the number of repossessed leased vehicles that have been sold by GMAC in a given period. “Number of Repossessions Sold” and “Losses on Repossessions” (in each row where they are used) include losses on “skips,” a circumstance in which the leased vehicle can no longer be found. “Average Dollar Amount of Lease Balance Outstanding” means the net book value of GMAC’s outstanding leases. “Losses on Repossessions” represents the difference between the net principal balance, which is the principal portion of the remaining monthly payments plus the Stated Residual Value, of lease contracts determined to be uncollectible in the period and the net proceeds from disposition of the related leased vehicles, and does not include any post-disposition recoveries.

	At or for the Twelve Months Ended December 31,

	2004	2003	2002	2001

Ending Number of Lease Contracts Outstanding	792,207	878,743	1,217,682	1,589,599
Average Number of Lease Contracts Outstanding	819,204	1,030,600	1,430,943	1,719,945
Number of Repossessions Sold	11,926	18,219	26,226	25,958
Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding	1.51%	2.07%	2.15%	1.63%
Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding	1.46%	1.77%	1.83%	1.51%

	At or for the Twelve Months Ended December 31,

	2004	2003	2002	2001

Ending Dollar Amount of Lease Balance Outstanding (in thousands)	$17,067,466	$17,117,538	$21,941,094	$27,327,547
Average Dollar Amount of Lease Balance Outstanding (in thousands)	$16,814,211	$19,334,280	$25,066,501	$30,140,942
Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) (in thousands)	100,769	146,244	196,356	194,770
Average Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) Per Vehicle	8,450	8,027	7,487	7,503
Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) as a Percentage of Ending Dollar Amount of Lease Balance Outstanding	0.59%	0.85%	0.89%	0.71%
Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) as a Percentage of Average Dollar Amount of Lease Balance Outstanding	0.60%	0.76%	0.78%	0.65%
Residual Value Loss Experience
Return Experience
GMAC SmartLease Portfolio
Vehicle Return Experience
      The information in the following table includes only returned vehicles sold by GMAC and excludes vehicles sold to consumers and repossessed vehicles. GMAC believes that substantially all of the leased vehicles in its U.S. lease portfolio are returned to GMAC upon scheduled or early termination of the leases. “Scheduled Terminations” do not include lease terminations under the Pull Ahead Program, but “Early Terminations” and “All Terminations” include those terminations. “Full Termination Ratio” is the ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. “Loss/(Gain) versus ALG Residual” equals the net principal balance of leases at termination less (1) the portion of the Stated Residual Value in excess of ALG Residual, (2) sales proceeds, (3) other proceeds paid by the lessee before account system termination and (4) any amounts waived pursuant to any Pull Ahead Programs, which does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. For a discussion of recent trends in residual value gains and losses, see “Residual Values—Determination of Residual

Value.” We can make no assurances that per unit losses on the leased vehicles will reflect GMAC’s historical experience for its entire lease portfolio, nor can we ascertain whether losses will increase or decrease.

	At or for the Twelve Months Ended December 31,

	2004	2003	2002	2001

Total Number of Leases Scheduled to Terminate	392,220	641,511	753,481	509,437
Scheduled Terminations
Number of Returned Vehicles	120,383	230,610	283,030	256,785
Total ALG Residual of Returned Vehicles (in thousands)	$1,548,374	$2,998,132	$3,831,595	$3,702,920
Total ALG Residual of Returned Vehicles as % of Adjusted MSRP	44.06%	47.89%	50.10%	51.56%
Full Termination Ratio	30.69%	35.95%	37.56%	50.41%
Loss/(Gain) versus ALG Residual (in thousands)	$81,185	$465,542	$529,843	$493,720
Average Loss/(Gain) versus ALG Residual	$674	$2,019	$1,872	$1,923
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles	5.24%	15.53%	13.83%	13.33%
Early Terminations
Number of Returned Vehicles	264,624	344,217	406,334	276,882
Total ALG Residual of Returned Vehicles (in thousands)	$3,364,756	$4,280,224	$5,262,127	$3,709,253
Total ALG Residual of Returned Vehicles as % of Adjusted MSRP	42.36%	45.52%	48.86%	50.41%
Loss/(Gain) versus ALG Residual (in thousands)	$(167,620)	$307,369	$413,550	$241,680
Average Loss/(Gain) versus ALG Residual	$(633)	$893	$1,018	$873
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles	(4.98% )	7.18%	7.86%	6.52%
All Terminations
Average Loss/(Gain) versus ALG Residual	$(225)	$1,345	$1,368	$1,378
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles	(1.76% )	10.62%	10.37%	9.92%

RESIDUAL VALUES
Determination of Residual Value
      GMAC uses residual values set by Automotive Lease Guide Co. (“ALG”) for the General Motors vehicles that it leases for itself and GMAC Automotive Bank. See “Description of Auto Lease Business of GMAC—Determination of Residual Values” in the accompanying prospectus.
      From 2000 to 2003, GMAC, like other auto lessors, experienced a period of increased residual value losses on returned leased vehicles versus the ALG Residual established at the inception of the related leases. These losses were caused by many factors, including a general downturn in the economy, the prevalence of special incentives offered by General Motors and many other automobile manufacturers for new vehicles, high volumes of automobiles for sale in the used vehicle market and high lease origination volumes in the late 1990s. Recognizing these and other factors, particularly the prevalence of special incentives by automobile manufacturers for new vehicles, ALG modified its methodology used in establishing residual values in 2000 and 2001. For leases originated after ALG adjusted its residual value methodology, GMAC experienced a decline in residual value losses versus the ALG Residual established at lease inception and, in some instances, experienced residual value gains. We cannot assure you that this trend towards declining residual value losses and increasing residual value gains will continue or that residual value loss experienced in future periods will be greater or less than residual value losses experienced in previous periods.
Pull Ahead Programs
      General Motors implemented the first Pull Ahead Program in 2000. These programs are employed to promote customer loyalty by offering attractive early termination options and to provide lessees with an incentive to purchase or lease new General Motors vehicles. These programs can also be used to shift vehicles out of peak termination months and to increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price for off-lease vehicles tends to be higher. GMAC acts as pull ahead agent for General Motors (in such capacity, the “Pull Ahead Agent”) in administering a Pull Ahead Program. Although General Motors or the Pull Ahead Agent may commence a Pull Ahead Program, under the COLT Servicing Agreement only GMAC as Servicer (or any successor servicer) is permitted to modify the leases subject to the Pull Ahead Program. The terms of the leases do not give any lessee the right to instigate or participate in a Pull Ahead Program.
      Under a Pull Ahead Program, General Motors or the Pull Ahead Agent may elect to permit qualified lessees to terminate their leases prior to their respective scheduled lease end dates without having to make their remaining monthly lease payments. In order to qualify for this program, the lessee must return its leased vehicle to a General Motors dealer and purchase or lease a new General Motors vehicle. The lessee remains obligated to pay all accrued and unpaid monthly lease payments and any applicable excess mileage and excess wear charges based on the original lease terms. Under the Pull Ahead Funding Agreement, a lease becomes a Pull Ahead Lease Asset as of the end of the Collection Period in which the lessee elected to terminate the lease by delivery of the leased vehicle. Under the COLT Servicing Agreement, the Servicer permits a lessee to participate in a Pull Ahead Program and modifies the related lease by accepting the Pull Ahead Payment from the Pull Ahead Agent in lieu of receiving the remaining monthly payments from the lessee as described below. On the first business day of each Collection Period, the Servicer (if the Servicer is not

GMAC) will notify the Pull Ahead Agent of the aggregate amount of Pull Ahead Payments for the preceding Collection Period.
      The Pull Ahead Funding Agreement will require the Pull Ahead Agent to pay the Pull Ahead Payment to the Servicer (whether GMAC or any successor servicer) for deposit into the COLT collection account. Pull Ahead Payments will be due on the second business day of the Collection Period following any Collection Period in which an early termination under a Pull Ahead Program has occurred or, if the Monthly Remittance Condition is satisfied, on the third business day preceding the related payment date. The Servicer (whether GMAC or any successor servicer) will be required to deposit the Pull Ahead Payments into the COLT collection account on the same day that it is received. The Servicer may also direct the Pull Ahead Agent to deposit Pull Ahead Payments directly into the COLT Collection Account. Any failure by GMAC, as Servicer, to obtain and deposit the Pull Ahead Payments would be a Servicer default under the COLT Servicing Agreement. For a successor servicer, the failure to obtain a Pull Ahead Payment from the Pull Ahead Agent will not be a Servicer default, but the failure to deposit any Pull Ahead Payment it receives will be a Servicer default. If a Servicer default is not remedied within five business days, the COLT indenture trustee may terminate the Servicer. See “The Transfer and Servicing Agreements—Servicer Default” in the accompanying prospectus. No lessee under a lease asset will be permitted to participate in any Pull Ahead Program unless the Pull Ahead Agent has made all Pull Ahead Payments that were due and payable as described above prior to the date that is five business days before the date that the lessee attempts to terminate its lease under the Pull Ahead Program. If the Pull Ahead Agent does not pay all Pull Ahead Payments to or at the direction of the Servicer in a timely manner for deposit into the COLT collection account, the Servicer (whether GMAC or any successor servicer) will be required to use commercially reasonable efforts to collect any such unpaid Pull Ahead Payments and deposit them into the COLT collection account. In addition, no lessee under a lease asset will be permitted to participate in a Pull Ahead Program unless that lessee has paid all amounts due and owing under its lease as of the termination date, other than excess mileage and excess wear charges which are billed later.
Pull Ahead Experience
      The average amount of waived monthly payments and number of leases with waived payments by the Pull Ahead Agent for the fiscal quarters set forth below are as follows:

	Average	Number of Pull
	Amount Per	Ahead Lease
Period	Vehicle Waived	Contracts Waived

Third Quarter 2002	$1,368.43	55,391
Fourth Quarter 2002	$1,083.76	26,172
First Quarter 2003	$1,035.23	40,229
Second Quarter 2003	$1,040.78	43,565
Third Quarter 2003	$1,217.11	44,074
Fourth Quarter 2003	$1,559.88	43,102
First Quarter 2004	$1,475.59	51,396
Second Quarter 2004	$1,926.61	52,456
Third Quarter 2004	$2,164.75	44,025
Fourth Quarter 2004	$2,044.48	50,830

WEIGHTED AVERAGE LIFE OF THE OFFERED NOTES
      The rate of payment of principal on the offered notes is uncertain. Events that could affect the timing of the repayment of principal include (1) GMAC’s repurchase of the lease assets in specified circumstances, (2) early termination of leases, including defaults on the lease assets and casualty losses on the lease vehicles, (3) extensions or deferrals on leases, and delays in the disposition of any returned vehicles, if payments are not advanced by the Servicer, (4) early termination of leases under a Pull Ahead Program and (5) the Trust Administrator’s optional purchase of all remaining secured notes after the Aggregate ABS Value of the lease assets declines to 10% or less of the initial Aggregate ABS Value of the lease assets. None of these events can be predicted with certainty. The proceeds of early terminations (including payment in respect of the Stated Residual Value of the lease asset) may be in the form of proceeds resulting from early lease terminations, insurance proceeds, liquidation proceeds, Pull Ahead Payments or repurchase payments made by GMAC.
      The following information is provided solely to illustrate the effect of prepayments of the leases and the related vehicles on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the lease assets.
      Prepayments on automotive leases can be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement is expressed in terms of percentages of the Absolute Prepayment Model, or “ABS,” a prepayment model that assumes a constant percentage of the original number of leases in the pool prepays each month. The base prepayment assumption, which we refer to in this prospectus supplement as the “100% Prepayment Assumption,” assumes that the original principal balance of the lease assets will prepay as follows:

(1) In month one, prepayments will occur at 0.025% ABS and increase by approximately 0.0298% (0.775%/26) ABS each month until reaching 0.80% ABS in the 27th month of the lease term;

(2) Prepayments will then increase by approximately 0.1214% (0.850%/7) ABS each month until reaching 1.65% ABS in the 34th month of the lease term; and

(3) Prepayments will remain at 1.65% ABS in months 34 through 36 of the lease term and decrease to 1.35% ABS in the 37th month of the lease term and remain at that level until the lease has been paid in full.
      Neither any ABS nor the 100% Prepayment Assumption purports to be a historical description of the prepayment or a prediction of the anticipated rate of prepayment of the lease assets. We cannot assure you that the leases will prepay at the levels of the 100% Prepayment Assumption or at any other rate.
      The tables on pages S-32 to S-37 under the heading “Percentage of Initial Note Principal Balance Outstanding at Various ABS Percentages” have been prepared on the basis of the indicated percentage of the Prepayment Assumption. The indicated percentages have been applied to a pool of uniform receivables, which is a pool with aggregate remaining payments in each month, measured as of the cut-off date, equal to those of the pool of lease assets. The table below on page S-38 under the heading “Schedule of Remaining Monthly Lease Payments and Residual Values” sets forth, as of the cut-off date, the remaining payments in each month on the pool of lease assets.

      The tables below were prepared on the basis of certain assumptions, including that:

(1) as of the cut-off date, 12 months have elapsed since the inception of the leases;

(2) all Monthly Lease Payments are timely received and no lease is ever delinquent;

(3) no repurchase payment is required to be made by the Servicer in respect of any lease asset except as set forth below;

(4) no repurchase payment is required to be made by the Trust Administrator in respect of any secured note except as set forth below;

(5) each payment on the leases is made on the last day of each month, whether or not that day is a business day and each month has 30 days;

(6) there are no credit losses in respect of the lease assets;

(7) all terminated leases are payments in full of all outstanding Monthly Lease Payments and realization in full of all ALG Residuals;

(8) payments on the notes are made on each distribution date, and each distribution date is assumed to be the fifteenth day of each applicable month whether or not that day is a business day;

(9) except as indicated in the following tables, the Trust Administrator does not exercise its option to purchase the secured notes after the Aggregate ABS Value of the lease assets has declined to 10% or less of the initial Aggregate ABS Value of the lease assets;

(10) the closing date occurs on April 28, 2005;

(11) no event of default occurs under the CARAT Indenture or the COLT Indenture;

(12) the initial Aggregate ABS Value of the lease assets as of the cut-off date is $2,000,005,298.81, based on the Discount Rate of 8.50%; and

(13) the offered notes will have the initial principal amounts set forth on the cover of this prospectus supplement and the initial principal amounts of the Class A-1 Notes, the Class A-2c Notes and the Class A-3c Notes will be $440,000,000, $104,000,000 and $36,000,000, respectively.
      There can be no assurance as to what the actual levels of losses and delinquencies on the lease assets will be. Because payments on the leases and related leased vehicles will differ from those used in preparing the following tables, distributions of principal on the notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.
      Additional information on the effect of prepayment on the notes can be found under “Weighted Average Life of the Securities” in the accompanying prospectus.
Percentage of Initial Note Principal Balance Outstanding at Various ABS Percentages
      The following tables set forth the percentages of the unpaid principal balance of each class of notes that would be outstanding after each of the dates shown, based on the rates equal to 0%, 50%, 75%, 100%, 125%, 150% and 175% of the Prepayment Assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease,

“50% Prepayment Assumption” assumes that a lease will prepay at 50% of the Prepayment Assumption and so forth.
      The weighted average life of a class of offered notes as set forth in each of the tables below is determined by (a) multiplying the amount of each principal payment on a note of that class by the number of years from the date of the issuance of the related note to the related distribution date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the note. The calculation in the row in each of the tables below labeled on the closing date “Weighted Average Life (Years) to Call” assumes that the Servicer exercises its option to purchase the lease assets on the earliest permissible date. The calculation in the row in each of the tables listed below labeled “Weighted Average Life (Years) to Maturity” assumes that the Servicer does not exercise its option to purchase the lease assets.

Percentage of the Initial Principal Balance Outstanding—Class A-1 Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2005	88.42	86.61	85.68	84.72	83.73	82.72	81.69
June 15, 2005	82.57	79.79	78.35	76.87	75.35	73.79	72.19
July 15, 2005	76.67	72.89	70.92	68.89	66.81	64.67	62.46
August 15, 2005	70.74	65.90	63.38	60.78	58.11	55.36	52.52
September 15, 2005	60.89	55.03	51.96	48.80	45.54	42.18	38.70
October 15, 2005	49.47	42.59	38.98	35.26	31.41	27.44	23.32
November 15, 2005	37.01	29.13	24.99	20.72	16.29	11.70	6.95
December 15, 2005	23.78	14.94	10.29	5.47	0.47	0.00	0.00
January 15, 2006	10.36	0.59	0.00	0.00	0.00	0.00	0.00
February 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life To Maturity	0.46	0.42	0.40	0.38	0.36	0.35	0.33
Weighted Average Life To Call	0.46	0.42	0.40	0.38	0.36	0.35	0.33

Percentage of the Initial Principal Balance Outstanding—Class A-2 Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2005	100.00	100.00	100.00	100.00	100.00	96.64	92.80
January 15, 2006	100.00	100.00	96.75	92.94	88.98	84.86	80.56
February 15, 2006	98.24	90.63	86.60	82.41	78.05	73.49	68.74
March 15, 2006	88.07	79.87	75.51	70.97	66.23	61.27	56.07
April 15, 2006	77.52	68.78	64.12	59.25	54.15	48.80	43.18
May 15, 2006	71.03	61.62	56.58	51.31	45.77	39.94	33.79
June 15, 2006	62.45	52.47	47.13	41.51	35.58	29.33	22.69
July 15, 2006	54.44	43.80	38.06	31.99	25.55	18.69	11.35
August 15, 2006	45.90	34.56	28.37	21.78	14.71	7.07	0.00
September 15, 2006	37.15	25.05	18.37	11.16	3.31	0.00	0.00
October 15, 2006	28.19	15.32	8.09	0.17	0.00	0.00	0.00
November 15, 2006	18.45	4.84	0.00	0.00	0.00	0.00	0.00
December 15, 2006	5.95	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life To Maturity	1.29	1.19	1.15	1.10	1.06	1.01	0.97
Weighted Average Life To Call	1.29	1.19	1.15	1.10	1.06	1.01	0.97

Percentage of the Initial Principal Balance Outstanding—Class A-3 Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	98.47
September 15, 2006	100.00	100.00	100.00	100.00	100.00	93.51	81.70
October 15, 2006	100.00	100.00	100.00	100.00	89.53	77.35	62.90
November 15, 2006	100.00	100.00	96.43	85.89	73.79	59.29	40.46
December 15, 2006	100.00	90.16	80.18	68.72	55.02	37.32	9.84
January 15, 2007	92.98	75.38	64.78	52.22	36.34	13.08	0.00
February 15, 2007	83.62	65.21	53.89	40.16	22.08	0.00	0.00
March 15, 2007	73.92	54.94	43.06	28.38	8.49	0.00	0.00
April 15, 2007	63.76	44.84	32.99	18.38	0.00	0.00	0.00
May 15, 2007	55.62	36.64	24.74	10.11	0.00	0.00	0.00
June 15, 2007	44.36	25.89	14.31	0.10	0.00	0.00	0.00
July 15, 2007	36.90	18.55	7.04	0.00	0.00	0.00	0.00
August 15, 2007	27.91	10.04	0.00	0.00	0.00	0.00	0.00
September 15, 2007	19.14	1.86	0.00	0.00	0.00	0.00	0.00
October 15, 2007	10.70	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2007	1.72	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life To Maturity	2.14	1.98	1.90	1.80	1.70	1.61	1.54
Weighted Average Life To Call	2.14	1.98	1.90	1.80	1.70	1.61	1.54

Percentage of the Initial Principal Balance Outstanding—Class A-4 Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
February 15, 2007	100.00	100.00	100.00	100.00	100.00	85.03	0.00
March 15, 2007	100.00	100.00	100.00	100.00	100.00	43.23	0.00
April 15, 2007	100.00	100.00	100.00	100.00	97.23	24.69	0.00
May 15, 2007	100.00	100.00	100.00	100.00	78.50	8.98	0.00
June 15, 2007	100.00	100.00	100.00	100.00	57.03	0.00	0.00
July 15, 2007	100.00	100.00	100.00	83.68	41.15	0.00	0.00
August 15, 2007	100.00	100.00	97.28	65.57	24.50	0.00	0.00
September 15, 2007	100.00	100.00	79.19	48.55	9.13	0.00	0.00
October 15, 2007	100.00	86.32	62.16	32.73	0.00	0.00	0.00
November 15, 2007	100.00	67.62	44.76	16.94	0.00	0.00	0.00
December 15, 2007	81.38	47.76	26.62	0.92	0.00	0.00	0.00
January 15, 2008	60.37	29.54	10.14	0.00	0.00	0.00	0.00
February 15, 2008	46.64	17.42	0.00	0.00	0.00	0.00	0.00
March 15, 2008	25.11	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2008	0.17	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life To Maturity	2.81	2.67	2.56	2.42	2.22	1.93	1.71
Weighted Average Life To Call	2.81	2.67	2.56	2.42	2.22	1.93	1.71

Percentage of the Initial Principal Balance Outstanding—Class B Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	53.19
February 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
March 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
April 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2007	100.00	100.00	100.00	100.00	100.00	78.47	0.00
July 15, 2007	100.00	100.00	100.00	100.00	100.00	42.64	0.00
August 15, 2007	100.00	100.00	100.00	100.00	100.00	7.19	0.00
September 15, 2007	100.00	100.00	100.00	100.00	100.00	0.00	0.00
October 15, 2007	100.00	100.00	100.00	100.00	86.45	0.00	0.00
November 15, 2007	100.00	100.00	100.00	100.00	49.06	0.00	0.00
December 15, 2007	100.00	100.00	100.00	100.00	12.74	0.00	0.00
January 15, 2008	100.00	100.00	100.00	62.95	0.00	0.00	0.00
February 15, 2008	100.00	100.00	97.33	35.71	0.00	0.00	0.00
March 15, 2008	100.00	98.31	53.58	0.00	0.00	0.00	0.00
April 15, 2008	100.00	42.10	5.35	0.00	0.00	0.00	0.00
May 15, 2008	69.01	15.81	0.00	0.00	0.00	0.00	0.00
June 15, 2008	27.76	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2008	4.82	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life To Maturity	3.13	3.01	2.93	2.80	2.59	2.24	1.76
Weighted Average Life To Call	3.05	2.96	2.88	2.71	2.46	2.13	1.71

Percentage of the Initial Principal Balance Outstanding—Class C Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
March 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
April 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
July 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
August 15, 2007	100.00	100.00	100.00	100.00	100.00	100.00	0.00
September 15, 2007	100.00	100.00	100.00	100.00	100.00	71.74	0.00
October 15, 2007	100.00	100.00	100.00	100.00	100.00	39.31	0.00
November 15, 2007	100.00	100.00	100.00	100.00	100.00	9.76	0.00
December 15, 2007	100.00	100.00	100.00	100.00	100.00	0.00	0.00
January 15, 2008	100.00	100.00	100.00	100.00	78.34	0.00	0.00
February 15, 2008	100.00	100.00	100.00	100.00	52.56	0.00	0.00
March 15, 2008	100.00	100.00	100.00	99.28	21.98	0.00	0.00
April 15, 2008	100.00	100.00	100.00	55.25	0.00	0.00	0.00
May 15, 2008	100.00	100.00	79.77	33.44	0.00	0.00	0.00
June 15, 2008	100.00	80.05	47.49	8.14	0.00	0.00	0.00
July 15, 2008	100.00	58.57	28.98	0.00	0.00	0.00	0.00
August 15, 2008	68.92	29.74	5.05	0.00	0.00	0.00	0.00
September 15, 2008	38.01	5.69	0.00	0.00	0.00	0.00	0.00
October 15, 2008	14.44	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life To Maturity	3.40	3.28	3.18	3.04	2.84	2.48	1.80
Weighted Average Life To Call	3.05	2.96	2.88	2.71	2.46	2.13	1.71

Schedule of Remaining Monthly Lease Payments and Residual Values

Collection Period	Monthly Lease Payments and Residual Values

March 2005	$39,279,251.65
April 2005	$39,279,251.65
May 2005	$39,279,251.65
June 2005	$39,279,251.65
July 2005	$39,279,251.65
August 2005	$56,165,862.18
September 2005	$62,766,450.72
October 2005	$66,956,457.25
November 2005	$69,896,011.34
December 2005	$70,334,441.51
January 2006	$67,366,762.16
February 2006	$73,292,622.05
March 2006	$75,195,731.06
April 2006	$49,830,412.56
May 2006	$62,392,643.35
June 2006	$58,488,329.44
July 2006	$61,350,406.12
August 2006	$62,340,053.65
September 2006	$63,226,278.11
October 2006	$67,618,202.57
November 2006	$84,128,329.96
December 2006	$79,026,531.10
January 2007	$53,853,073.07
February 2007	$55,279,978.28
March 2007	$57,225,579.55
April 2007	$46,604,667.06
May 2007	$62,209,873.82
June 2007	$42,459,610.31
July 2007	$49,967,534.04
August 2007	$48,534,031.59
September 2007	$46,539,508.77
October 2007	$48,983,602.70
November 2007	$52,695,498.01
December 2007	$48,843,813.26
January 2008	$32,537,533.63
February 2008	$49,454,281.42
March 2008	$56,597,201.07
April 2008	$26,466,055.93
May 2008	$34,073,154.91
June 2008	$19,290,480.99
July 2008	$26,374,953.29
August 2008	$22,245,110.69
September 2008	$16,989,639.02
October 2008	$15,711,879.35
November 2008	$17,307,266.53
December 2008	$17,511,240.10
January 2009	$12,354,844.53
February 2009	$8,082,054.30

THE NOTES
      The notes will be issued pursuant to the terms of the CARAT Indenture. A sample CARAT Indenture was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the sample CARAT Indenture does not describe the specific terms of the notes. A copy of the final CARAT Indenture under which the notes are issued will be available to noteholders from the seller upon request and will be filed with the SEC following the initial issuance of the notes. The following summary, when read in conjunction with the section titled “The Notes” in the accompanying prospectus, describes the material terms of the notes and the CARAT Indenture. Where particular provisions or terms used in the CARAT Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary. Citibank, N.A., a national banking association, will be the CARAT indenture trustee.
      All payments required to be made on the notes will be made monthly on each distribution date.
      The principal amount, interest rate and the final scheduled distribution date for the offered notes are as set forth on the cover of this prospectus supplement. The corresponding information for the Class A-1 Notes, Class A-2c Notes and Class A-3c Notes, which are not offered hereby, is set forth in the following table:

	Class A-1 Notes	Class A-2c Notes	Class A-3c Notes

Principal amount	$440,000,000	$104,000,000	$36,000,000
Interest rate	3.327%	One-Month LIBOR plus 0.080%	One-Month LIBOR plus 0.100%
Final scheduled distribution date	May 15, 2006	July 16, 2007	June 16, 2008
LIBOR
      The interest rates for the floating rate notes and the floating rate payments received by the Trust on the related interest rate swap will be based on “One-Month LIBOR” plus an applicable spread. One-Month LIBOR will be the rate for deposits in U.S. Dollars for a period of one month that appears on the Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding distribution date or, in the case of the initial distribution date, on the day that is two LIBOR Business Days prior to the closing date. If that rate does not appear on the Telerate Service Page 3750—or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the CARAT indenture trustee for consultation with the seller—then One-Month LIBOR will be the Reference Bank Rate.
Payments of Interest
      Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate and will be paid monthly on each distribution date.
      Each distribution date will be a payment date as described in the accompanying prospectus. For the first distribution date, interest will accrue on the notes from and including the closing date to but excluding the first distribution date. For each subsequent distribution date, interest will accrue on the notes from and including the immediately preceding distribution date to but excluding the next distribution date. For each class of notes, interest will be payable on each distribution date in an amount equal to the Note Class Interest Distributable Amount for that distribution date. Interest on floating rate notes (including the Class A-1 Notes) will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year. Interest on fixed rate notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
      Interest payments on all classes of notes sharing an alphabetical designation will have the same priority. Under some circumstances, the amount available to make these payments could be less than the amount of interest payable on the Class A Notes, the Class B Notes or the Class C Notes, as applicable, on any distribution date. In that case, each class of noteholders will receive its ratable share of the aggregate amount available to be distributed in respect of interest on this class of notes. Each class’ ratable share of the aggregate amount available will be based upon the aggregate amount of interest due to that class of noteholders on that distribution date. See “The Transfer and Servicing Agreements—Distributions on the Notes” in this prospectus supplement. No interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full and no interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full.
      Failure to pay the full Note Class Interest Distributable Amount for the Controlling Class on any distribution date will constitute an event of default under the CARAT Indenture after a five-day grace period. While any of the Class A Notes remain outstanding, failure to pay interest due on the Class B Notes and the Class C Notes and while any of the Class B Notes remain outstanding, failure to pay interest due on the Class C Notes, in each case, after a five-day grace period, will not be an event of default under the CARAT Indenture. See “The Notes—The CARAT Indenture—CARAT Events of Default; Rights Upon CARAT Event of Default” in the accompanying prospectus.
      If an event of default occurs under the CARAT Indenture and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the CARAT Indenture or following the deposit into the CARAT collection account of the proceeds of the sale or other disposition of the Trust assets after an event of default occurs under the CARAT Indenture, the Trust will pay principal first on the Class A Notes, pro rata among the classes of the Class A Notes based on their respective unpaid principal balances. No interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full. No interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. See “The Transfer and Servicing Agreements—Distributions on the Notes—Priorities for Distributions from CARAT Collection Account” below.
Payments of Principal
      On each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied to make principal payments on the notes. Principal payments will be applied to the notes in sequential priority, which means that no principal payments will be made on any class of notes until all notes with a lower alphabetical and, with respect to the Class A Notes only, lower numerical designation have been paid in full. Thus, on each distribution date, the

Aggregate Noteholders’ Principal Distributable Amount will be applied to the notes as follows:

•	First, to the Class A-1 Notes until paid in full;

•	Second, to the Class A-2 Notes, pro rata among the Class A-2a Notes, the Class A-2b Notes and the Class A-2c Notes, until the Class A-2 Notes are paid in full;

•	Third, to the Class A-3 Notes, pro rata among the Class A-3a Notes, the Class A-3b Notes and the Class A-3c Notes, until the Class A-3 Notes are paid in full;

•	Fourth, to the Class A-4 Notes until paid in full;

•	Fifth, to the Class B Notes, pro rata among the Class B-1 Notes and the Class B-2 Notes, until the Class B Notes are paid in full; and

•	Sixth, to the Class C Notes, until the Class C Notes are paid in full.
      At any time that the principal balances of the notes have been declared due and payable following the occurrence of an event of default under the CARAT Indenture or following the deposit into the CARAT collection account of the proceeds of the sale or other disposition of the Trust assets, principal payments on each class of notes will be made, first on the Class A Notes, pro rata among all classes based on their respective unpaid principal balances until those notes have been paid in full, and then in the order set forth above for the Class B Notes and Class C Notes, until all events of default have been cured or waived as provided in the CARAT Indenture.
      The remaining outstanding principal amount of each class of notes will be due on the applicable final scheduled distribution date. Failure to pay the full principal amount of a class of notes on or before the applicable final scheduled distribution date will constitute an event of default under the CARAT Indenture.
Redemption
      Trust Administrator Purchase Option. If the Trust Administrator exercises its option to purchase the secured notes on a distribution date after the Aggregate ABS Value of the lease assets on the last day of the related Collection Period has declined to 10% or less of the initial Aggregate ABS Value of the lease assets, then the outstanding notes, if any, will be redeemed in whole, but not in part, on the same distribution. The Trust Administrator’s option is described in the accompanying prospectus under “The Transfer and Servicing Agreements—Termination—Trust Administrator Purchase Option.” The redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest.
Delivery of Notes
      The notes will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and the Euroclear System against payment in immediately available funds. See “Book-Entry Registration; Reports to Securityholders—Book-Entry Registration” in the accompanying prospectus.

Controlling Class
      For purposes of the Transfer and Servicing Agreements, the “Controlling Class” will be (a) so long as the Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes and (c) if the Class A Notes and the Class B Notes are no longer outstanding but the Class C Notes are outstanding, the Class C Notes. During an event of default under the CARAT Indenture, the holders of a majority of the principal amount of the Controlling Class have the right to direct the CARAT indenture trustee to exercise one or more of the available remedies specified in the CARAT Indenture relating to the property of the Trust, including selling the secured notes. See “The Notes—The CARAT Indenture—CARAT Event of Default; Rights Upon CARAT Event of Default” in the accompanying prospectus. The holders of a majority of the principal amount of the Controlling Class, under specified circumstances, also have the right to waive Trust Administrator Defaults, as defined in “The Transfer and Servicing Agreements—Trust Administrator Default” in the accompanying prospectus or to terminate the Trust Administrator. See “The Transfer and Servicing Agreements—Rights Upon Trust Administrator Defaults” and “—Waiver of Past Defaults of Trust Administrator” in the accompanying prospectus. The Controlling Class has other rights, as specified in the accompanying prospectus.
THE TRANSFER AND SERVICING AGREEMENTS
      The parties will enter into the Transfer and Servicing Agreements. See “The Transfer and Servicing Agreements” in the accompanying prospectus. The seller has filed sample forms of the Transfer and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement forms a part, but the sample agreements do not describe the specific terms of the notes. A copy of the final Transfer and Servicing Agreements for the notes will be available to noteholders from the seller upon request and will be filed with the SEC following the initial issuance of the notes. The following summary, when read in conjunction with the section titled “The Transfer and Servicing Agreements” in the accompanying prospectus, describes the material terms of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.
Servicing and Administration Compensation and Payment of Expenses
      Compensation for Servicing the Lease Assets. GMAC acts as the Servicer of the lease assets. In that capacity, to the extent of available funds, GMAC will be entitled to receive the Basic Servicing Fee and the Additional Servicing Fee. The “Basic Servicing Fee,” with respect to any distribution date, is the product of (1) the Aggregate ABS Value of the lease assets at the opening of business on the first day of the related Collection Period, (2) 1/12 (or with respect to the first distribution date, a fraction, the numerator of which is 60 and the denominator of which is 360, and (3) 1.00%. The “Additional Servicing Fee,” with respect to any distribution date, is the additional fee payable to the Servicer for services rendered during the related Collection Period, which will be equal to the sum of (1) 1/12th of 1.00% multiplied by the Aggregate ABS Value of the lease assets at the opening of business on the first day of the related Collection Period (or, for the first distribution date, 1.00% multiplied by a fraction, the numerator of which is 60 and the denominator of which is 360, multiplied by the initial Aggregate ABS Value of the lease assets) and (2) any unpaid Additional Servicing Fee from any prior distribution date.
      As the Servicer, GMAC also receives a Supplemental Servicing Fee, which includes investment earnings and any late fees, disposition fees, prepayment charges and other administrative fees and expenses or similar charges, and certain other proceeds from lease assets that have terminated. The COLT Servicing Agreement requires the Servicer to pay from its own funds, which includes any servicing fees paid to it, but does not include the COLT trust estate, all expenses incurred by the Servicer in connection with its activities as the Servicer, including the fees and expenses of the COLT owner trustee, the COLT indenture trustee, the VAULT trustee, fees and disbursements of independent accountants retained in connection with the COLT Servicing Agreement, taxes imposed upon the Servicer in connection with distributions and reports by or on behalf of the Servicer to the holders of the secured notes or the COLT equity certificates and expenses incurred in connection with servicing Liquidating Lease Assets. The Servicer is, however, entitled to reimbursement of certain expenses incurred in connection with the servicing of Liquidating Lease Assets. See “The Transfer and Servicing Agreement—Servicing and Administration Compensation and Payment of Expenses—Servicing of Underlying Leases and Leased Vehicles” in the accompanying prospectus.
      Servicing of Liquidating Lease Assets. The Transfer and Servicing Agreements provide that GMAC, as the Servicer, can exercise discretion, consistent with its customary servicing procedures and the terms of the Transfer and Servicing Agreements, in servicing Liquidating Lease Assets so as to maximize the collection of these Liquidating Lease Assets. In addition, the Transfer and Servicing Agreements also provide GMAC, as the Servicer, with broad discretion to choose to sell, or not to sell, any of the Liquidating Lease Assets.
      Compensation for Administering the Trust. GMAC will act as the Trust Administrator for the Trust. In that capacity, GMAC will handle all payments, administer defaults and delinquencies and perform other duties relating to the Trust. On each distribution date, the Trust will pay GMAC, as the Trust Administrator, the administration fee for providing the services. The administration fee consists of the administration fee for the previous Collection Period and unpaid administration fees from prior distribution dates. The monthly administration fee rate is one-twelfth of 0.01% of the aggregate Secured Note Principal Balance at the opening of business on the first day of the Collection Period. See “The Transfer and Servicing Agreements—Servicing and Administration Compensation and Payment of Expenses—Administering the Trust” in the accompanying prospectus.

Summary of Monthly Deposits to and Withdrawals from COLT and CARAT Accounts*

Summary of Monthly Deposits to and Withdrawals from COLT and CARAT Accounts*

GMAC,
as Trust Administrator
COLT
Repurchase Payments
Administrative Payments &
Warranty Payments
Administration Fees
CARAT Collection Account
Shortfall Amount
Payments on Secured Notes
Floating Swap Payments
CARAT
Collection
Account
Swap Termination Amounts
Fixed Swap Payments
Swap Counterparty
Interest and Principal
Deposits
Reserve
Account
Note
Distribution
Account
Interest and
Principal
Noteholders

* This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the accompanying prospectus for a further description.

Distributions on the Secured Notes
      On or before each distribution date, the Servicer will transfer all collections on the lease assets for the related Collection Period to the COLT collection account. The secured notes will be paid ratably from aggregate collections on the entire pool of lease assets and withdrawals from the reserve account.
      The COLT indenture trustee, based solely upon a certificate provided by the Servicer, will make distributions to the CARAT collection account out of the amounts on deposit in the COLT collection account. The amounts to be distributed to the CARAT collection account will be determined in the manner described below.
      The charts titled “Summary of Monthly Deposits to and Withdrawals from COLT and CARAT Accounts,” which appear on pages S-44 and S-45 of this prospectus supplement, provide a summary of the monthly distributions from collections on the lease assets. This summary charts provide only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the accompanying prospectus to understand the monthly flow of funds.
      Determination of COLT Collections. The “COLT Collections” for a distribution date will be the sum of:

(1) the Monthly Lease Payments received with respect to the lease assets (including Applied Payments Ahead but excluding Excess Payments made during the related Collection Period that are treated as Payments Ahead);

(2) all Pull Ahead Payments received or deposited by the Servicer since the preceding distribution date (or with respect to the first distribution date, since the cut-off date) with respect to any lease assets that became Pull Ahead Lease Assets during or prior to the related Collection Period;

(3) all Warranty Purchase Payments received or deposited by the Servicer in respect of lease assets during the related Collection Period;

(4) all Administrative Purchase Payments received or deposited by the Servicer in respect of lease assets during the related Collection Period;

(5) all Sale Proceeds received or deposited by the Servicer in respect of the lease assets during the related Collection Period;

(6) any Monthly Payment Advances and Residual Advances with respect to that distribution date;

(7) all Extended Lease Payments received or deposited by the Servicer with respect to Extended Leases during the related Collection Period;

(8) if the Servicer has exercised its right to purchase the lease assets as described in “The Trust Sale and Servicing Agreements—Termination—Servicer Purchase Option” in the accompanying prospectus, the purchase price for the lease assets that was deposited into the COLT collection account by the Servicer on that distribution date;

(9) all Insurance Proceeds received with respect to the lease assets during the related Collection Period;

(10) without double counting any amounts set forth above, the portion of any security deposits with respect to the lease assets deemed to be included as part of COLT Collections for the related Collection Period under the COLT Servicing Agreement; and

(11) any other amounts received by the Servicer during the related Collection Period with respect to the lease assets, other than Excluded Amounts, Supplemental Servicing Fees, Excess Payments and Sales and Use Tax Amounts.
      Determination of Available Distribution Amount. The “Available Distribution Amount” for a distribution date will be the sum of:

(1) the excess of (A) the sum of (i) all COLT Collections received by the Servicer on the lease assets during the related Collection Period and (ii) the Applied Extended Lease Payment Amount for that distribution date, over (B) the Unapplied Extended Lease Payment Amount for that distribution date; plus

(2) the amounts transferred from the reserve account to the COLT collection account on that distribution date as described under “—Monthly Withdrawals from and Deposits to the COLT Collection Account” below; minus

(3) any Outstanding Advances and liquidation expenses for which the Servicer is entitled to reimbursement under the COLT Servicing Agreement.
      Determination of Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the Servicer will calculate the Available Distribution Amount and the Reserve Account Required Amount. On that day, the Servicer will also calculate the following amounts, among others, based on activity during the related Collection Period:

(1) the Basic Servicing Fee and the Additional Servicing Fee for the Servicer;

(2) the Aggregate Noteholders’ Principal Distributable Amount;

(3) the Reserve Account Required Amount;

(4) the Reserve Account Available Amount;

(5) the Secured Note Principal Balance for each secured note;

(6) the aggregate Secured Note Principal Balance;

(7) the Secured Note Monthly Accrued Interest;

(8) the Secured Note Interest Distributable Amount;

(9) the Secured Note Principal Distributable Amount;

(10) the aggregate Outstanding Advances made by the Servicer; and

(11)	all other amounts required to determine the amounts, if any, to be deposited into or paid from each of the COLT collection account, the reserve account and the Payment Ahead Servicing Account.
      Based on those calculations, the Servicer will deliver to the COLT indenture trustee a certificate specifying these amounts.

      Monthly Withdrawals from and Deposits to the COLT Collection Account. On or before each distribution date, the COLT indenture trustee, based solely upon a certificate provided by the Servicer, will:

•	withdraw Excess Payments made during the preceding month from the COLT collection account and pay these amounts to the Servicer or, if required under the COLT Servicing Agreement, to the Payment Ahead Servicing Account;

•	transfer from the Payment Ahead Servicing Account (or, if the Servicer is not required to make deposits to the Payment Ahead Servicing Account on a daily basis under the COLT Servicing Agreement, the Servicer will deposit) to the COLT collection account the aggregate Applied Payments Ahead for that distribution date;

•	withdraw from the COLT collection account and pay to the Servicer any Outstanding Advances and liquidation expenses for which the Servicer is entitled to reimbursement under the COLT Servicing Agreement; and

•	withdraw from the reserve account and deposit into the COLT collection account an amount equal to the lesser of;

(I) the Reserve Account Available Amount on that distribution date; and

(II) the excess, if any, of

(A) the sum, for that distribution date, of the Basic Servicing Fee for the Servicer for that distribution date and any unpaid Basic Servicing Fees from prior distribution dates, the Aggregate Secured Note Interest Distributable Amount, the Secured Note Principal Distributable Amount and the CARAT Collection Account Shortfall Amount on that distribution date, over

(B) the excess of (i) the sum of (x) the COLT Collections with respect to the lease assets for that distribution date, plus (y) the Applied Extended Lease Payment Amount for that distribution date, over (ii) the sum of (x) the amount of any Outstanding Advances and liquidation expenses for which the Servicer is entitled to reimbursement under the COLT Servicing Agreement which have been withdrawn and paid to the Servicer on that distribution date, plus (y) the Unapplied Extended Lease Payment Amount for that distribution date.
      Priorities for Distributions from the COLT Collection Account. On each distribution date, after the withdrawals, deposits and transfers described in “—Monthly Withdrawals from and Deposits to the COLT Collection Account” in this prospectus supplement have been made, to the extent of the Available Distribution Amount for that distribution date, the COLT indenture trustee, based solely upon a certificate provided by the Servicer, will make the following distributions from amounts deposited into the COLT collection account in the following order of priority:

(1) to the Servicer, the Basic Servicing Fee and any unpaid Basic Servicing Fees from any preceding distribution date;

(2) to the Trust, as holder of the secured notes, pro rata based on the Secured Note Interest Distributable Amount due on each secured note, the Aggregate Secured Note Interest Distributable Amount;

(3) to the Trust, as holder of the secured notes, pro rata based on the Secured Note Principal Balance of each secured note, the Secured Note Principal Distributable Amount;

(4) to the CARAT collection account, the CARAT Collection Account Shortfall Amount, if any;

(5) to the reserve account, an amount necessary to cause the Reserve Account Available Amount (after giving effect to any withdrawal from the reserve account on that distribution date) to equal the Reserve Account Required Amount for that distribution date;

(6) to the Servicer, the Additional Servicing Fee, if any; and

(7) the remainder to COLT, LLC, as certificateholder.
Credit Enhancement
      Noteholders will have the benefit of credit enhancement from overcollateralization, a reserve account and, except for the Class C Notes, subordination of junior classes of notes.
      Overcollateralization. The “Aggregate Overcollateralization Amount” will be $60,005,298.81, which is the excess of the initial Aggregate ABS Value on the cut-off date over the initial outstanding principal balance of the notes. The Aggregate Overcollateralization Amount consists of both Trust Overcollateralization Amount and COLT Overcollateralization Amount.
      The Trust Overcollateralization Amount is $30,002,649.41, which equals the excess of the initial aggregate principal amount of secured notes over the initial principal balance of the notes. The COLT Overcollateralization Amount is $30,002,649.40, which equals the excess of the initial Aggregate ABS Value of the lease assets over the initial aggregate principal amount of the secured notes. The Trust Overcollateralization Amount is represented by the Trust certificates, and the COLT Overcollateralization Amount is represented by the COLT certificates.
      Reserve Account. Pursuant to the COLT Servicing Agreement, the Servicer will establish the reserve account with the COLT indenture trustee. The reserve account will be funded by an initial deposit by COLT, LLC on the closing date of $125,000,331.18, which equals 6.25% of the initial Aggregate ABS Value of the lease assets. On each distribution date, (1) amounts available after the payments described in priorities (1) through (4) in “—Priorities for Distributions from the COLT Collection Account” above will be deposited into the reserve account if necessary to increase the amount on deposit in the reserve account to the Reserve Account Required Amount, and (2) the amount withdrawn from the reserve account as described under “—Distributions on the Secured Notes—Monthly Withdrawals from and Deposits to the COLT Collection Account” above will constitute part of the amounts available to make payments on the secured notes under the COLT Servicing Agreement.
      The “Reserve Account Required Amount” for any distribution date is an amount equal to the lesser of: (1) the sum of (i) 7.00% of the initial Aggregate ABS Value of the lease assets and (ii) 0.75% of the Aggregate ABS Value at the close of business on the last day of the related Collection Period; and (2) the outstanding principal balance of the notes.
      If the amount on deposit in the reserve account on any distribution date, after giving effect to all other deposits or withdrawals from the reserve account on that distribution date, is greater than the Reserve Account Required Amount for that distribution date, the Servicer will pay the amount of the excess to COLT, LLC. Upon this distribution, none of the Trust or the noteholders will have any rights in, or claims to, those amounts.
      Subordination of Junior Note Classes. Payments of principal and interest on the Class B Notes are subordinated to payments of principal and interest on the Class A Notes, and payments of principal and interest on the Class C Notes are subordinated to payments of principal and interest on the Class A Notes and the Class B Notes, in each case to the extent described below in “—Distributions on the Notes—Priorities for Distributions from CARAT Collection Account.”
Distributions on the Notes
      On each distribution date, the Trust Administrator will transfer all payments on the secured notes for that distribution date to the CARAT collection account.
      The CARAT indenture trustee, based solely upon a certificate provided by the Trust Administrator, will make distributions to the note distribution account out of the amounts on deposit in the CARAT collection account. The amounts to be distributed to the note distribution account will be determined in the manner described below.
      The charts titled “Summary of Monthly Deposits to and Withdrawals from COLT and CARAT Accounts,” which appear on pages S-44 and S-45 of this prospectus supplement, provide a summary of the monthly distributions. This summary charts provide only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the accompanying prospectus to understand the monthly flow of funds.
      Determination of Available Amounts. The “Total Available Amount” for a distribution date will be the sum of:

(1) amounts deposited in the CARAT collection account with respect to the CARAT Collection Account Shortfall Amount on or before that distribution date;

(2) all payments on the secured notes held by the Trust during the period from the last distribution date to but excluding the current distribution date; and

(3) the amount, if any, paid by the swap counterparty to the Trust under any interest rate swap; and

(4) amounts paid for any secured notes repurchased by the Trust Administrator or the seller.
      Determination of Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the Trust Administrator will calculate the Total Available Amount based on activity during the related Collection Period. On that day, the Trust Administrator will also calculate the following amounts, among others:

(1) the administration fee for the Trust Administrator;

(2) the Aggregate Noteholders’ Interest Distributable Amount, including the Aggregate Class A Interest Distributable Amount, the Aggregate Class B Interest Distributable Amount and the Aggregate Class C Interest Distributable Amount;

(3) the First Priority Principal Distributable Amount;

(4) the Second Priority Principal Distributable Amount;

(5) the Noteholders’ Regular Principal Distributable Amount;

(6) the net amount, if any, payable by the Trust under any interest rate swaps and swap termination amounts, if any, required to be paid on that distribution date;

(7) the amounts to be paid to the reserve account and to the certificateholders; and

(8) all other amounts required to determine the amounts, if any, to be deposited into or paid from each of the CARAT collection account and the note distribution account.
      Based on those calculations, the Trust Administrator will deliver to the CARAT indenture trustee a certificate specifying those amounts and instructing the CARAT indenture trustee to make withdrawals, deposits and payments of the amounts specified below under “Priorities for Distributions from CARAT Collection Account.”
      On each distribution date, all amounts on deposit in the note distribution account will be distributed to the noteholders as described in this prospectus supplement and in the accompanying prospectus.
      Priorities for Distributions from CARAT Collection Account. On each distribution date, except as provided below, the CARAT indenture trustee, based solely upon a certificate provided by the Trust Administrator, will make the distributions and payments in the following priority, to the extent that funds are available therefor after all prior applications, from the Total Available Amount:

(1) to the Trust Administrator, the administration fee for that distribution date and any unpaid administration fees from any preceding distribution date;

(2) to the swap counterparty, the net amount, if any, due under the interest rate swaps, other than any swap termination amounts;

(3) to the note distribution account for payment to the Class A Noteholders, the Aggregate Class A Interest Distributable Amount and any swap termination amounts due to the swap counterparty on the interest rate swaps related to the Class A Notes allocated ratably between the Aggregate Class A Interest Distributable Amount and these swap termination amounts in proportion to their respective amounts;

(4) to the note distribution account for payment to the noteholders, the First Priority Principal Distributable Amount;

(5) to the note distribution account for payment to the Class B Noteholders, the Aggregate Class B Interest Distributable Amount and any swap termination amounts due to the swap counterparty on the interest rate swap related to the Class B-2 Notes allocated ratably between the Aggregate Class B Interest Distributable Amount and these swap termination amounts in proportion to their respective amounts;

(6) to the note distribution account for payment to the noteholders, the Second Priority Principal Distributable Amount;

(7) to the note distribution account for payment to the Class C Noteholders, the Aggregate Class C Interest Distributable Amount and any swap termination amounts due to the swap counterparty on the interest rate swap related to the Class C Notes allocated ratably between the Aggregate Class C Interest Distributable Amount and these swap termination amounts in proportion to their respective amounts;

(8) to the note distribution account for payment to the noteholders, the Noteholders’ Regular Principal Distributable Amount;

(9) to the reserve account, the amount necessary to cause the Reserve Account Available Amount to equal the Reserve Account Required Amount (after giving effect to any distributions from the COLT collection account to the reserve account, if any, on that distribution date pursuant to clause (5) under “The Transfer and Servicing Agreements—Distributions on the Secured Notes—Priorities for Distributions from the COLT Collection Account” above); and

(10) to the certificateholders, all remaining amounts.
      Amounts deposited in the note distribution account for the payment of principal on the notes will be paid to the noteholders in the order specified above in “The Notes—Payments of Principal.”
      Notwithstanding the foregoing, if an event of default occurs under the CARAT Indenture and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the CARAT Indenture, or following the deposit into the CARAT collection account of the proceeds of the sale or other disposition of the Trust assets following the occurrence of an event of default under the CARAT Indenture, after payment of the administration fee and the net amount payable, if any, to the swap counterparty, other than any swap termination amounts, the Trust will pay interest and principal first on the Class A Notes, pro rata among the Class A Notes. No interest or principal will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full and no interest or principal will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full.
Interest Rate Swaps
      General. On the closing date, the Trust will enter into an interest rate swap with a swap counterparty with respect to each class of floating rate notes. The Trust may, from time to time, enter into additional interest rate swaps with respect to additional classes of floating rate notes, including those notes initially retained by the seller or an affiliate of the seller. We refer to each of these interest rate swaps as a “primary swap.” Each primary swap is designed to provide the Trust protection against adverse movements in interest rates associated with interest paid on the related class of floating rate notes.
      Primary Swaps. Under each primary swap, on each distribution date, the Trust will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the Trust a floating interest rate of One-Month LIBOR plus an applicable spread, in each case based upon a notional amount equal to the outstanding principal balance on the related class of floating rate notes. The amount the Trust is obligated to pay will be netted against the amount the swap counterparty is obligated to pay under each primary swap. Only the net amount will be due from the Trust or the swap counterparty, as applicable. The obligations of the Trust and the swap counterparty under each primary swap are unsecured.

      Events of Default/ Termination Events. Each primary swap will provide for specified events of default and termination events. Events of default applicable to the Trust include:

•	the Trust’s failure to make payments due under that primary swap;

•	the occurrence of an event of default (other than a bankruptcy related event of default) by the Trust under the CARAT Indenture after which the notes are declared due and payable or the CARAT indenture trustee sells the assets of the Trust or the occurrence of a bankruptcy related event of default with respect to the Trust under the CARAT Indenture, as described in the accompanying prospectus under “The Notes—The CARAT Indenture—CARAT Events of Default; Rights Upon CARAT Events of Default” ; and

•	the Trust amends the CARAT Related Documents in a manner that materially and adversely affects the swap counterparty without the prior written consent of the swap counterparty.
      Events of default applicable to the swap counterparty include:

•	the failure by the swap counterparty to make payments due under that primary swap;

•	the breach by the swap counterparty of the agreement evidencing that primary swap;

•	the existence of a misrepresentation by the swap counterparty in the agreement evidencing that primary swap; and

•	the occurrence of bankruptcy and insolvency events with respect to the swap counterparty.
      In addition, termination events, including illegality and specified tax events, will apply to both the Trust and the swap counterparty.
      If an event of default occurs under the primary swap, the non-defaulting party may elect to terminate the applicable primary swap. If a termination event occurs, as to which the swap counterparty is the affected party, the applicable primary swap will terminate unless the swap counterparty is able to arrange the substitution of another counterparty that is satisfactory to the Trust within 20 days following the occurrence of the event of default. The swap counterparty must use its best efforts, not involving any material expenditure, to make the substitution.
      However, upon the occurrence of an event of default as to which the Trust is the non-defaulting party or a termination event as to which the swap counterparty is the affected party, if no substitute swap counterparty is arranged for, as described above, the Trust will replace the swap counterparty with the contingent swap counterparty as described below under “—Contingent Swap Counterparty.” If the contingent swap counterparty replaces the swap counterparty, the primary swap will continue.
      In the event of the termination of a primary swap, a termination amount may be due, either to the swap counterparty by the Trust out of funds that would otherwise be available to make payments on the notes or to the Trust by the swap counterparty. The termination amount will be based on market quotations of the cost of entering into a swap transaction on substantially the same terms as the primary swap, in accordance with the procedures set forth in the applicable primary swap. The termination amount could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes.

      Amendments to Transaction Documents. The swap counterparty will have the right to consent to amendments under the CARAT Indenture and the CARAT Transfer and Servicing Agreements, other than amendments that do not materially and adversely affect the interests of the swap counterparty.
      Contingent Swap Counterparty. Under a contingent assignment agreement entered into by the Trust, GMAC and the swap counterparty, upon the occurrence of a designated event, as described below, GMAC, which we refer to in this capacity as the “contingent swap counterparty,” will accede to the rights and obligations of the swap counterparty and that designated event will be deemed not to exist. Each of the following occurrences is a “designated event.”

•	an event of default under the primary swap has occurred, the swap counterparty is the defaulting party and the Trust has declared a designated event;

•	a termination event has occurred where the swap counterparty is the affected party and no transfer of the swap counterparty’s responsibilities, as described above, is effected;

•	a credit downgrade, as described below, has occurred which did not result solely from a credit downgrade of GMAC, and no appropriate arrangements, as described below, are made; and

•	the Trust receives notice from the swap counterparty that it will be unable to make a swap payment on the next distribution date.
      If the contingent swap counterparty has accepted the rights and obligations of the swap counterparty, upon satisfying any delinquent payments due to the Trust under each primary swap and making the assignment payment required under the contingent assignment agreement, the original swap counterparty will have no further liabilities, obligations or duties under each primary swap.
      Credit Downgrade. As a result of the contingent swap counterparty arrangement, in certain circumstances, the Trust may enter into a primary swap with a swap counterparty that, by itself, is rated lower than the stand-alone rating required by Standard & Poor’s or Moody’s for a counterparty providing interest rate protection for an asset-backed security receiving their highest respective ratings. Generally, Standard & Poor’s and Moody’s believe that the probability of a default under a primary swap by both the swap counterparty and the contingent swap counterparty is less than the probability of a default under a primary swap by the swap counterparty alone. On the basis of this belief, Standard & Poor’s and Moody’s assign a “joint probability rating,” which is designed to reflect the probability of a default under a primary swap by both the swap counterparty and the contingent swap counterparty.
      As of the date of this prospectus supplement, the long-term debt obligations of the contingent swap counterparty are rated “BBB-” by Standard & Poor’s and “Baa2” by Moody’s. If the Trust enters into one or more interest rate swaps, it will do so with a swap counterparty with a long-term debt rating by Standard & Poor’s and Moody’s sufficient to result in a joint probability rating of at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s.
      If the joint probability rating is reduced below “AA-” by Standard & Poor’s or “Aa3” by Moody’s, the swap counterparty under a primary swap will be obligated to take one of the following actions, and receive written confirmation from the applicable rating agency that the action will not result in a downgrade of any of the notes, within 30 calendar days of the date on which the swap counterparty receives notice from the contingent swap counterparty that the joint probability rating has been reduced below that threshold:

•	post collateral or make other appropriate credit support arrangements; or

•	obtain a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the primary swap or of the contingent swap counterparty under the contingent assignment agreement, in either case so that the substitution would be acceptable to the Trust, which acceptance is not to be unreasonably withheld, and would result in a joint probability of at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s.
      If the joint probability rating is reduced below “A-” by Standard & Poor’s or “A3” by Moody’s, the swap counterparty will be obligated to undertake the actions described in the second bullet above and may not cure the effect of the reduction by undertaking those actions described in the first bullet. If the swap counterparty fails to take either of those actions, a termination event will occur under the primary swap and the swap counterparty will be replaced.
      Back-to-Back Swaps. On the closing date, GMAC may also enter into an interest rate swap with the swap counterparty with respect to each primary swap between the swap counterparty and the Trust. We refer to each of these interest rate swaps as a “back-to-back swap.” The back-to-back swaps allow for protection of the swap counterparty against prepayment risk, which reduces the cost to the Trust of entering into the related primary swap with the swap counterparty.
      Each back-to-back swap entered into by GMAC will be separate and independent from the primary swap. Accordingly, an event of default or termination event under a back-to-back swap resulting in early termination of that back-to-back swap will not cause an early termination of the related primary swap.
      The information under “—The Swap Counterparty” below relates to and has been provided by the swap counterparty for use in this prospectus supplement. Except for the information under “—The Swap Counterparty” below, the swap counterparty and its affiliates have not prepared and do not accept responsibility for this prospectus supplement. No representation is made by the Trust Administrator, the Servicer, the seller or any of their affiliates as to the accuracy or completeness of the information provided by the swap counterparty.
      The Swap Counterparty. Bank of America, N.A. (the “Bank”), is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. The Bank is a wholly-owned indirect subsidiary of Bank of America Corporation (the “Corporation”) and is engaged in general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of December 31, 2004, the Bank had consolidated assets of $772 billion, consolidated deposits of $530 billion and stockholder’s equity of $54 billion based on regulatory accounting principles.
      The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, together with any subsequent documents it filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

      On April 1, 2004 the Corporation completed its merger with FleetBoston Financial Corporation. The Bank is expected to merge with Fleet National Bank, the Corporation’s other principal banking subsidiary, during the second quarter of 2005.
      Moody’s currently rates the Bank’s long-term debt as “Aa1” and its short-term debt as “P-1.” Standard & Poor’s rates the Bank’s long-term debt as “AA” and its short-term debt as “A-1+.” Fitch rates long-term debt of the Bank as “AA-” and short-term debt as “F1+.” Further information with respect to such ratings may be obtained from Moody’s, Standard & Poor’s and Fitch, respectively. No assurances can be given that the current ratings of the Bank’s instruments will be maintained.
      The Bank will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K (in each case as filed with the Commission pursuant to the Exchange Act), and the publicly available portions of the most recent quarterly Call Report of the Bank delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

Bank of America Corporate Communications 100 North Tryon Street, 18th Floor Charlotte, North Carolina 28255 Attention: Corporate Communications
      The information concerning the Corporation and the Bank contained in “—The Swap Counterparty” is furnished solely to provide limited introductory information regarding the Corporation and the Bank and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.
      The delivery of this prospectus supplement and the accompanying prospectus will not create any implication that there has been no change in the affairs of the Corporation or the Bank since the date hereof, or that the information contained or referred to in “—The Swap Counterparty” is correct as of any time subsequent to the date of this prospectus supplement.
Distribution of Assets Following Payment in Full of the Securities
      Following payment in full of the notes and payment of all liabilities of the Trust in accordance with the applicable law, any remaining assets in the Trust will be distributed to the certificateholders.
ERISA CONSIDERATIONS
      The accompanying prospectus describes the general rules that apply to the purchase of offered notes by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds and insurance company general accounts or separate accounts in which these plans and accounts are invested. We refer to these investors as “benefit plans,” and each benefit plan that is considering an investment in the offered notes should review “ERISA Considerations” in the accompanying prospectus. We use terms in this section of the accompanying prospectus supplement that have been defined in that section of the accompanying prospectus.

Notes
      Although there is little guidance on the subject, the seller believes that, at the time of their issuance, the offered notes should not be treated as an equity interest in the issuer for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuer incurred losses. The risk of recharacterization is enhanced for offered notes that are subordinated to other classes of securities.
      However, without regard to whether the offered notes are treated as an equity interest for purposes of the plan assets regulation, the acquisition or holding of offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the Trust Administrator, the CARAT indenture trustee, the CARAT owner trustee, COLT, COLT, LLC, the Servicer, the COLT owner trustee, the COLT indenture trustee, the swap counterparty or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring an offered note, each purchaser and transferee will be deemed to represent and warrant that either (1) it is not acquiring the offered note with the plan assets of a benefit plan, or (2) the acquisition, holding and disposition of the offered note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.
      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain foreign plans and church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.
      A plan fiduciary considering the purchase of offered notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
      The issuer and the underwriters are not relying on the underwriter’s exemption with respect to the purchase of the offered notes by a benefit plan.
FEDERAL INCOME TAX CONSEQUENCES
      Mayer, Brown, Rowe & Maw LLP, special tax counsel to the seller, has delivered its opinion that for U.S. federal income tax purposes the notes will constitute indebtedness. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

      Mayer, Brown, Rowe & Maw LLP has delivered its opinion that the Trust will not be taxable as an association or publicly traded partnership taxable as a corporation.
UNDERWRITING
      Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of the notes set forth opposite its name below:
Aggregate Principal Amount to be Purchased

	Class	Class	Class	Class	Class	Class	Class	Class
	A2-a	A2-b	A3-a	A3-b	A-4	B-1	B-2	C

Banc of America Securities LLC	74,000,000	131,600,000	64,000,000	126,000,000	88,400,000	5,000,000	35,000,000	35,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	74,000,000	131,600,000	64,000,000	126,000,000	88,400,000	5,000,000	35,000,000	35,000,000
Calyon Securities (USA) Inc.	6,167,000	10,967,000	5,334,000	10,500,000	7,367,000
Comerica Securities, Inc.	6,167,000	10,967,000	5,334,000	10,500,000	7,367,000
Deutsche Bank Securities Inc.	6,167,000	10,967,000	5,333,000	10,500,000	7,367,000
Greenwich Capital Markets, Inc.	6,167,000	10,967,000	5,333,000	10,500,000	7,367,000
SG Americas Securities, LLC	6,166,000	10,966,000	5,333,000	10,500,000	7,366,000
Wachovia Capital Markets, LLC	6,166,000	10,966,000	5,333,000	10,500,000	7,366,000

Total	185,000,000	329,000,000	160,000,000	315,000,000	221,000,000	10,000,000	70,000,000	70,000,000

      Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are responsible for jointly leading and managing the offering of the notes.
      The seller has been advised by the underwriters that the several underwriters propose initially to offer the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4 Notes, the Class B-1 Notes, the Class B-2 Notes and the Class C Notes to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at those prices less a selling concession not in excess of the percentage set forth below for each class of notes. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of notes. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession	Reallowance

Class A-2a Notes	0.090%	0.050%
Class A-2b Notes	0.090%	0.050%
Class A-3a Notes	0.105%	0.070%
Class A-3b Notes	0.105%	0.070%
Class A-4 Notes	0.150%	0.100%
Class B-1 Notes	0.180%	0.120%
Class B-2 Notes	0.180%	0.120%
Class C Notes	0.240%	0.160%
      The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.
      Over-allotment transactions involve short sales by the underwriters of the offered notes. Short sales involve the sale by the underwriters of a greater number of offered notes than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.
      Covered short sales are sales made in an amount not greater than the underwriters over-allotment option to purchase additional offered notes in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes in the open market. In determining the source of the offered notes to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes available for purchase in the open market as compared to the price at which they may purchase the offered notes through the over-allotment option.
      Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering.
      Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions.
      Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction.
      Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes. Neither the seller nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

      The following chart sets forth information on the aggregate proceeds to the seller from the sale of the offered notes.

		As a percent of initial
		aggregate principal amount
		of the offered notes

Sale of the Offered Notes Proceed	$1,359,980,706.39	99.998581%
Underwriting Discount of the Notes	$2,674,750.00	0.196673%
Additional Offering Expenses	$1,200,000.00	0.088235%
Net Proceeds to Seller	$1,356,105,956.39	99.713673%
LEGAL OPINIONS
      Specified matters relating to the offered notes will be passed upon for the Trust, the seller and GMAC, by Richard V. Kent, Esq., General Counsel of the seller and Assistant General Counsel of GMAC, and by Mayer, Brown, Rowe & Maw LLP, counsel to the seller, the Trust and GMAC. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters will be passed upon for GMAC, the Trust and the seller by Mayer, Brown, Rowe & Maw LLP. Specified matters relating to the transaction will be passed upon for the underwriters by Kirkland & Ellis LLP. Kirkland & Ellis LLP has represented, and is currently representing, General Motors and its affiliates on various matters.

GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT
      The following are definitions of terms used in this prospectus supplement:
      “ABS Value”: with respect to a lease asset and any distribution date and the last day of the related Collection Period:

(a) for each lease asset for which the Servicer has paid the Administrative Purchase Payment as of the close of business on the last day of the related Collection Period under the COLT Servicing Agreement, zero;

(b) for each lease asset for which GMAC has paid the Warranty Purchase Payment as of the close of business on the last day of the related Collection Period under the COLT Sale and Contribution Agreement, zero;

(c) for each lease asset that (i) terminated during or prior to the related Collection Period and reached its scheduled lease end date during or prior to the related Collection Period, (ii) became a Pull Ahead Lease Asset during or prior to the related Collection Period, or (iii) became an Extended Lease during or prior to the related Collection Period but, in each case, that did not become a Liquidating Lease Asset during or prior to the related Collection Period, the Lease Residual;

(d) for each lease asset that became a Liquidating Lease Asset during or prior to the related Collection Period, zero; and

(e) for each other lease asset, the sum of (i) the present value, as of the close of business on the last day of the related Collection Period (discounted at a rate equal to the Discount Rate and computed on the basis of a 360-day year comprised of twelve 30-day months), of each Monthly Lease Payment for that lease asset due after the last day of the related Collection Period, discounted from the first day of the Collection Period in which the Monthly Lease Payment is due to the last day of the related Collection Period, (ii) the aggregate amount of past due and unpaid Monthly Lease Payments for which no Advances have been made, and (iii) the present value, as of the close of business on the last day of the related Collection Period (discounted at a rate equal to the Discount Rate and computed on the basis of a 360-day year comprised of twelve 30-day months), of the Lease Residual for that lease asset, discounted from the first day of the Collection Period in which the scheduled lease end date for that lease asset occurs to the last day of the related Collection Period.
      “Actual Payment”: with respect to any distribution date and a lease, all payments received by the Servicer from or for the account of the lessee during the related Collection Period, except for any Overdue Payments, Supplemental Servicing Fees, Excluded Amounts or payments with respect to Sales and Use Tax Amounts. Actual Payments do not include Applied Payments Ahead.
      “Additional Servicing Fee” is defined on page S-42.
      “Administrative Purchase Payment”: with respect to a lease asset, the ABS Value of that lease asset determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which the Servicer is required, or, if earlier, elects, to purchase the lease asset.
      “Advance”: with respect to any lease asset and distribution date, the amount that the Servicer has advanced under the COLT Servicing Agreement.

      “Aggregate ABS Value”: as of any date of determination, an amount equal to the sum of the ABS Value of all of the lease assets on that date.
      “Aggregate Class Interest Distributable Amounts”: The Aggregate Class A Interest Distributable Amount, the Aggregate Class B Interest Distributable Amount and the Aggregate Class C Interest Distributable Amount, as the context requires.
      “Aggregate Class A Interest Distributable Amount”: with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for each class of the Class A Notes as of that distribution date and (2) the Class A Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Class B Interest Distributable Amount”: with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for each class of the Class B Notes as of that distribution date and (2) the Class B Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Class C Interest Distributable Amount”: with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for the Class C Notes as of that distribution date and (2) the Class C Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Noteholders’ Interest Distributable Amount”: for any distribution date, the sum of (1) the Aggregate Class A Interest Distributable Amount as of that distribution date, (2) the Aggregate Class B Interest Distributable Amount as of that distribution date and (3) the Aggregate Class C Interest Distributable Amount as of that distribution date.
      “Aggregate Noteholders’ Principal Distributable Amount”: for any distribution date, the sum of (1) the Noteholders’ Regular Principal Distributable Amount as of that distribution date and (2) the Aggregate Noteholders’ Priority Principal Distributable Amount as of that distribution date.
      “Aggregate Noteholders’ Priority Principal Distributable Amount”: with respect to any distribution date, the sum of (1) the First Priority Principal Distributable Amount and (2) the Second Priority Principal Distributable Amount.
      “Aggregate Overcollateralization Amount” is defined on page S-49.
      “Aggregate Secured Note Interest Distributable Amount”: with respect to each distribution date, an amount equal to the sum of the Secured Note Interest Distributable Amounts for all secured notes on that distribution date.
      “ALG Residual” is defined on page S-20.
      “Applied Extended Lease Payment Amount”: with respect to each distribution date, the amount of any Extended Lease Payments received or deposited by the Servicer into the COLT collection account during or prior to the related Collection Period in respect of Applied Extended Leases for that distribution date.
      “Applied Extended Leases”: with respect to each distribution date, any Extended Lease that became a Liquidating Lease Asset during the related Collection Period.
      “Applied Payments Ahead”: with respect to a distribution date and a lease on which the Actual Payment made by the lessee during the related Collection Period was less than the Monthly Lease Payment, an amount equal to the lesser of (i) the Payments Ahead with respect to that lease and (ii) the amount by which the Monthly Lease Payment exceeds the actual payment made by the lessee during the related Collection Period.
      “Available Distribution Amount” is defined in page S-47.
      “Basic Servicing Fee” is defined on page S-42.
      “CARAT Collection Account Shortfall Amount”: for any distribution date, the excess of (x) the amounts payable from the CARAT collection account on that distribution date as described under “The Transfer and Servicing Agreements—Distributions on the Notes—Priorities for Distributions from CARAT Collection Account” in this prospectus supplement or following the acceleration of the notes or the sale or other disposition of the assets of the Trust following the occurrence of an event of default under the CARAT Indenture, the amounts required to be paid from the CARAT collection account as described under “The Transfer and Servicing Agreements—Distributions on the Notes—Priorities for Distributions from CARAT Collection Account” in this prospectus supplement, in each case other than deposits to the Reserve Account and payments to the certificateholder, over (y) the Total Available Amount for that distribution date, other than any amounts deposited in the CARAT collection account with respect to the CARAT Collection Account Shortfall Amount for that prior distribution date.
      “CARAT Indenture”: the CARAT 2005-SN1 Indenture, dated as of the closing date, between the Trust and the CARAT indenture trustee, as the same may be amended, supplemented or otherwise modified from time to time.
      “CARAT Related Documents” is defined in the accompanying prospectus.
      “Class A Interest Carryover Shortfall”: as of the close of any distribution date, the excess of the Aggregate Class A Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class A Notes as described under “The Transfer and Servicing Agreements—Distributions on the Notes—Priorities for Distributions from CARAT Collection Account.”
      “Class A Notes”: collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
      “Class A-1 Notes”: the 3.327% Asset Backed Notes issued by the Trust.
      “Class A-2 Notes”: collectively, the Class A-2a Notes, the Class A-2b Notes and the Class A-2c Notes.
      “Class A-2a Notes”: the 3.850% Asset Backed Notes, Class A-2a issued by the Trust.
      “Class A-2b Notes”: the Floating Rate Asset Backed Notes, Class A-2b issued by the Trust.
      “Class A-2c Notes”: the Floating Rate Asset Backed Notes, Class A-2c issued by the Trust.
      “Class A-3 Notes”: collectively, the Class A-3a Notes, the Class A-3b Notes, and the Class A-3c Notes.
      “Class A-3a Notes”: the 4.100% Asset Backed Notes, Class A-3a issued by the Trust.

      “Class A-3b Notes”: the Floating Rate Asset Backed Notes, Class A-3b issued by the Trust.
      “Class A-3c Notes”: the Floating Rate Asset Backed Notes, Class A-3c issued by the Trust.
      “Class A-4 Notes”: the Floating Rate Asset Backed Notes, Class A-4 issued by the Trust.
      “Class B Interest Carryover Shortfall”: as of the close of any distribution date, the excess of the Aggregate Class B Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class B Notes as described under “The Transfer and Servicing Agreements—Distributions on the Notes—Priorities for Distributions from CARAT Collection Account.”
      “Class B Notes”: collectively, the Class B-1 Notes and the Class B-2 Notes.
      “Class B-1 Notes”: the 4.830% Asset Backed Notes, Class B-1 issued by the Trust.
      “Class B-2 Notes”: the Floating Rate Asset Backed Notes, Class B-2 issued by the Trust.
      “Class C Interest Carryover Shortfall”: as of the close of any distribution date, the excess of the Aggregate Class C Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class C Notes as described under “The Transfer and Servicing Agreements—Distributions on the Notes—Priorities for Distributions from CARAT Collection Account.”
      “Class C Notes”: the Floating Rate Asset Backed Notes, Class C issued by the Trust.
      “Collection Period”: each calendar month (or, in the case of the first Collection Period, the period from and including the cut-off date to and including April 30, 2005). With respect to any distribution date, the “related Collection Period” is the Collection Period preceding the calendar month in which that distribution date occurs.
      “COLT Collections” is defined on page S-46.
      “COLT Custodian”: GMAC, or another custodian named from time to time in the COLT Custodian Agreement.
      “COLT Custodian Agreement”: the COLT 2005-SN1 Custodian Agreement, dated as of the closing date, between the COLT Custodian and the COLT owner trustee, as the same may be amended, supplemented or otherwise modified from time to time.
      “COLT Indenture”: the COLT 2005-SN1 Indenture, dated as of the closing date, between COLT and the COLT indenture trustee, as the same may be amended, supplemented or otherwise modified from time to time.
      “COLT Overcollateralization Amount”: $30,002,649.40, which is equal to the excess of initial Aggregate ABS Value on the cut-off date over the initial aggregate Secured Note Principal Balance.

      “COLT Sale and Contribution Agreement”: the COLT 2005-SN1 Sale and Contribution Agreement, dated as of the closing date, between COLT and GMAC, as the same may be amended, supplemented or otherwise modified from time to time.
      “COLT Servicing Agreement”: the COLT 2005-SN1 Servicing Agreement, dated as of the closing date, between GMAC, as the Servicer, COLT and the COLT indenture trustee, as the same may be amended, supplemented or otherwise modified from time to time.
      “Controlling Class” is defined on page S-42.
      “cut-off date” means March 1, 2005.
      “Discount Rate”: 8.50% per annum.
      “distribution dates” is defined on page S-4.
      “ERISA”: the Employee Retirement Income Security Act of 1974, as amended.
      “Excess Payment”: with respect to any lease asset and any Collection Period, the excess, if any, of (x) the amount of the payments by or on behalf of the related lessee and received during that Collection Period (other than prepayments in full in connection with an early termination of a lease) that are not Supplemental Servicing Fees, Excluded Amounts, Sales and Use Tax Amounts or Applied Payments Ahead, over (y) the amounts applied towards any Outstanding Advances and the Monthly Lease Payment for that lease asset in accordance with the COLT Servicing Agreement.
      “Excluded Amounts”: with respect to any distribution date and any lease asset, the sum of (i) any amounts received by the Servicer during the related Collection Period with respect to any administrative fees and parking tickets and fines on the related vehicle, (ii) premiums paid by the Servicer or due to the related insurer during the related Collection Period in connection with the maintenance of insurance with respect to that lease asset, and (iii) any amounts required under applicable law to be paid or refunded to the lessee during the related Collection Period (including any rebates of premiums with respect to cancellation of any insurance policy or service contract entered into by the lessee).
      “Extended Lease”: any lease that has reached its scheduled lease end date, for which (x) the lessee has paid all Monthly Lease Payments required under the terms of the lease and (y) the lessee has agreed with the Servicer to extend the term of the lease and to continue making Monthly Lease Payments under that lease in an amount as agreed between the lessee and the Servicer.
      “Extended Lease Payments”: with respect to any Extended Lease and any Collection Period prior to the Collection Period in which the related vehicle was sold or otherwise disposed of by the Servicer, any Monthly Lease Payments due under that Extended Lease after its scheduled lease end date and received by the Servicer during the related Collection Period, minus any payments in respect of Sales and Use Tax Amounts required to be paid with respect to that Extended Lease during that Collection Period.
      “Final Scheduled Distribution Date”: the Final Scheduled Distribution Date (1) for the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4 Notes, the Class B-1 Notes, the Class B-2 Notes and the Class C Notes as set forth on the front cover page of this prospectus supplement, and (2) for the Class A-1 Notes, the Class A-2c Notes, and the Class A-3c Notes as set forth on page S-39.

      “First Priority Principal Distributable Amount”: with respect to any distribution date, an amount equal to the excess, if any, of (i) the aggregate outstanding principal balance of the Class A Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes on that date) (or with respect to the first distribution date, on the closing date), over (ii) the Aggregate ABS Value of the lease assets at the close of business on the last day of the related Collection Period.
      “fixed rate notes” is defined on page S-3.
      “floating rate notes” is defined on page S-4.
      “Insurance Proceeds”: with respect to a distribution date and a lease asset, the sum of (1) all amounts received by the Servicer during the related Collection Period with respect to any insurance policies maintained with respect to that lease asset pursuant to the COLT Servicing Agreement and (2) all amounts required to be deposited by the Servicer under the COLT Servicing Agreement during the related Collection Period.
      “lease”: any automobile and light duty truck lease sold, assigned, transferred or conveyed to COLT, including all other agreements related thereto and all rights and obligations thereunder.
      “lease asset”: a lease and the related vehicle.
      “Lease Residual”: with respect to any lease asset, the lesser of the Stated Residual Value and the ALG Residual for the related vehicle.
      “LIBOR Business Day”: any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.
      “Liquidating Lease Asset”: a lease asset with respect to which the first of the following has occurred during a Collection Period:

(a) the related vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of the related lease;

(b) the related lease terminated prior to the related Collection Period and reached its scheduled lease end date more than 120 days prior to the end of that Collection Period and as of the end of that Collection Period, the related vehicle remained unsold;

(c) the related lease became an Extended Lease on its scheduled lease end date, which scheduled lease end date shall have occurred more than 120 days prior to the end of that Collection Period and as of the end of that Collection Period, the related vehicle remained unsold; or

(d) the Servicer’s records, in accordance with its customary servicing procedures, disclose that all Insurance Proceeds expected to be received have been received by the Servicer following a casualty or other loss with respect to the related vehicle.
      “Monthly Lease Payment”: with respect to any lease asset, the amount required to be paid by the lessee under the related lease on or prior to each monthly lease payment date (as that amount may be modified in connection with any permitted modification or extension), minus any payments with respect to Sales and Use Tax Amounts required to be paid pursuant to that lease on or prior to the monthly lease payment date.

      “Monthly Payment Advance”: as of the last day of each Collection Period, with respect to each lease asset (other than an administrative lease asset or a warranty lease asset) and subject to the Servicer’s determination that an advance would be recoverable from subsequent collections or recoveries on that lease asset, an amount advanced by the Servicer equal to any shortfall in the Monthly Lease Payment for that lease asset remaining after application of the Applied Payments Ahead under the COLT Servicing Agreement.
      “Monthly Remittance Condition”: a condition that will be satisfied if (A) GMAC or any affiliate is the Servicer, (B) no Servicer default has occurred and is continuing, and (C) either (i) the short-term unsecured debt of the Servicer is rated at least “A-1” by S&P and “P-1” by Moody’s, or (ii) the Servicer has made any other arrangements satisfactory to each of Moody’s and Standard & Poor’s, if that agency is then rating the secured notes or the notes secured by the secured notes.
      “Note Class Interest Distributable Amount”: for any class of notes and any distribution date, the product of (1) the outstanding principal balance of that class as of the close of the preceding distribution date, or, in the case of the first distribution date, the outstanding principal balance of that class on the closing date, and (2) in the case of (A) the fixed rate notes other than the Class A-1 Notes, 1/12 of the interest rate for that class, or, in the case of the first distribution date, the interest rate for that class multiplied by a fraction, the numerator of which is 17 and the denominator of which is 360, and (B) in the case of the floating rate notes and the Class A-1 Notes, the product of the interest rate for that class for that distribution date and a fraction, the numerator of which is the number of days elapsed from and including the prior distribution date, or, in the case of the first distribution date, from and including the closing date, to but excluding that distribution date and the denominator of which is 360.
      “Noteholders’ Interest Distributable Amount”: for any Distribution Date, the Aggregate Class Interest Distributable Amount for the Controlling Class.
      “Noteholders’ Regular Principal Distributable Amount”: for any Distribution Date, the lesser of :

(A) the outstanding principal balance of the notes as of the close of the immediately preceding distribution date or in the case of the first distribution date, the outstanding principal balance of the notes on the closing date; and

(B) the excess, if any, of:

(1) the outstanding principal balance of the notes on that distribution date (after giving effect to any Aggregate Noteholders’ Priority Principal Distributable Amount for that date), over (2) the result of Aggregate ABS Value as of the close of business on the last day of the related Collection Period, minus the Aggregate Overcollateralization Amount.
      Notwithstanding the foregoing, on the final scheduled distribution date for any class of the notes, the Noteholders’ Regular Principal Distributable Amount shall equal the greater of (1) the amount specified above and (2) the excess of (x) the outstanding principal balance of that class of notes as of the preceding distribution date, over (y) the Aggregate Noteholders’ Priority Principal Distributable Amount allocable to that class on that distribution date in accordance with the priorities specified in the CARAT Indenture.
      “offered notes” is defined on page S-3.

      “One-Month LIBOR” is defined on page S-39.
      “Outstanding Advance”: as of the last day of a Collection Period and with respect to a lease asset, the sum of all Monthly Payment Advances and Residual Advances made on or prior to that date, minus all payments made or collections received on or prior to that date that are specified in the COLT Servicing Agreement as reducing Outstanding Advances with respect to that lease asset.
      “Overdue Payment”: with respect to each distribution date and a lease asset, all payments, other than Supplemental Servicing Fees, Excluded Amounts and Sales and Use Tax Amounts, received by the Servicer from or for the account of the related lessee during the related Collection Period, to the extent of the portion of any Outstanding Advances made with respect to that lease asset.
      “Payment Ahead Servicing Account”: the account established and maintained by the Servicer, for the benefit of the lessees, in the name of the COLT indenture trustee, into which the Servicer or the COLT indenture trustee will deposit Excess Payments to the extent required by the COLT Servicing Agreement. The Payment Ahead Servicing Account will not be property of COLT.
      “Payments Ahead”: with respect to each distribution date and any lease, the aggregate of all Excess Payments on that lease received during or prior to the related Collection Period minus the aggregate of all Applied Payments Ahead on that lease that were applied on any prior distribution date.
      “Pull Ahead Agent” is defined on page S-27.
      “Pull Ahead Funding Agreement”: the COLT 2005-SN1 Pull Ahead Funding Agreement, dated as of the closing date, between COLT, the Pull Ahead Agent and the COLT indenture trustee.
      “Pull Ahead Lease Asset”: a lease asset for which the lessee has elected to terminate the related lease prior to its scheduled lease end date by delivering the related vehicle to a dealer in connection with a Pull Ahead Program.
      “Pull Ahead Payment”: with respect to any lease and any related distribution date, the sum of (1) all remaining Monthly Lease Payments due in accordance with the terms of the lease, (2) all due and unpaid Monthly Lease Payments, and (3) any Pull Ahead Payment that was due but not paid in full on any prior distribution date.
      “Pull Ahead Program”: any program instituted by the Pull Ahead Agent or by General Motors pursuant to which the lessee is permitted to terminate a lease prior to its scheduled lease end date without payment by the lessee of all or a portion of the remaining Monthly Lease Payments due in accordance with the terms of the related lease.
      “Reference Bank Rate”: for any distribution date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by reference banks as of 11:00 a.m., London time, on the date that is two LIBOR Business Days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal amount of the applicable class of floating rate notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the CARAT indenture trustee after consultation with the seller. The CARAT indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the CARAT indenture trustee after consultation with the seller, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to the principal amount of the then outstanding floating rate notes. If no quotation can be obtained, then One-Month LIBOR will be the rate from the prior distribution date.
      “Reserve Account Available Amount”: as of any date of determination, the cash and other eligible investments on deposit in the reserve account on that date of determination.
      “Reserve Account Required Amount” is defined on page S-49.
      “Residual Advance”: as of the last day of each Collection Period, with respect to any distribution date and any lease (1) which terminated by reason of having reached its scheduled lease end date 120 days or more prior to the last day of that Collection Period, and (2) for which the related vehicle has not been sold during or prior to that Collection Period, an amount advanced by the Servicer equal to the lesser of (x) the Lease Residual for the related vehicle, reduced in the case of any Extended Lease, by the aggregate amount of any Extended Lease Payments with respect to that lease asset received by the Servicer since the scheduled lease end date of that lease asset, and (y) the amount that the Servicer, in its sole discretion, has estimated will be recoverable from the sale or other disposition of the related vehicle.
      “Sale Proceeds”: with respect to any lease asset and the distribution date following the Collection Period in which the related vehicle was sold or otherwise disposed of by the Servicer, an amount equal to the sum of the following:

(1) all proceeds from the sale of the related vehicle following the termination of the lease, including any amounts realized from sales to dealers, during the related Collection Period, plus

(2) if the lease terminated prior to its scheduled lease end date (other than by reason of being a Pull Ahead Lease Asset), all amounts paid by the lessee in connection with the early termination of the lease, plus

(3) without duplication of any amounts described in clause (1) or (2), any other amounts (other than Excluded Amounts, Supplemental Servicing Fees, Excess Payments, any Extended Lease Payments on that lease asset and Sales and Use Tax Amounts) received by the Servicer during the related Collection Period with respect to the lease after its scheduled lease end date, including all amounts collected by the Servicer in respect of excess wear and excess mileage charges for the related vehicle, minus

(4) the sum of (a) any liquidation expenses with respect to that lease asset, (b) any amounts that are required to be paid or refunded to the lessee and/or any other person or entity under applicable law and (c) any Sales and Use Tax Amounts payable under the lease.
      “Sales and Use Tax Amount”: the portion of each payment under a lease asset that is allocable to fees and sales, use or other taxes or payments due under the lease.

      “Second Priority Principal Distributable Amount”: with respect to any distribution date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes and the Class B Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that date) (or with respect to the first distribution date, on the closing date), over (b) the Aggregate ABS Value of the lease assets at the close of business of the related Collection Period, and (ii) the First Priority Principal Distributable Amount, if any, with respect to that distribution date.
      “Secured Note Interest Distributable Amount”: with respect to each secured note and any distribution date, the sum of:

(a) the Secured Note Monthly Accrued Interest for that secured note on that distribution date;

(b) any Secured Note Interest Distributable Amount due but not paid with respect to that secured note on the preceding distribution date; and

(c) interest on any unpaid Secured Note Interest Distributable Amount specified in clause (b) determined by multiplying

(1) the Secured Note Rate, by

(2) the amount of the unpaid Secured Note Interest Distributable Amount, and by

(3) 1/12.
      “Secured Note Monthly Accrued Interest”: with respect to any distribution date and each secured note, the product of (1) the Secured Note Principal Balance of the secured note at the close of business on the preceding distribution date (after giving effect to the distribution of the Secured Note Principal Distributable Amount on that date or, with respect to the first distribution date, the initial Secured Note Principal Balance of the note), (2) 1/12 (or, with respect to the first distribution date, the actual number of days from and including the closing date to but excluding that distribution date, divided by 360), and (3) the Secured Note Rate.
      “Secured Note Principal Balance”: with respect to a secured note on any date of determination, an amount equal to 98.50% of the initial Aggregate ABS Value on the closing date of the lease assets acquired by GMAC in the same state reduced by all payments prior to the date of determination in respect of principal made to the holder of that secured note.
      “Secured Note Principal Carryover Shortfall”: with respect to any distribution date, the excess, as of the close of business on that distribution date of (1) the Secured Note Principal Distributable Amount for that distribution date, over (2) the amount that was actually paid on that distribution date in respect of principal on the secured notes.
      “Secured Note Principal Distributable Amount”: for any distribution date, the lesser of:

(a) the Aggregate Secured Note Principal Balance at the close of business on the immediately preceding distribution date (after giving effect to any principal payments made on the secured notes on that date) (or with respect to the first distribution date, on the closing date); and

(b) an amount equal to the excess, if any, of (i) the aggregate Secured Note Principal Balance as of the close of business on the immediately preceding distribution date (after giving effect to any principal payments made on the secured notes on that date) (or with respect to the first distribution date, on the closing date), over (ii) the result of the Aggregate ABS Value as of the close of business on the last day of the related Collection Period minus the COLT Overcollateralization Amount.
      Notwithstanding the foregoing, on the final maturity date for the secured notes, the Secured Note Principal Distributable Amount will also include the amount that is necessary, after giving effect to other amounts withdrawn on the distribution date and allocable to payments of principal, to reduce the outstanding principal balance of the secured notes to zero.
      “Secured Note Rate”: 5.370% per annum.
      “Servicer” is defined on page S-3.
      “Stated Residual Value”: with respect to a lease asset, the residual value of the related vehicle as set forth in the related lease.
      “Supplemental Servicing Fee”: with respect to a Collection Period, all investment earnings on the COLT collection account, the reserve account and the Payment Ahead Servicing Account during that Collection Period and any late fees, NSF check charges, disposition fees, purchase option fees, prepayment charges and other administrative fees and expenses or similar charges with respect to the lease assets, collected (from whatever source) on the lease assets during that Collection Period.
      “Total Available Amount” is defined on page S-50.
      “Transfer and Servicing Agreements” has the meaning specified in the accompanying prospectus.
      “Trust Administrator” is defined on page S-3.
      “Trust Overcollateralization Amount”: $30,002,649.41, which is the excess of initial aggregate Secured Note Principal Balance on the cut-off date over the initial outstanding principal balance of the notes.
      “Unapplied Extended Lease Payment Amount”: with respect to each distribution date, the amount of any Extended Lease Payments deposited into the COLT collection account by the Servicer during the related Collection Period in respect of Unapplied Extended Leases.
      “Unapplied Extended Leases”: with respect to each distribution date, any Extended Lease that has not become a Liquidating Lease Asset during or prior to the related Collection Period.
      “VAULT”: Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Statute under the VAULT Trust Agreement.
      “VAULT Trust Agreement”: the Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004, between GMAC, as the Servicer and initial beneficiary, and the VAULT Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “VAULT Trustee”: Chase Bank USA, National Association, as trustee of VAULT under the VAULT Trust Agreement.
      “Warranty Purchase Payment”: with respect to each lease asset, an amount equal to the sum of (1) the ABS Value of that lease asset determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which GMAC is required (or, if earlier, elects) to repurchase that lease asset, and (2) all Outstanding Advances made with respect to past due and unpaid Monthly Lease Payments due under that lease asset that remain outstanding on the date of repurchase.

Prospectus
Capital Auto Receivables Asset Trusts
Asset Backed Notes
Asset Backed Certificates
Capital Auto Receivables, Inc.
Seller
General Motors Acceptance Corporation
Servicer/ Trust Administrator
You should consider carefully the risk factors beginning on page 1 in this prospectus.
The notes of any series represent obligations of the Trust that issued those notes only. The certificates of any series represent the beneficial interest in the Trust that issued those certificates only. The notes and certificates issued by any Trust do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation, Central Originating Lease Trust, Central Originating Lease, LLC or any of their affiliates.
This prospectus may be used to offer and sell notes and certificates only if accompanied by the accompanying prospectus supplement.

The Trusts—

•	The seller will form a new Trust to issue each series of securities.

•	The primary assets of each Trust will be:

•	a series of non-recourse secured notes secured by new or used automobile and light duty truck leases and the related leased vehicles and all moneys due on the secured notes on and after the closing date;

•	the lease assets, including payments under leases and amounts received upon sale of leased vehicles;

•	proceeds from claims on any insurance policies relating to the leases and the leased vehicles;

•	any recourse against dealers on the leases;

•	rights of the Trust under the VAULT Trust Agreement (solely with respect to the vehicles that are included in the related lease assets), the Trust Sale and Administration Agreement, the COLT Indenture, the COLT Sale and Contribution Agreement, the COLT Custodian Agreement, the COLT Servicing Agreement and the other documents relating to the Trust; and

•	the COLT reserve account and all proceeds thereof.
The Securities—

•	will represent indebtedness of the Trust that issued those securities, in the case of notes, or beneficial interests in the Trust that issued those securities, in the case of certificates;

•	will be paid only from the assets of the Trust that issued those securities and amounts on deposit in any CARAT reserve account for that Trust;

•	will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which will include one or more classes of notes and may include one or more classes of certificates.
Neither the SEC nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 22, 2005

RISK FACTORS

Lack of First Priority Liens on Leased Vehicles, Leases or Secured Notes Could Make the Leases Uncollectible and Reduce or Delay Payments on the Secured Notes and the Securities	If the security interests in the leases, leased vehicles or secured notes as described in “Legal Aspects of the Secured Notes and the Lease Assets—Security Interest in the Secured Notes and the Leases and Leased Vehicles” are not properly perfected, the interests of GMAC, the seller, the Trust and the CARAT indenture trustee in the leases, leased vehicles or secured notes would be subordinate to, among others, the following:

(1) a bankruptcy trustee of the obligor;

(2) a subsequent purchaser of the leases, leased vehicles or secured notes;

(3) a holder of a perfected security interest; and

(4) a person who became a lien creditor with respect to the leases, leased vehicles or secured notes.

The Trust and the CARAT indenture trustee may not be able to collect on the secured notes in the absence of a perfected security interest in the related leases and leased vehicles. Even if the Trust and the CARAT indenture trustee have a perfected security interest in the leases and leased vehicles, events could jeopardize the interest, such as:

(1) fraud or forgery by the vehicle owner;

(2) negligence or fraud by the servicer;

(3) mistakes by governmental agencies; and

(4) liens for repairs or unpaid taxes.

See “Legal Aspects of the Secured Notes and the Lease Assets—Security Interest in the Secured Notes and the Leases and Leased Vehicles” in this prospectus for other events that could jeopardize that interest.

GMAC, the seller and the CARAT indenture trustee will file financing statements with respect to the secured notes sold to the Trust. The financing statements will perfect the security interest of the seller, the Trust and the CARAT indenture trustee in the secured notes. The CARAT indenture trustee will also perfect its security interest in the secured notes by having COLT deliver possession of the secured notes to the CARAT indenture trustee or a custodian thereof. See “Legal Aspects of the Secured Notes and the Lease Assets—Security Interest in the Secured Notes and the Leases and Leased Vehicles” in this prospectus.

If any other party purchases or takes a security interest in the leases:

(1) for value,

(2) in the ordinary course of business and

(3) without actual knowledge of the seller’s, the Trust’s or the CARAT indenture trustee’s interest,

that purchaser or secured party will acquire an interest in the leases superior to the Trust’s and the CARAT indenture trustee’s interest if the Trust’s or the CARAT indenture trustee’s interest has not been properly perfected by possession.

GMAC’s Bankruptcy Could Reduce or Delay Payments on the Securities	If GMAC filed for bankruptcy under the federal bankruptcy code or any state insolvency laws, a court may:

(1) consolidate the assets and liabilities of VAULT, CARI, COLT or COLT, LLC with those of GMAC;

(2) decide that the sale of the secured notes to the seller was not a “true sale;”

(3) decide that the transfer of the lease assets to COLT was not a “true sale;”

(4) disallow a transfer of secured notes prior to the bankruptcy; or

(5) disallow a transfer of lease assets prior to the bankruptcy.

If the secured notes became part of GMAC’s bankruptcy estate, you might experience reductions and/or delays in payments on your securities.

See “Legal Aspects of the Secured Notes and the Lease Assets—Sale of Secured Notes and Lease Assets by GMAC” in this prospectus.

Limited Enforceability of the Leases Could Reduce or Delay Payments on the Securities	Federal and state consumer protection laws regulate the creation and enforcement of consumer leases such as the leases securing the secured notes. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee’s ability to enforce leases such as those securing the secured notes. If an obligor had a claim for violation of these laws prior to the respective cut-off date, GMAC must repurchase the related lease asset unless the breach is cured. If GMAC fails to repurchase the lease asset, you might experience reductions and/or delays in payments on your securities. See “Legal Aspects of the Secured Notes and the Lease Assets—Consumer Protection Laws” in this prospectus.

GMAC, COLT and the Seller Have Limited Obligations to the Trusts and They Will Not Make Payments on the Securities	GMAC, COLT, the seller and their respective affiliates are generally not obligated to make any payments to you on your securities and do not guarantee payments on the leases, the residual value of the leased vehicles, the secured notes or your notes or certificates. However, GMAC will make representations and warranties regarding the characteristics of the lease assets and the secured notes, and these representations and warranties will then be assigned to the Trust. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable lease assets from COLT and any applicable secured notes from the Trust.

If GMAC fails to repurchase the lease assets or the secured notes, you might experience reductions and/or delays in payments on your securities. See “The Transfer and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes” in this prospectus.

The Assets of Each Are Limited and Are the and Are the Only Source of Payment for the Securities	The Trust will not have any significant assets or sources of funds other than its secured notes, its rights in any CARAT reserve account or other rights or credit enhancements as are specified in the prospectus supplement for that Trust. The securities will only represent interests in the Trust from which they were issued. Except as described in the accompanying prospectus supplement, the securities will not be insured or guaranteed by GMAC, COLT, the seller, the CARAT owner trustee, the CARAT indenture trustee, COLT, LLC, the COLT owner trustee, the COLT indenture trustee, any of their affiliates or any other person or entity. You must rely primarily on collections on the lease assets that secure the secured notes that secure your securities and, if set forth in the related prospectus supplement, any COLT reserve account or CARAT reserve account, for repayment of your securities. In addition, for defaulted leases, you may have to look to the lessees of those leases and the proceeds from the repossession and sale of leased vehicles that secure defaulted leases. If these sources are insufficient, you may receive payments late or may not receive back your full principal investment or all interest due to you. See “The Transfer and Servicing Agreements—Distributions,” “—Credit Enhancement” and “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus.

The Absence of a Liquid Market for the Securities Would Limit Your Ability to Resell the Securities	The securities will not be listed on any securities exchange. Therefore, in order to sell your securities, you will need to find a willing buyer. The underwriters may assist in the resale of securities, but they are not required to do so. A secondary market for any securities may not develop. The absence of a secondary market could limit your ability to sell your securities. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

The Ratings for the Securities are Limited in Scope, May Not Continue To Be Issued and Do Not Consider the Suitability of the Securities for You	The offered securities for each Trust will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the securities. The rating considers only the likelihood that the Trust will pay interest on time and will ultimately pay principal in full or make full distributions of the certificate balance. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. The ratings may be revised or withdrawn at any time. If a rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

THE TRUSTS
Formation of the Trusts
      For each series of securities, the seller will establish a separate Trust under a trust agreement by selling and assigning the trust property to the Trust in exchange for these securities. Each series of securities will include one or more classes of asset backed notes and one or more classes of asset backed certificates. The accompanying prospectus supplement will specify which classes of notes and certificates included in each series will be offered to investors.
Trust Property
      The property of each Trust will include:

(a) a series of secured notes and all moneys due on the secured notes on or after the closing date;

(b) the property securing the secured notes, including:

•	the lease assets, including payments under leases and amounts received upon sale of leased vehicles;

•	proceeds from claims on any insurance policies relating to the leases and the leased vehicles;

•	any recourse against dealers on the leases; and

•	the COLT reserve account;

(c) all rights of the Trust under the VAULT Trust Agreement (solely with respect to the vehicles that are included in the related lease assets), the Pooling and Administration Agreement, the Trust Sale and Administration Agreement, the COLT Indenture, the COLT Sale and Contribution Agreement, the COLT Custodian Agreement, the COLT Servicing Agreement and the other transaction documents relating to the Trust; and

(d) the CARAT reserve account, if any.
      To the extent specified in the prospectus supplement for the Trust, a CARAT reserve account or other form of credit enhancement may be held by the CARAT owner trustee or the CARAT indenture trustee for the benefit of the holders of the Trust’s securities. The CARAT reserve account, if any, for a series of securities may not be included in the property of the issuing Trust but may instead be a segregated trust account held by the CARAT indenture trustee or other applicable party for the benefit of the holders of the Trust’s securities. See “The Transfer and Servicing Agreements—Credit Enhancement” in this prospectus.
      The activities of each Trust will be limited to:

•	acquiring, managing and holding secured notes and the other assets of the Trust and the proceeds from those assets;

•	issuing securities and making payments and distributions on them; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental or connected with these activities.
      The Trust Administrator will administer the secured notes held by each Trust and will receive fees for its administrative services. See “The Transfer and Servicing Agreements—Servicing and Administration Compensation and Payment of Expenses” in this prospectus.
      The principal offices of each Trust will be specified in the accompanying prospectus supplement.
THE CARAT OWNER TRUSTEE
      The CARAT owner trustee for each Trust will be specified in the accompanying prospectus supplement. The CARAT owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of that CARAT owner trustee set forth in the trust agreement for that Trust. A CARAT owner trustee may resign at any time, in which event the Trust Administrator or its successor will be obligated to appoint a successor CARAT owner trustee. The Trust Administrator may also remove the CARAT owner trustee if the CARAT owner trustee ceases to be eligible to continue as CARAT owner trustee under the trust agreement for that Trust or if the CARAT owner trustee becomes insolvent. In these circumstances, the Trust Administrator will be obligated to appoint a successor CARAT owner trustee. Any resignation or removal of a CARAT owner trustee and appointment of a successor CARAT owner trustee will not become effective until acceptance of the appointment by the successor CARAT owner trustee.
THE SELLER
      Capital Auto Receivables, Inc., a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The seller is organized for the limited purposes of purchasing receivables, such as the secured notes, from GMAC, transferring the receivables to third parties, forming Trusts and engaging in similar activities. The principal executive offices of the seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
      The seller has taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the U.S. Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the seller with those of GMAC. These steps include the creation of the seller as a separate, limited-purpose subsidiary under a certificate of incorporation containing certain limitations. These limitations include restrictions on the nature of the seller’s business and a restriction on the seller’s ability to commence a voluntary case or proceeding under the U.S. Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. Under some circumstances, the seller is required to have at least one director who qualifies under its by-laws as an “Independent Director.”
      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, and a filing were made under the U.S. Bankruptcy Code or similar applicable state laws by or against the seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur. See also “Legal Aspects of the Secured Notes and the Lease Assets—Bankruptcy of GMAC or the Seller Could Result in Losses or Delays in Payments on the Notes and Certificates” in this prospectus.
      Securities issued by a Trust may be sold by the seller in private placements or other transactions and will not be offered by this prospectus or the accompanying prospectus supplement. The seller may also retain all or a portion of any class of certificates or one or more series of notes issued by each Trust as described in the accompanying prospectus supplement.
THE SERVICER
      GMAC acts as both the Servicer and the Trust Administrator. GMAC also acts as the Titling Agent as described in “Vehicle Asset Universal Leasing Trust” in this prospectus.
      GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking and investment services.
      The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or its subsidiaries and associates, and to acquire from these dealers, either directly or indirectly, installment obligations covering retail sales and leases of new products of General Motors and its affiliates as well as used units of any make. In addition, GMAC finances new products of other manufacturers and leases motor vehicles and capital equipment to others.
      GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153 and its telephone number is (212) 418-6120. GMAC has administrative offices at 200 Renaissance Center, Detroit, Michigan 48265 and its telephone number is (313) 556-5000.
VEHICLE ASSET UNIVERSAL LEASING TRUST
      In 1996, GMAC created Vehicle Asset Universal Leasing Trust, known as VAULT, a Delaware statutory trust, to act as a nominee on the certificates of title to vehicles titled in various states. VAULT has no operations, and its sole purpose is to act as a repository of titles to vehicles purchased by its trust beneficiaries. VAULT is named as the nominee for the beneficial owner of the leased vehicle on the certificate of title for each leased vehicle that secures the secured notes. GMAC, COLT and GMAC Automotive Bank are the current beneficiaries of VAULT and the beneficial owners of the leased vehicles owned by VAULT. Unless otherwise provided in the accompanying prospectus supplement, GMAC will be the initial beneficial owner of the leased vehicles that are collateral for the secured notes. There may be additional beneficiaries under the VAULT Trust Agreement from time to time. As nominee, VAULT holds only legal title to the leased vehicles. The beneficial owner retains all rights and obligations related to the leased vehicles. Pursuant to the VAULT Trust Agreement, GMAC services the leased vehicles owned by VAULT on behalf of the beneficiaries of VAULT.
      Under the VAULT Trust Agreement, GMAC, as VAULT servicer, acts as agent of the VAULT trustee and performs administrative duties with respect to the certificates of title relating to the vehicles titled in the name of VAULT. Under a VAULT Transfer Direction, GMAC, in its capacity as the initial beneficiary of VAULT, will transfer to COLT its beneficial interest in the leased vehicles titled in the name of VAULT that secure each series of secured notes by directing VAULT to hold the legal title to that portion of the VAULT trust estate as nominee for the benefit of COLT. COLT will therefore have the sole beneficial interest in the leased vehicles relating to each pool of lease assets securing a series of secured notes. Under a VAULT Security Agreement, COLT will also direct VAULT to pledge its legal title to the vehicles relating to the lease assets to the holders of a series of secured notes to secure COLT’s obligations under those secured notes. The VAULT Trustee receives its annual fee for its duties as VAULT Trustee and GMAC receives its annual fee for its duties as Titling Agent under the VAULT Trust Agreement under a VAULT fee letter between the VAULT Trustee, GMAC and COLT.
      VAULT has taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the U.S. Bankruptcy Code or similar applicable state laws will result in consolidation of assets and liabilities of VAULT with those of GMAC. These steps include the creation of VAULT as a separate, limited-purpose subsidiary under a declaration of trust containing certain limitations. These limitations include restrictions on the nature of VAULT’s business and a restriction on VAULT’s ability to commence a voluntary case or proceeding under the U.S. Bankruptcy Code or similar applicable state laws.
      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of VAULT should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, and a filing were made under the U.S. Bankruptcy Code or similar applicable state laws by or against VAULT, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur. See also “Legal Aspects of the Secured Notes and the Lease Assets—Bankruptcy of GMAC or the Seller Could Result in Losses or Delays in Payments on the Notes and Certificates” in this prospectus.
CENTRAL ORIGINATING LEASE TRUST
      COLT is a special purpose Delaware statutory trust formed on March 15, 1996, which acquires vehicles and related consumer leases from GMAC. COLT finances its acquisitions of vehicles and related consumer leases through the issuance of secured notes and equity certificates. Each pool of leases and the related vehicles that secure a series of secured notes is allocated to a separate series interest under the COLT Declaration of Trust and is not an asset of, or allocated as security to, any other series of secured notes or to the equity interest in COLT. Each secured note will be issued to GMAC by COLT. A secured note will be issued for each state in which leases are acquired. However, all of the secured notes in a series will be paid ratably by the collections on the entire related pool of lease assets. As described in the accompanying prospectus supplement, each secured note will represent a significant majority of the purchase price of all leases and leased vehicles acquired in a state. COLT’s equity certificates represent the remaining portion.
      COLT has taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the U.S. Bankruptcy Code or similar applicable state laws will result in consolidation of assets and liabilities of COLT with those of GMAC. These steps include the creation of COLT as a separate, limited-purpose subsidiary under a declaration of trust containing certain limitations. These limitations include restrictions on the nature of COLT’s business and a restriction on COLT’s ability to commence a voluntary case or proceeding under the U.S. Bankruptcy Code or similar applicable state laws.
      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of COLT should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, and a filing were made under the U.S. Bankruptcy Code or similar applicable state laws by or against COLT, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur. See also “Legal Aspects of the Secured Notes and the Lease Assets—Bankruptcy of GMAC or the Seller Could Result in Losses or Delays in Payments on the Notes and Certificates” in this prospectus.
      The secured notes are non-recourse to COLT and each series of secured notes is secured by, among other things, a security interest in the entire related pool of leases and leased vehicles.
DESCRIPTION OF AUTO LEASE BUSINESS OF GMAC
Underwriting of Motor Vehicle Leases
      GMAC leases automobiles and light duty trucks under its SmartLease plan to retail customers through General Motors dealerships, non-General Motors dealerships owned or financially controlled by General Motors dealerships and affiliated leasing companies. Under the SmartLease plan, GMAC, either for itself or as agent for others, acquires leases through its nationwide branch system from automobile and light duty truck dealers under agreements with General Motors dealers. Dealers are not responsible for the customer’s performance during the lease period nor for the value of the vehicle at the scheduled lease end date. General Motors may elect to sponsor retail leasing programs to increase vehicle sales, including establishing below-market lease rates and/ or establishing residual values in excess of those values published in residual guide books that have been used by GMAC.
      The leased vehicles are new or used automobiles and light duty trucks. The lessees are either businesses or individuals who met GMAC’s underwriting standards at the time of the acquisition of the lease. Because GMAC’s underwriting standards may change over time, the leases from time-to-time may have differing credit quality and the credit quality of the leases in a later year may not be the same as the credit quality of the leases in a prior year. The leases have been originated by participating dealers in accordance with GMAC’s requirements under dealer agreements, and have been acquired in accordance with GMAC’s underwriting standards.

      Dealers forward completed credit applications, which include the terms of the lease and essential information on the applicant, to one of GMAC’s branches. Applications are then processed through GMAC’s internal credit evaluation process, which includes obtaining credit bureau reports, checking the applicant against GMAC files on both open and closed accounts and checking for recent denials of credit. An applicant’s credit is also analyzed through the use of GMAC’s proprietary credit-scoring model, which assists GMAC’s credit analysts with making credit-granting decisions. The credit-scoring model is periodically reviewed and updated based on historical information and current trends.
      Once the lease agreement, title application, insurance form, odometer statement and various other forms have been completed by the General Motors dealer, GMAC directs the dealer to title the vehicle in the name of VAULT, as nominee, and to record a lien in favor of GMAC on the vehicle’s certificate of title. The dealer sends the appropriate paperwork to the GMAC branch. The branch then enters essential information into the centralized database after which billing statements are automatically generated and mailed monthly to the lessee. Several processing centers are responsible for the processing of monthly payments, while the GMAC branches take charge of all collection efforts against delinquent lessees.
      Prior to transferring possession of a vehicle to a lessee, the dealer must:

•	collect the first monthly payment, including a refundable security deposit unless the lessee qualifies for the SmartLease Loyalty Program or other marketing programs, in which case both may be waived;

•	verify that the lessee has purchased at least the minimum physical damage and public liability insurance coverage; and

•	ensure that all required license fees, registration fees and up-front taxes are paid.
      Fees and taxes are included in the lessee’s monthly payment, including acquisition fees and documentation expenses. The dealer is responsible for titling and registering the vehicle, unless the applicable state’s motor vehicle department permits or requires the lessee to submit the title and registration documentation.
Determination of Residual Value
      GMAC uses residual values from the Automotive Lease Guide to set residual values on General Motors vehicles at the time of lease origination. The Automotive Lease Guide is an independent publisher of vehicle residual values and is frequently used for comparison purposes by the vehicle leasing industry. We refer to the expected value of a vehicle at the scheduled lease end date of the related lease as determined by the Automotive Lease Guide as the “ALG Residual.” GMAC calculates the residual value stated in each lease, which we refer to as the “Stated Residual Value,” by adding a percentage of the manufacturer’s suggested retail price or “MSRP” to the ALG Residual of that vehicle. The percentage of MSRP added to the ALG Residual varies according to the level of lease payments desired by General Motors and GMAC as well as other factors, such as the vehicle model being leased and the mileage level per year specified in the lease. The maximum allowable residual value with respect to a new leased vehicle is the MSRP for the base vehicle plus options. Unless otherwise provided in the accompanying prospectus supplement, we use the concept “Lease Residual,” which is the lesser of the Stated Residual Value and the ALG Residual, to establish the ABS Value of the lease assets.

      GMAC distributes residual value tables based on residual values from the Automotive Lease Guide to its branches and franchised dealers quarterly. The tables provide residual value percentages for each new vehicle available from General Motors for lease terms of 12, 24, 30, 36 and 48 months. If a term and corresponding residual value percentage are not published, the dealer will interpolate the number by averaging the nearest published data above and below the desired term.
Terms of Motor Vehicle Leases
      Each lease and related leased vehicle is purchased from the dealer by GMAC or GMAC Automotive Bank for its “capitalized cost,” which may exceed the MSRP. The capitalized cost represents the present value (as of the acquisition date) of the monthly payments due on a lease and the Stated Residual Value discounted at an implied lease rate. Each lease provides for level monthly payments except for the first and last monthly payments, and the monthly payments on a lease are generally due on the same day of each month.
      A lease may terminate before its scheduled termination date—which we call an early termination—in one of the following ways: a voluntary early termination by the lessee under a Pull Ahead Program or otherwise, or a liquidation due to a default under the lease or a casualty loss of the leased vehicle.
      Each lease agreement provides that the lessor may terminate the lease and retake the vehicle if the lessee defaults. Events of default under the lease agreement include, but are not limited to, the occurrence of the following:

•	the lessee fails to make a payment when due;

•	the lessee fails to maintain required insurance coverage;

•	the lessee fails to maintain or repair the vehicle as required by the lease agreement;

•	the lessee violates the transfer of interest provisions of the lease agreement;

•	the lessee breaches any agreements in the lease and that breach significantly impairs the prospect of payment, performance or realization of the lessor’s interest in the vehicle;

•	the lessee made a material misrepresentation on his or her lease agreement; or

•	the lessee does any other act that is a default under a lease agreement under applicable law.
      Upon default, the lessor or assignee may terminate the lease agreement and the lessee is responsible for any payments otherwise required upon early termination of the lease.
      Each lease agreement may be terminated by the lessee at any time before its scheduled lease end date. If a lease agreement is terminated early, the lessee must return the vehicle to GMAC or to any reasonable address GMAC designates and complete an odometer disclosure statement. Except for leases terminated under a Pull Ahead Program, upon early termination the lessee will owe an amount equal to the total unpaid monthly payments, less unearned lease charges, plus any unpaid fees and taxes and charges for excess mileage and excess wear, to the extent not offset by the excess of the vehicle’s sales price over the residual value of the vehicle, all as stated in the lease agreement. For leases terminated early under a Pull Ahead Program, lessees are only responsible for any accrued but unpaid monthly lease payments and payment of the excess wear and excess mileage charges as described below under “—Pull Ahead Programs” in this prospectus. Each lease agreement provides that the lessee may, at its own expense, obtain from an independent third party acceptable to GMAC a professional appraisal of the vehicle’s wholesale value that could be realized at sale. The appraised value will be binding and used as the sales price when determining whether or not there is any surplus.
      All of the leases are closed-end leases. Under a closed-end lease, at the end of its term, if the lessee does not elect to purchase the vehicle by exercise of the purchase option contained in the lease agreement, the lessee is required to return the vehicle to GMAC or any reasonable address GMAC designates. After the vehicle is returned, an inspection will be completed by either the dealer or a third party inspection company. As with an early termination by the lessee, the lessee must complete an odometer disclosure statement and pay for excess mileage and excess wear charges and other items that may be due under the lease.
      The lessee may exercise the purchase option under the lease agreement at the scheduled lease end date by paying the purchase price stated in the lease agreement. The purchase price is the Stated Residual Value, plus a fee of a minimum of $100 to a maximum of $500, in $100 increments. The purchase price is established by the dealer at lease inception and is described in the “Purchase Option at End of Lease Term” section of the lease agreement.
Insurance Required to be Maintained by Lessees
      Each lease requires the lessee to maintain automobile bodily injury and property damage liability insurance that names VAULT or GMAC as an additional insured. Each lease further requires the lessee to maintain (all risks) comprehensive and collision insurance covering damage to the leased vehicle and naming VAULT as loss payee.
Vehicle Maintenance; Excess Wear and Excess Mileage
      Each lease provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible under the related lease for all excess damage to the leased vehicle and for its loss, seizure or theft. At the scheduled lease end date of the lease, if the lessee does not purchase the leased vehicle, the lease requires the lessee to pay GMAC the estimated cost to repair any damage to the vehicle that is deemed to be “excess wear.” Excess wear generally includes such items as inoperative mechanical and electrical parts, damage to the body, lights, trim or paint, missing equipment, parts and accessories, and similar items.
      Each lease also specifies a selected mileage level per year, which is one of the factors taken into account by GMAC in establishing the residual value for a leased vehicle. For more information on the determination of residual values, see “—Determination of Residual Value” above. If the lessee does not purchase the leased vehicle at the end of the lease term, the lease requires the lessee to pay GMAC an excess mileage charge for each mile the vehicle has been driven in excess of the selected mileage level.
Extensions
      Occasionally, a lessee requests an extension of a lease contract for one or more months during the period of time between the original specified maturity of the lease and the time at which the lessee negotiates a new lease for a different General Motors vehicle. GMAC may extend the performance of the lessee’s obligations on a monthly basis up to a maximum of six months if the lessee is not in default on any of its obligations under the lease and if the lessee agrees to continue to make monthly payments. If GMAC, as Servicer, extends performance on the lease, it will be obligated to make Advances on the Extended Lease and leased vehicle as though GMAC had not extended the lease.
Collection and Repossession Procedures
      GMAC has established operational procedures, which are modified from time to time, for handling lease accounts that become delinquent. As Servicer, GMAC handles lease accounts included in the collateral for the secured notes that become delinquent in the same manner as it handles its own lease accounts.
      GMAC does not consider a lease to be past due unless a scheduled monthly payment in excess of $25 has not been received within 30 days of the payment date.
      Generally, GMAC makes commercially reasonable efforts to preserve a lease as a performing lease. However, if a delinquency cannot be satisfactorily resolved, the decision to retake a leased vehicle generally will be made before a payment is more than 60 days past due. Lessees are typically notified on the day their vehicle is retaken or within two days thereafter and are informed of any right they may have under applicable state law to redeem their vehicles.
      In some situations a lessee may become delinquent and is willing but unable to bring their account current. In this situation, at the discretion of GMAC, but subject to specific guidelines, one or more payments under the relevant lease may be deferred, provided that the lessee pays a deferral fee. If GMAC agrees to defer lease payments, it must make Advances on the deferred lease as though the lease payments had not been deferred.
      Collections on any lease assets, other than those with respect to which Administrative Purchase Payments or Warranty Purchase Payments are required to be or have been paid by GMAC, as seller of the lease assets, or the Servicer, that are not (1) late fees, prepayment charges or other similar fees or charges, (2) amounts received by the Servicer with respect to any administrative fees, parking tickets or fines, (3) rebates on insurance premiums or other amounts required by applicable law to be paid or refunded to lessees or (4) fees and sales, use or other taxes or payments due under that lease, will be applied first to any Outstanding Advances made by the Servicer on that lease and then to the Monthly Lease Payment. Any Excess Payment will be held by the Servicer or, if the Servicer has not satisfied the Monthly Remittance Condition, will be deposited into the Payment Ahead Servicing Account and will be treated as a Payment Ahead.
Vehicle Disposition Process
      Leased vehicles may be returned to GMAC or purchased directly by the dealer or lessee at maturity or upon early termination, or may be repossessed upon default.
      GMAC uses three remarketing channels to dispose of vehicles: direct sales to dealers or lessees, Internet auctions (SmartAuction) and physical auctions. The primary objectives of the vehicle disposition process are to maximize sales proceeds while minimizing expense.
      Each lessee has the option to purchase its leased vehicle upon scheduled termination of the lease at the price stated in the applicable lease, a process that generally takes five days after the date on which the leased vehicle is returned by the lessee. If the lessee does not exercise this option, the vehicle is offered for sale to the dealer to which the leased vehicle was returned, a process that generally takes five days after the date on which the lessee elects not to purchase the returned vehicle. These sales are at a fixed price, and there is minimal remarketing expense associated with this channel as vehicles are not moved or reconditioned by GMAC prior to sale. Vehicles not bought directly by the lessee or dealer are remarketed via Internet-based auctions and physical auctions. These sales involve interactive bidding based on a floor price. Off-lease vehicles are generally sold via Internet-based auction within 20 days of the date the lessee returns the leased vehicle to the dealer and via physical auction within 55 days of the return date. The entire vehicle disposition process generally takes an average of 30 days from the return of the leased vehicle.
      Off-lease vehicles are returned to a General Motors dealer who is responsible for reporting the return to GMAC and providing a completed vehicle odometer statement and deciding whether to purchase the vehicle directly from GMAC. If the vehicle is not purchased under the direct to dealer/lessee channel, a vehicle condition/inspection report is completed either by the dealer taking in the vehicle from the lessee or by a third-party vendor hired by GMAC. Lessees are responsible for excess wear based on the condition/inspection report. Once a vehicle inspection has been completed, most vehicles are offered for sale on GMAC’s Internet auction site (SmartAuction). If the vehicle is sold, GMAC electronically collects proceeds from the purchasing dealer. The purchasing dealer is responsible for picking up the vehicle from the storing location, which is typically another dealership. Approximately 40% of off-lease vehicles not bought directly by the dealer/lessee are sold via SmartAuction. The remaining 60% of the vehicles are shipped to physical auction locations and either sold in a “closed” auction (open to GM dealers only) or an “open” auction (open to all licensed dealers).
      At the physical auction location, GMAC will recondition the vehicle and make repairs to the vehicle only if the GMAC employee at the auction reasonably expects this work would increase the net proceeds on the sale of the vehicle. Generally, this practice results in only a limited amount of basic repairs, such as glass replacement and the repair of other safety-related damage.
      The GMAC employee at the auction site is responsible for handling GMAC’s decisions with respect to the vehicles sold at the auction, including approving repair orders, setting auction dates and determining whether bids received at auction should be accepted. When the vehicle is sold, GMAC electronically collects proceeds from the auction. The purchasing dealer is responsible for all transportation costs.
Pull Ahead Programs
      A Pull Ahead Program is a marketing program employed by General Motors to encourage current lessees to purchase or lease new General Motors vehicles. More information regarding Pull Ahead Programs and related Pull Ahead Payments will be provided in the accompanying prospectus supplement under “Residual Values— Pull Ahead Programs.”
THE LEASE ASSETS
General
      GMAC or GMAC Automotive Bank purchases new and used leases and related vehicles from General Motors dealers under a supplemental dealer agreement. GMAC selects the lease assets to be included in the pools of leases securing series of secured notes from among the lease assets originated in the 20 states in which VAULT operates, based on the eligibility criteria set forth in “—Representations, Warranties and Covenants” below.
Representations, Warranties and Covenants
      Unless otherwise provided in the accompanying prospectus supplement, each lease and related leased vehicle included as collateral for the secured notes must meet the following eligibility criteria:

•	the leased vehicle is an automobile or light truck manufactured by or for General Motors;

•	the lease has an original scheduled term of 12 to 60 months;

•	the lease is not a single payment lease;

•	the lease was acquired by GMAC or its subsidiaries in its ordinary course of business;

•	the lease provides for level monthly payments other than the first and the last payments, which may be different;

•	the lease payments fully amortize the capitalized cost of the lease to the contractual residual value over the lease term;

•	GMAC has good title in and to the lease and the amounts due under it;

•	VAULT has good title to the leased vehicle or all necessary and appropriate action has been commenced that would result in VAULT having good title to the leased vehicle;

•	GMAC has good title to all beneficial interest in the leased vehicle;

•	the lease is in force and has not been terminated, canceled or rescinded;

•	as of the cut-off date for that Trust, the lease was not considered past due, which means that as of the cut-off date, all scheduled monthly payments due on the lease in excess of $25 have been received within 30 days of the payment date on which they were scheduled to be made;

•	the lessee is required to maintain physical damage and liability insurance policies of the type that the Servicer requires in accordance with its customary servicing procedures;

•	the related dealer is located in the United States and the lessee has a billing address in the United States; and

•	the related lessee pays all costs relating to taxes, insurance and maintenance for the leased vehicle.
THE SECURED NOTES
      The secured notes will be issued under the terms of a form of COLT Indenture, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the secured notes and the COLT Indenture.

Where particular provisions or terms used in the COLT Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to the COLT Indenture and the secured notes issued pursuant to the COLT Indenture.
      GMAC will acquire the secured notes in each series from COLT or another special purpose Delaware statutory trust to be identified in the accompanying prospectus supplement. Each secured note is non-recourse and is secured by a first priority perfected lien on and an undivided security interest in a pool of leases, the related leased vehicles and other related assets. For each series of secured notes, one secured note will be issued for each state in which the related lease assets were originated. Secured notes in a series may also be issued with interest rates or other terms that correspond to the securities being issued by the Trust if the prospectus supplement so provides. However, all secured notes in a series will be paid ratably from collections on the entire pool of lease assets securing those secured notes.
      The lease assets have been or will be acquired from participating dealers in accordance with GMAC’s underwriting requirements. The lease assets have been or will be acquired by GMAC in the ordinary course of business and in accordance with its underwriting standards, which evaluate the prospective lessee’s ability to pay and creditworthiness, as well as the expected residual value of the vehicle to be financed. GMAC’s underwriting standards also generally require physical damage insurance to be maintained on each leased vehicle.
      The lease assets to be included in the pool securing a series of secured notes will be selected using several criteria, which consist of those criteria described in “The Transfer and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes” in this prospectus and any other criteria set forth in the accompanying prospectus supplement.
Terms of the Secured Notes under the COLT Indenture
      The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the secured notes. Where particular provisions or terms used in the COLT Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.
      Each secured note held by a Trust is secured by:

•	a pool of leases for new or used cars and light duty trucks and all beneficial interest in the related vehicles under the VAULT Trust Agreement, and all moneys due thereunder on and after the cut-off date and with respect to the vehicles and, to the extent permitted by law, all accessions to the related vehicles;

•	the right to proceeds of physical damage, credit life, credit disability or other insurance policies covering the related vehicles or lessees;

•	any recourse against dealers on the lease assets;

•	specified rights of COLT in the COLT Basic Documents, solely with respect to leases and leased vehicles relating to the secured notes; and

•	amounts and investments of those amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the COLT Indenture pursuant to which the secured notes owned by the Trust were issued and the proceeds thereof.

      The sole source for payment of the secured notes is the collateral described above and any other funds that may from time to time be pledged to secure the payment of the secured notes.
      Interest on secured notes accrues from and including the issue date for the secured notes, to but excluding the date on which the Secured Note Principal Balance of the secured notes is reduced to zero, at the annual rate specified in the COLT Indenture.
      Each secured note will be non-recourse to COLT and any other assets of COLT or its equityholders. No holder of a secured note will have any claim, remedy or right to proceed against COLT, the COLT owner trustee or any equityholder for the payment of any deficiency or any other amount owing on account of the indebtedness evidenced by the secured note. The holder also agrees to look solely to the collateral for that secured note, including available amounts on deposit in any designated COLT reserve account, and any other property pledged as security for the secured note in payment of the indebtedness thereunder. However, nothing limits any right of the holder of a secured note to accelerate the maturity of the secured note upon default, subject to any grace periods, to bring suit and obtain a judgment against COLT on the secured note, except that the sole recourse for that judgment is limited to the lease asset collateral and any other security for the secured note, to enforce the security interest of the holder or otherwise realize upon the collateral securing the secured note, including available amounts on deposit in any designated COLT reserve account, or any other property pledged as security to secure the obligations represented by the secured note.
      Each secured note will be discharged upon the delivery to the COLT indenture trustee of the secured note for cancellation of the secured note or, with certain limitations, upon deposit with the COLT indenture trustee of funds sufficient for the payment in full of the secured note.
      Each holder of a secured note, by its acceptance of the secured note, agrees that it will not, prior to the date which is one year and one day after the payment in full of the secured note and any other obligations of or interest in COLT, petition or otherwise cause COLT to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against COLT under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of COLT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of COLT.
The COLT Indenture
      A form of COLT Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will provide a copy of the applicable COLT Indenture without exhibits upon request to a holder of notes issued under the CARAT Indenture. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the COLT Indenture.
      Modification of COLT Indenture Without the Secured Noteholder’s Consent. For each COLT Indenture, COLT and the COLT indenture trustee may, without consent of the CARAT indenture trustee, as holder of the secured notes of a particular series as specified in the accompanying prospectus supplement, but with prior notice to the rating agencies rating the secured notes, if any, the notes or the certificates, as specified in the accompanying prospectus supplement, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the property subject to the lien of the COLT Indenture or add additional property subject to the lien of the COLT Indenture;

(2) to provide for the assumption of the secured notes and the COLT Indenture obligations by a permitted successor to COLT;

(3) to add additional covenants for the benefit of the secured noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the COLT indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the COLT Indenture or in any supplemental indenture that may be inconsistent with any other provision of the COLT Indenture, any supplemental indenture or in any other COLT Basic Document;

(6) to provide for the acceptance of the appointment of a successor or additional COLT indenture trustee or to add to or change any of the provisions of the COLT Indenture as will be necessary and permitted to facilitate the administration by more than one COLT indenture trustee;

(7) to modify, eliminate or add to the provisions of the COLT Indenture in order to comply with the Trust Indenture Act of 1939, as amended; or

(8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the COLT Indenture or modify in any manner the rights of the holders of secured notes under the COLT Indenture; provided that any action specified in this clause (8) will not, as evidenced by an officer’s certificate, adversely affect in any material respect the interests of the secured noteholders unless the consent of the CARAT indenture trustee, as holder of the secured notes, is otherwise obtained as described in the next section of this prospectus.
      Modification of COLT Indenture With the Secured Noteholder’s Consent. For each COLT Indenture, unless otherwise specified in the accompanying prospectus supplement, COLT and the COLT indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the COLT Indenture, or modify in any manner the rights of the secured noteholders, with the consent of the holders of a majority in aggregate principal amount of the outstanding secured notes.
      Without the consent of the CARAT indenture trustee, as holder of each outstanding secured note which would be affected, however, no supplemental indenture will:

(1) change the due date of any installment of principal of or interest on any secured note or reduce the principal amount of any secured note, the interest rate specified thereon or change any place of payment where or the coin or currency in which any secured note or any interest thereon is payable or modify any of the provisions of the COLT Indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any secured note on any payment date;

(2) impair the right to institute suit for the enforcement of specified provisions of the COLT Indenture regarding payment of principal or interest on any secured note;

(3) reduce the percentage of the aggregate principal amount of the outstanding secured notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the COLT Indenture or of specified defaults thereunder and their consequences as provided for in the COLT Indenture;

(4) modify any of the provisions of the COLT Indenture regarding the voting of secured notes by COLT, GMAC, the Servicer or any affiliate of any of them;

(5) reduce the percentage of the aggregate principal amount of the outstanding secured notes required to direct the COLT indenture trustee to sell or liquidate the assets of COLT if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding secured notes;

(6) amend the sections of the COLT Indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding secured notes necessary to amend the COLT Indenture or any of the other COLT Basic Documents;

(7) modify any of the provisions of the COLT Indenture to change the calculation of the amount of any payment of interest or principal due on any payment date; or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the COLT Indenture on any part of the assets of COLT or, except as otherwise permitted or contemplated in the COLT Indenture, terminate the lien of the COLT Indenture on that collateral or deprive any of the secured noteholders of the security afforded by the lien of the COLT Indenture.
      COLT Events of Default; Rights Upon COLT Event of Default. For each COLT Indenture, unless otherwise specified in the accompanying prospectus supplement, COLT Events of Default under the COLT Indenture will consist of:

(1) any failure to pay interest on the secured notes as and when the same becomes due and payable, which failure continues unremedied for five days;

(2) except as provided in clause (3), any failure to pay any principal on the secured notes as and when required in accordance with the COLT Basic Documents, which failure continues unremedied for 30 days after the giving of written notice of the failure (X) to the Servicer by the COLT indenture trustee or (Y) to the Servicer and the COLT indenture trustee by the holders of not less than 25% of the aggregate principal amount of the outstanding secured notes;

(3) failure to pay in full the Secured Note Principal Balance of the secured notes by the final maturity date of the secured notes;

(4) any failure to observe or perform in any material respect any other covenants or agreements of COLT in the COLT Indenture, which failure materially and adversely affects the rights of secured noteholders, and continues unremedied for 30 days after the giving of written notice of the failure (X) to COLT and GMAC (or the Servicer, as applicable) by the COLT indenture trustee or (Y) to COLT, GMAC (or the Servicer, as applicable) and the COLT indenture trustee by the holders of not less than 25% of the aggregate principal amount of the outstanding secured notes; and

(5) events of bankruptcy, insolvency or receivership for COLT indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.
      If a COLT Event of Default occurs and is continuing, either the COLT indenture trustee or the holders of not less than a majority of the aggregate principal balance of the outstanding secured notes then outstanding, may declare the unpaid principal and accrued and unpaid interest of the secured notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the CARAT indenture trustee, as holder of the secured notes.
      Unless otherwise specified in the accompanying prospectus supplement, if the secured notes of any series are declared due and payable following a COLT Event of Default, in lieu of the COLT indenture trustee maintaining possession of the assets of the COLT trust estate and continuing to apply collections on the lease assets as if there had been no declaration of acceleration, the COLT indenture trustee may:

(1) institute proceedings to collect amounts due and payable on the secured notes;

(2) institute proceedings for complete or partial foreclosure on the collateral with respect to the COLT Indenture and the VAULT Security Agreement;

(3) exercise remedies as a secured party; or

(4) sell all or a portion of the COLT trust estate in specified circumstances following the procedures set forth in the COLT Indenture and the COLT Basic Documents.
      In that event, any money or property collected by the COLT indenture trustee will be applied:

(1) first, to the COLT indenture trustee for unpaid fees, expenses and indemnification due to it under the COLT Indenture, if any,

(2) next, to the COLT owner trustee for amounts due to it, not including amounts due for payments to the holders of the equity interest of COLT, under the COLT Declaration of Trust; and

(3) the remainder to the COLT collection account for distribution in the following priority: (i) payment in full of the accrued and unpaid interest on the secured notes; (ii) payment in full of the unpaid principal balance of the secured notes; (iii) to the CARAT collection account for payment of any shortfalls of amounts on deposit therein; and (iv) the remainder will be distributed in accordance with the instructions of COLT, LLC, as holder of the equity interests of COLT.
      The COLT indenture trustee, however, is prohibited from selling or liquidating the assets of COLT following a COLT Event of Default, unless:

(1) (A) the CARAT indenture trustee, as holder of the secured notes, consents to the sale or liquidation;

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the secured notes at the date of the sale or liquidation; or

(C) (X) there has been a default in the payment of interest, principal or other amounts on the secured notes,

(Y) the COLT indenture trustee determines that the assets of COLT will not continue to provide sufficient funds on an ongoing basis to make all payments on the secured notes as the payments would have become due if the obligations had not been declared due and payable, and

(Z) the COLT indenture trustee obtains the consent of the CARAT indenture trustee, as holder of the secured notes; and

(2) 10 days prior written notice of the sale or liquidation of the least assets has been given to the credit rating agencies that have rated the related notes.
      Unless otherwise specified in the accompanying prospectus supplement, following a declaration upon a COLT Event of Default that the secured notes are immediately due and payable, the secured notes will be entitled to ratable repayment of principal of and interest on or after the respective due dates as provided in the COLT Indenture and the secured notes (in the case of redemption, if applicable, on or after the redemption date).
      Subject to the provisions of the COLT Indenture relating to the duties of the COLT indenture trustee, if a COLT Event of Default occurs and is continuing with respect to the secured notes, the COLT indenture trustee will be under no obligation to exercise any of the rights or powers under the COLT Indenture at the request or direction of any of the holders of the secured notes, if the COLT indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the COLT Indenture, the holders of a majority of the aggregate principal balance of the outstanding secured notes in a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the COLT indenture trustee and the holders of a majority of the aggregate principal balance of the outstanding secured notes in that series may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the COLT Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding secured notes in that series.
      No holder of a secured note in any series will have the right to institute any proceeding regarding the COLT Indenture, unless:

(1) the holder has given to the COLT indenture trustee written notice of a continuing COLT Event of Default;

(2) the holders of not less than 25% of the aggregate principal balance of the outstanding secured notes in a series have made written request to the COLT indenture trustee to institute the proceeding in its own name as COLT indenture trustee;

(3) the holder or holders have offered the COLT indenture trustee reasonable indemnity;

(4) the COLT indenture trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the COLT indenture trustee during the 60-day period by the holders of a majority of the aggregate principal amount of the outstanding secured notes.
      If a default occurs and is continuing regarding the COLT trust estate and if it is known to the COLT indenture trustee, the COLT indenture trustee will mail to each holder of the secured notes, notice of the default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any secured note, the COLT indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of secured noteholders.
      In addition, each of the COLT indenture trustee and the holders of the secured notes, by accepting the secured notes, will covenant that they will not, for a period of one year and one day after payment in full of the secured notes, institute against COLT any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
      Neither the COLT indenture trustee nor the COLT owner trustee in its individual capacity, nor any holder of any equity interests in COLT including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the COLT indenture trustee or the COLT owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the secured notes or for the agreements of COLT contained in the COLT Indenture.
      Material Covenants. The COLT Indenture provides that COLT may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes COLT’s obligation to make due and timely payments on the notes and the performance or observance of every agreement and covenant of COLT under the COLT Indenture;

(3) no COLT Event of Default has occurred and is continuing immediately after the merger or consolidation;

(4) the Servicer, the COLT owner trustee and the COLT indenture trustee have been advised that the rating of the secured notes will not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

(5) any action necessary to maintain the lien and security interest created by the COLT Indenture has been taken; and

(6) COLT has delivered an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to COLT or any secured noteholder.
      COLT will not, among other things, except as expressly permitted by the COLT Basic Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of COLT except as provided in the COLT Indenture and the COLT Basic Documents;

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the secured notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former secured noteholder because of the payment of taxes levied or assessed upon any part of COLT;

(3) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs;

(4) permit the validity or effectiveness of the COLT Indenture or any other COLT Basic Document to be impaired or permit the liens of the COLT Indenture or the VAULT Security Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations regarding the secured notes under the COLT Indenture except as may be expressly permitted by the COLT Indenture;

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the COLT Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the COLT trust estate or any part of its assets, or any interest in its assets or the proceeds thereof; or

(6) permit the liens of the COLT Indenture or the VAULT Security Agreement to not constitute a valid first priority security interest in the collateral thereunder.
      Except as specified in the accompanying prospectus supplement, COLT may not engage in any business or activity other than as specified under “The Secured Notes.” COLT will also not issue, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the secured notes and the COLT Indenture or otherwise in connection with the COLT Basic Documents.
      Annual Compliance Statement. COLT will be required to file annually with the COLT indenture trustee an officer’s certificate as to COLT’s activities and performance under the COLT Indenture.
      Satisfaction and Discharge of COLT Indenture. The COLT Indenture will be discharged upon the delivery to the COLT indenture trustee for cancellation of all of COLT’s secured notes or, subject to limitations, upon deposit with the COLT indenture trustee of funds sufficient for the payment in full of all secured notes. The COLT indenture trustee will continue to act as COLT indenture trustee under the COLT Indenture for the benefit of the secured noteholders until all payments in respect of the secured notes and interest due to the secured noteholders have been paid in full.
Delinquencies, Repossessions and Charge Offs
      The primary sources of payment on the secured notes are payments due on the underlying leases and the proceeds of sale of the leased vehicles at lease termination.
      As a result, the accompanying prospectus supplement sets forth information concerning the composition of the secured notes being sold to the seller, information concerning the leases and leased vehicles and information concerning GMAC’s experience in the United States pertaining to delinquencies on leases of automobiles and light duty trucks and repossessions and charge off information relating to its entire leased vehicle portfolio, including leases sold by GMAC that it continues to service. There can be no assurance that the performance of the secured notes or the delinquency, repossession and charge off experience on any portfolio of leases and leased vehicles will be comparable to prior experience.
GMAC’S Responsibilities as Servicer and Trust Administrator
      GMAC is the Trust Administrator of the secured notes for the Trust. GMAC also acts as the Servicer for the leases and leased vehicles. GMAC, as Servicer, is responsible for calculating the ABS Value of each lease asset, posting all payments and responding to inquiries of lessees, investigating delinquencies, monitoring the status of insurance policies with respect to the leases and vehicles, accounting for collections, remarketing returned vehicles and furnishing monthly and annual statements to COLT and reporting federal income tax and other information for the lease assets. For a discussion of the responsibilities of the Servicer, see “Description of Auto Lease Business of GMAC” and “The Lease Assets” in this prospectus. For a discussion of the responsibilities of the Trust Administrator, see “The Transfer and Servicing Agreements—Servicing and Administration Procedures.”
WEIGHTED AVERAGE LIFE OF THE SECURITIES
      The primary sources of payment on a series of secured notes will be the Monthly Lease Payments on the leases and amounts received upon sale of the leased vehicles securing that series. As a result, the weighted average life of the securities issued by any Trust will generally be influenced by the rate at which the leases securing the related series of secured notes terminate early, causing a prepayment on the secured notes owned by that Trust. All of the leases may be terminated early at any time upon payment by the lessee of the (1) remaining Monthly Lease Payments less any unearned finance charges for the lease and (2) excess mileage and excess wear charges, if any. General Motors, or GMAC, as agent for General Motors, may also elect to offer Pull Ahead Programs with respect to the leases, which would permit early terminations under leases without the payment by the lessees of these remaining Monthly Lease Payments. The implementation of a Pull Ahead Program by General Motors or GMAC will have the effect of increasing the rate of early termination of the leases. For more information on the Pull Ahead Program, see “Description of Auto Lease Business of GMAC—Pull Ahead Programs” in this prospectus. For more information on the amount of time generally required to dispose of off-lease vehicles, see “Description of Auto Lease Business of GMAC—Vehicle Disposition Process.”
      Although early terminations are primarily caused by the early return or purchase of leased vehicles by lessees under a Pull Ahead Program or otherwise, early terminations may also include liquidation due to a default under the lease or a casualty loss of the leased vehicle. Upon early termination of a lease in any pool, the series of secured notes related to that pool will be repaid pro rata on the next distribution date.
      In addition, payments made by the Servicer or by GMAC as seller of the lease assets as a result of a purchase by the Servicer or GMAC of the lease asset from COLT due to a breach of a representation or warranty of the Servicer or GMAC will be treated by the Servicer as an early termination of the lease.
      The secured notes and the notes may be prepaid in full if the Trust Administrator exercises its option to purchase the secured notes after the outstanding balance of the lease assets declines to the level described in “The Transfer and Servicing Agreements—Termination.”
      Any reinvestment risk resulting from prepayment of secured notes will be borne entirely by the holders of securities.
      If a revolving period is provided for in the accompanying prospectus supplement, the weighted average life of the securities will also be influenced by the ability of COLT to reinvest payments received on the lease assets during the revolving period. The ability of COLT to reinvest those payments will be influenced by the availability of suitable additional lease assets for COLT to purchase and the rate at which the ABS Values of the lease assets are paid.
      If there is a partial prepayment on a lease, these amounts will not be applied to prepay the related secured notes. Instead, if the Monthly Remittance Condition is satisfied, the Servicer will retain these amounts and apply them, pro rata, to pay principal and interest on the related secured notes as these amounts become due and payable until that lease is terminated and the related secured notes are due and payable in full. If the Monthly Remittance Condition is not satisfied, the Servicer will deposit partial prepayments into the Payment Ahead Servicing Account within two business days after it receives these prepayments.
      All of the leases have been or will be acquired from dealers using GMAC’s underwriting standards. The seller can make no assurance that the leases will experience the same rate of early termination as GMAC’s historical early termination or loss experience for leases in its serviced portfolio. There can be no assurance that GMAC will continue to dispose of off-lease vehicles in the manner and within the time periods described in “Description of Auto Lease Business of GMAC—Vehicle Disposition Process” in this prospectus. Moreover, there can be no assurance that the Servicer will make an Advance or, if made, that the Advance will be sufficient to pay in full any series of notes or class of certificates on the final scheduled payment date for that series or class. Therefore, any series or class of securities issued by a Trust may mature significantly later than its targeted maturity date.
POOL FACTORS AND TRADING INFORMATION
      Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000. Thereafter the Note Pool Factor and the Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the notes, or the reduction of the certificate balance of the certificates, as the case may be. A noteholder’s portion of the aggregate outstanding principal balance of a class of notes is the product of:

(1) the original denomination of the noteholder’s note; and

(2) the Note Pool Factor.
      A certificateholder’s portion of the aggregate outstanding certificate balance for a class of certificates is the product of (1) the original denomination of the certificateholder’s certificate and (2) the Certificate Pool Factor.
      For each Trust, the noteholders will receive reports on or about each payment date concerning payments received on the secured notes, the aggregate Secured Note Principal Balance for that trust, each Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders—Reports to Securityholders.” Unless otherwise provided in the accompanying prospectus supplement, for each Trust, the certificateholders will receive reports on or about each distribution date concerning payments received on the secured notes, the certificate balance, each Certificate Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders—Reports to Securityholders” in this prospectus.
USE OF PROCEEDS
      Unless otherwise provided in the accompanying prospectus supplement, the net proceeds to be received by the seller from the sale of the securities of a given series will be applied to purchase secured notes from GMAC.
THE NOTES
      For each Trust, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of notes and the form of indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific CARAT Indenture and the series issued pursuant to that indenture.
      Unless otherwise specified in the related prospectus supplement, each class of notes issued by a Trust will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below. Unless otherwise specified in the related prospectus supplement, notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. The seller has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC’s procedures with respect thereto. See “Book-Entry Registration; Reports to Securityholders—Book-Entry Registration” and “—Definitive Securities” in this prospectus.
Principal and Interest on the Notes
      The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the accompanying prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes in the series, as described in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, payments of interest on the notes will be made prior to payments of principal on them. A series may include one or more classes of notes called Strip Notes, entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. The interest rate on certain classes of Strip Notes may be zero. The prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the subsequent interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the accompanying prospectus supplement.
      The accompanying prospectus supplement will specify the relative priority of payments of interest on each class of notes. Under some circumstances, the amount available for payments of interest could be less than the amount of interest payable on a particular class of notes on any of the payment dates specified for that class of notes in the accompanying prospectus supplement. In that case, noteholders of that class will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes. See “The Transfer and Servicing Agreements—Distributions” and “—Credit Enhancement” in this prospectus.
      In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of principal and interest, of each class will be set forth in the accompanying prospectus supplement. Unless otherwise specified in the accompanying prospectus supplement, payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class. Notes legally and/or beneficially owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the CARAT Indenture, except that those notes that are both legally and beneficially owned by the seller or its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the CARAT Related Documents. If more than one class of notes in a series is issued by a Trust and the voting rights of the classes are different on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the documents for that Trust, those rights will be described in the accompanying prospectus supplement.
      If a CARAT Event of Default occurs and is continuing for any Trust and if it is known to the CARAT indenture trustee, the CARAT indenture trustee will mail to each noteholder of that Trust notice of the CARAT Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the CARAT indenture trustee may withhold the notice beyond that 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.
The CARAT Indenture
      A form of CARAT Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The seller will provide a copy of the applicable indenture without exhibits upon request to a holder of notes issued under that CARAT Indenture. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the CARAT Indenture.
      Modification of CARAT Indenture Without Noteholder Consent. Each Trust and CARAT indenture trustee for that Trust, on behalf of that Trust, may, without consent of the noteholders of that Trust, but with prior notice to the rating agencies rating the notes or the certificates, as specified in the accompanying prospectus supplement, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the property subject to the lien of the CARAT Indenture or add additional property subject to the lien of the CARAT Indenture;

(2) to provide for the assumption of the notes and the CARAT Indenture obligations by a permitted successor to the Trust;

(3) to add additional covenants for the benefit of the noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the CARAT indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the CARAT Indenture or in any supplemental indenture that may be inconsistent with any other provision of the CARAT Indenture or any supplemental indenture or in any other CARAT Related Document;

(6) to provide for the acceptance of the appointment of a successor or additional CARAT indenture trustee or to add to or change any of the provisions of the CARAT Indenture as will be necessary and permitted to facilitate the administration by more than one CARAT indenture trustee;

(7) to modify, eliminate or add to the provisions of the CARAT Indenture in order to comply with the Trust Indenture Act of 1939, as amended; or

(8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the CARAT Indenture or modify in any manner the rights of noteholders under that CARAT Indenture; provided that any action specified in this clause (8) will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder of that Trust unless noteholder consent is otherwise obtained as described in the next section of this prospectus.
      Modification of CARAT Indenture With Noteholder Consent. For each Trust, unless otherwise specified in the accompanying prospectus supplement, the Trust and the CARAT indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the CARAT Indenture, or modify in any manner the rights of the noteholders, with the consent of the holders of a majority in principal amount of the Controlling Class.
      Without the consent of the holder of each outstanding note which would be affected, however, no supplemental indenture will:

(1) change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the CARAT Indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date;

(2) impair the right to institute suit for the enforcement of specified provisions of the CARAT Indenture regarding payment of principal or interest on any note;

(3) reduce the percentage of the aggregate principal amount of the Controlling Class, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the CARAT Indenture or of specified defaults thereunder and their consequences as provided for in the CARAT Indenture;

(4) modify any of the provisions of the CARAT Indenture regarding the voting of notes held by the Trust, any other obligor on the notes, the seller or an affiliate of any of them;

(5) reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the CARAT indenture trustee to sell or liquidate the assets of the Trust if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

(6) amend the sections of the CARAT Indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding notes necessary to amend the CARAT Indenture or any of the other CARAT Related Documents;

(7) modify any of the provisions of the CARAT Indenture to change the calculation of the amount of any payment of interest or principal due on any payment date; or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the CARAT Indenture on any part of the assets of the Trust or, except as otherwise permitted or contemplated in the CARAT Indenture, terminate the lien of the CARAT Indenture on that collateral or deprive the holder of any note of the security afforded by the lien of the CARAT Indenture.

      CARAT Events of Default; Rights Upon CARAT Event of Default. For each Trust, unless otherwise specified in the accompanying prospectus supplement, CARAT Events of Default under the related CARAT Indenture will consist of:

(1) any failure to pay interest on the notes (or, if so specified in the accompanying prospectus supplement, on the Controlling Class of the notes) as and when the same becomes due and payable, which failure continues unremedied for five days;

(2) except as provided in clause (3), any failure to make any installment of principal on the notes as and when the same becomes due and payable, which failure continues unremedied for 30 days after the giving of written notice of the failure (X) to the seller (or the Trust Administrator, as applicable) by the CARAT indenture trustee or (Y) to the seller (or the Trust Administrator, as applicable) and the CARAT indenture trustee by the holders of not less than 25% of the aggregate principal amount of the Controlling Class;

(3) failure to pay the unpaid principal balance of any class of notes on or prior to the respective final scheduled payment date for that class;

(4) any failure to observe or perform in any material respect any other covenants or agreements of the Trust in the CARAT Indenture, which failure materially and adversely affects the rights of noteholders, and which failure continues unremedied for 30 days after the giving of written notice of the failure (X) to the seller (or the Trust Administrator, as applicable) by the CARAT indenture trustee or (Y) to the seller (or the Trust Administrator, as applicable) and the CARAT indenture trustee by the holders of not less than 25% of the aggregate principal amount of the Controlling Class; and

(5) events of bankruptcy, insolvency or receivership for the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.
      The amount of principal required to be paid to noteholders under the CARAT Indenture governing a class of notes will generally be limited to amounts available to be deposited in the note distribution account. Therefore, unless otherwise specified in the accompanying prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of a CARAT Event of Default unless that class of notes has a final scheduled payment date, and then not until the occurrence of the final scheduled payment date for that class of notes.
      If a CARAT Event of Default occurs and is continuing for the notes of any series, the CARAT indenture trustee or holders of a majority in principal amount of the Controlling Class then outstanding may declare the unpaid principal and accrued and unpaid interest of the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class.
      Unless otherwise specified in the accompanying prospectus supplement, if the notes of any series are declared due and payable following a CARAT Event of Default, in lieu of the Trust maintaining possession of the assets of the Trust and continuing to apply payments on the secured notes as if there had been no declaration of acceleration, the CARAT indenture trustee may:

(1) institute proceedings to collect all amounts due on the notes;

(2) institute proceedings for the complete or partial foreclosure on the collateral securing the notes;

(3) exercise remedies as a secured party; or

(4) sell the assets of the Trust.
      In that event, any money or property collected by the CARAT indenture trustee will be applied:

(1) first, to the CARAT indenture trustee for fees, expenses and indemnification due to it under the CARAT Indenture and not paid, if any;

(2) next, to the CARAT owner trustee for amounts due to it, not including amounts due for payments to the certificateholders under the trust agreement or the Trust Sale and Administration Agreement; and

(3) the remainder to the CARAT collection account for distribution pursuant to the CARAT Related Documents.

      The CARAT indenture trustee, however, is prohibited from selling or liquidating the secured notes following a CARAT Event of Default, unless:

(1) (A) the holders of all the outstanding notes consent to the sale or liquidation;

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale or liquidation; or

(C) (X) there has been a default in the payment of interest or principal on the notes,

(Y) the CARAT indenture trustee determines that the secured notes will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and

(Z) the CARAT indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Controlling Class; and

(2) 10 days prior written notice of the sale or liquidation of the secured notes has been given to the credit rating agencies that have rated the related notes.
      Following a declaration upon a CARAT Event of Default that the notes are immediately due and payable, (X) the noteholders of each class will be entitled to repayment of principal and interest in the priority specified in the accompanying prospectus supplement on the basis of their respective unpaid principal balances and (Y) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates or in respect of the certificate balance.
      Subject to the provisions of the CARAT Indenture relating to the duties of the CARAT indenture trustee, if a CARAT Event of Default occurs and is continuing with respect to a series of notes, the CARAT indenture trustee will be under no obligation to exercise any of the rights or powers under the CARAT Indenture at the request or direction of any of the holders of those notes, if the CARAT indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the CARAT indenture, the holders of a majority in aggregate principal amount of the Controlling Class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the CARAT indenture trustee and the holders of a majority in aggregate principal amount of those notes then outstanding, voting together as a single class, may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the CARAT Indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.
      No holder of a note of any series will have the right to institute any proceeding regarding the CARAT Indenture governing their notes, unless:

(1) the holder has given to the CARAT indenture trustee written notice of a continuing CARAT Event of Default;

(2) the holders of not less than 25% in aggregate principal amount of the Controlling Class have made written request of the CARAT indenture trustee to institute the proceeding in its own name as CARAT indenture trustee;

(3) the holder or holders have offered the CARAT indenture trustee reasonable indemnity;

(4) the CARAT indenture trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the CARAT indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of the Controlling Class.
      If a default occurs and is continuing regarding any Trust and if it is known to the CARAT indenture trustee, the CARAT indenture trustee will mail to each noteholder of that Trust notice of the default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the CARAT indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.
      In addition, each CARAT indenture trustee and the noteholders for that Trust, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement for that Trust, institute against the Trust or seller, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
      Neither the CARAT indenture trustee nor the CARAT owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the CARAT indenture trustee or the CARAT owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the Trust contained in the CARAT Indenture.
      Material Covenants. Each CARAT Indenture will provide that the Trust it binds may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes the Trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the Trust under the CARAT Indenture;

(3) no CARAT Event of Default has occurred and is continuing immediately after the merger or consolidation;

(4) the Trust has been advised that the rating of the notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

(5) any action necessary to maintain the lien and security interest created by the CARAT Indenture has been taken; and

(6) the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any noteholder or certificateholder.

      Each Trust will not, among other things, except as expressly permitted by the CARAT Related Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

(3) dissolve or liquidate in whole or in part;

(4) permit the validity or effectiveness of the CARAT Indenture or any other CARAT Related Document to be impaired, permit the lien of the CARAT Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations regarding the notes under the CARAT Indenture except as may be expressly permitted by the CARAT Indenture;

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the CARAT Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part of its assets, or any interest in its assets or the proceeds thereof; or

(6) permit the lien of the CARAT Indenture to not constitute a valid first priority security interest in the trust estate thereunder.
      Except as specified in the accompanying prospectus supplement, a Trust may not engage in any activity other than as specified under “The Trusts” above. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes it issues and the CARAT Indenture which binds it or otherwise in accordance with the CARAT Related Documents.
      Annual Compliance Statement. Each Trust will be required to file annually with the CARAT indenture trustee for that Trust a written statement as to the fulfillment of its obligations under the CARAT Indenture.
      CARAT Indenture Trustee’s Annual Report. The CARAT indenture trustee for each Trust will be required to mail each year to all noteholders for that Trust, solely to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as CARAT indenture trustee under the CARAT indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the Trust to the CARAT indenture trustee in its individual capacity, the property and funds physically held by the CARAT indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.
      Satisfaction and Discharge of CARAT Indenture. The indenture for each Trust will be discharged for notes upon the delivery to the CARAT indenture trustee for cancellation of all of the Trust’s notes or, subject to limitations, upon deposit with the CARAT indenture trustee of funds sufficient for the payment in full of all notes. The CARAT indenture trustee will continue to act as CARAT indenture trustee under the CARAT Indenture and the Trust Sale and Administration Agreement for the benefit of certificateholders until all payments in respect of certificate balance and interest due to the certificateholders have been paid in full.

The CARAT Indenture Trustee
      The CARAT indenture trustee for a series of notes will be specified in the accompanying prospectus supplement. The CARAT indenture trustee may give notice of its intent to resign at any time, in which event the Trust will be obligated to appoint a successor trustee. The Trust may also remove the CARAT indenture trustee if the CARAT indenture trustee ceases to be eligible to continue under the indenture or if the CARAT indenture trustee becomes insolvent or otherwise becomes incapable of acting. In those circumstances, the Trust will be obligated to appoint a successor CARAT indenture trustee. The holders of a majority of the aggregate principal amount of the Controlling Class also have the right to remove the CARAT indenture trustee and appoint a successor. Any resignation or removal of the CARAT indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.
THE CERTIFICATES
      For each Trust, one or more classes of certificates may be issued pursuant to the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates issued by each Trust may be offered by this prospectus and the accompanying prospectus supplement or may be sold in transactions exempt from registration under the Securities Act of 1933 or retained by the seller or its affiliates. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.
      Each class of certificates to be sold by the certificate underwriters, as specified in the accompanying prospectus supplement, will initially be represented by a single certificate registered in the name of the nominee of DTC, except as set forth below. Unless otherwise specified in the accompanying prospectus supplement, any certificates offered under any prospectus supplement will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only and resales or other transfers of the certificates will not be permitted in amounts of less than $20,000. The seller has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any offered certificates that are not retained by the seller. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no certificateholder, other than the seller, will be entitled to receive a physical certificate representing a certificate. In that case, all references in this prospectus to actions by certificateholders refer to actions taken by DTC upon instructions from the participants and all references in this prospectus to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the certificates, as the case may be, for distribution to certificateholders in accordance with DTC’s procedures with respect thereto. See “Book-Entry Registration; Reports to Securityholders—Book Entry Registration” and “—Definitive Securities” in this prospectus. Certificates owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the trust agreement, except that, unless all those certificates are owned by the seller and its affiliates, those certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the CARAT Related Documents other than commencement by the Trust of a voluntary proceeding in bankruptcy as described in “The Transfer and Servicing Agreements—Insolvency Events.”
      Under the trust agreement, the Trust, and the CARAT owner trustee on its behalf, and the certificateholders, by accepting the certificates issued by that Trust, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
Distributions of Interest and Certificate Balance
      If certificates are offered, the timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount or method of determining distributions for the certificate balance and interest, or, where applicable, for the certificate balance only or interest only, on the certificates of any series will be described in the accompanying prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the accompanying prospectus supplement and will be made prior to distributions for the certificate balance. A series may include one or more classes of certificates called Strip Certificates entitled to (1) distributions in respect of certificate balance with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no distributions in respect of certificate balance. Each class of certificates may have a different pass-through rate, which may be a fixed, variable or adjustable pass-through rate, and which may be zero for specified class of Strip Certificates, or any combination of the foregoing. The interest rate on certain classes of Strip Certificates may be zero. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates offered thereunder, or the initial pass-through rate and the method for determining the pass-through rate. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the certificates will be subordinate to payments in respect of the notes as more fully described in the accompanying prospectus supplement. Distributions in respect of certificate balance of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.
      In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination of that principal, of each class will be as set forth in the accompanying prospectus supplement.
BOOK ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS
Book-Entry Registration
      The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries to eliminate the need for the physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.
      Unless otherwise specified in the accompanying prospectus supplement, securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, securityholders will receive all distributions of principal and interest from the CARAT owner trustee or CARAT indenture trustee, as applicable, through DTC participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments since these payments will be forwarded by the CARAT owner trustee or CARAT indenture trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders. Except for the seller, it is anticipated that the only noteholder and certificateholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders or certificateholders, as that term is used in the trust agreement and CARAT Indenture, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its DTC participants.
      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among DTC participants on whose behalf it acts and to receive and transmit payments of principal of, and interest on, the securities. DTC participants and indirect DTC participants with which securityholders have accounts relating to the securities similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which securityholders will receive payments and will be able to transfer their interests.
      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.
      DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the associated CARAT Indenture or a certificateholder under the associated trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.
      In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.
      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
      Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines based upon European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.
      Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during the processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information on tax documentation procedures, see “Federal Income Tax Consequences—The Notes—Tax Consequences to Foreign Noteholders” in this prospectus.
      Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants to eliminate the need for the physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment to eliminate the need for the physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
      The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.
      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the Operating Procedures of the Euroclear System and the applicable Belgian law. These laws and procedures govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these laws and procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
      Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—The Notes—Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other CARAT Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.
      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.
      Except as required by law, none of the Trust, the seller, the Trust Administrator, the CARAT owner trustee or the CARAT indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
Definitive Securities
      Unless otherwise specified in the accompanying prospectus supplement, any notes and certificates originally issued in book-entry form will be issued in fully registered, certificated form as definitive notes or definitive certificates, as the case may be, to noteholders, certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

(1) the associated administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for these securities and the Trust is unable to locate a qualified successor,

(2) the administrator, at its option, elects to terminate the book-entry system through DTC, or

(3) after the occurrence of a CARAT Event of Default or a Trust Administrator default, holders representing at least a majority of the aggregate principal amount of the Controlling Class advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the holders of these securities.
      Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of definitive notes or definitive certificates, as the case may be. DTC shall notify all the note owners or certificate owners, as applicable, of the availability of definitive notes or definitive certificates, as the case may be. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate trustee will reissue these securities as definitive notes or definitive certificates, as the case may be, to holders thereof.
      Distributions of principal of, and interest on, the definitive securities will thereafter be made in accordance with the procedures set forth in the associated indenture or associated trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the last day of the related Collection Period. These distributions will be made by wire transfer or by check mailed to the address of that holder as it appears on the register maintained by the CARAT indenture trustee or CARAT owner trustee, as applicable. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the holders of that class.
      Definitive securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
Reports to Securityholders
      For each Trust, on or prior to each payment date, the Trust Administrator will prepare and provide to the CARAT indenture trustee a statement to be made available to the noteholders on that payment date and on or prior to each distribution date, the Trust Administrator will prepare and provide to the CARAT owner trustee a statement to be delivered to the certificateholders. Each statement to be made available to noteholders will include the information set forth below as to the notes for the payment date or the period since the previous payment date on those notes, as applicable. Each statement to be made available to certificateholders will include the information set forth below as to the certificates for that distribution date or the period since the previous distribution date, as applicable:

(1) the amount of the distribution allocable to principal of each class of the notes and to the amount of any distribution to each class of certificates, if applicable;

(2) the amount of the distribution allocable to interest on or for each class of notes or the certificates, if applicable;

(3) the net amount, if any, of any payments to be made by the Trust or to be received by the Trust under any interest rate swap;

(4) the net amount, if any, of any payments to be made by the Trust or to be received by the Trust in respect of an early termination date payable under any interest rate swap;

(5) the outstanding principal balance of each class of notes, the Note Pool Factor for each class of notes, and the aggregate outstanding principal balance of the notes, each after giving effect to all payments reported under clause (1) above;

(6) the First Priority Principal Distributable Amount, the Second Priority Principal Distributable Amount and the Noteholders’ Regular Principal Distributable Amount;

(7) the amount of the Class A Interest Carryover Shortfall, the Class B Interest Carryover Shortfall and the Class C Interest Carryover Shortfall, if any, and the change in each of these amounts from the preceding Distribution Date;

(8) the amount of the administration fee paid to the Trust Administrator for the related monthly period;

(9) the interest rate or pass-through rate, if any, for the next period for any class of notes or certificates with variable or adjustable rates;

(10) the amount on deposit in the CARAT reserve account, if any, on that date, after giving effect to any withdrawals or deposits on that date and the CARAT specified reserve account balance, if applicable, on that date;

(11) the aggregate amount of Advances made by the Servicer under the COLT Servicing Agreement with respect to the related monthly period;

(12) the amount of any Pull Ahead Payments made by GMAC, in its capacity as agent for General Motors, under the Pull Ahead Funding Agreement and the number of lease assets that became Pull Ahead Lease Assets during the related Monthly Period;

(13) the current and aggregate amount of any residual or credit losses on the lease assets during the related monthly period and since the applicable cut-off date;

(14) the amount, if any, reinvested in additional lease assets during the revolving period, if any;

(15) if applicable, whether the revolving period has terminated early due to the occurrence of an early amortization event, as described in the accompanying prospectus supplement; and

(16) if applicable, the balance in the accumulation account, after giving effect to changes in that accumulation account on that date, as described in the accompanying prospectus supplement.
      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust Sale and Administration Agreement, the CARAT indenture trustee and CARAT owner trustee of that Trust will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder and received any payment thereon, a statement containing certain information for the purposes of that securityholder’s preparation of federal income tax returns. As long as the holder of record of the securities is Cede & Co., as nominee of DTC, beneficial owners of the securities will receive tax and other information from DTC participants and indirect DTC participants rather than from the trustees. See “Federal Income Tax Consequences” in this prospectus.
THE TRANSFER AND SERVICING AGREEMENTS
      Except as otherwise specified in the accompanying prospectus supplement, the following summary describes the material terms of the Transfer and Servicing Agreements relating to COLT and each Trust consisting of:

(1) the Pooling and Administration Agreement pursuant to which the seller will purchase secured notes from GMAC and the Trust Administrator for the secured notes will agree to administer the secured notes;

(2) the Trust Sale and Administration Agreement under which a Trust will acquire the secured notes from the seller and agree to the administration of those secured notes by the Trust Administrator;

(3) the trust agreement under which the Trust will be created and certificates of the Trust will be issued;

(4) the COLT Sale and Contribution Agreement pursuant to which GMAC will sell the lease assets to COLT; and

(5) the COLT Servicing Agreement pursuant to which the Servicer agrees to service the lease assets.
      We refer to these agreements as the “Transfer and Servicing Agreements.” Forms of the Transfer and Servicing Agreements in the above list have been filed as exhibits to the registration statement of which this prospectus forms a part. The seller will provide a copy of the Transfer and Servicing Agreements, without exhibits, upon request to a holder of securities described in the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.
Sale and Assignment of Lease Assets and Secured Notes
      Sale and Assignment of Lease Assets. GMAC will sell and assign to COLT, without recourse, its entire interest in a pool of lease assets, including its security interests in the related leased vehicles, under a COLT Sale and Contribution Agreement. Each lease asset sold to COLT will be identified in a schedule that will be on file at the locations set forth in an exhibit to the COLT Sale and Contribution Agreement. COLT will, concurrently with the transfer and assignment of the lease assets to it, execute and deliver the secured notes to GMAC in exchange for the lease assets.
      The accompanying prospectus supplement will provide the terms, conditions and manner under which additional lease assets will be sold by GMAC to COLT during the revolving period, if any. Each lease and related vehicle included as collateral for a series of secured notes must meet the eligibility criteria described in “The Lease Assets— Representations, Warranties and Covenants” in this prospectus.
      Pursuant to the COLT Sale and Contribution Agreement by which GMAC sells the lease assets that secure the secured notes to COLT, GMAC will represent and warrant to COLT that:

•	each lease (1) was originated by a dealer for the retail lease of the related vehicle in the ordinary course of the dealer’s business, was fully and properly executed by the parties thereto and was purchased by and validly assigned to GMAC in accordance with its terms, (2) contains customary and enforceable provisions to render the rights and remedies of the holder of the lease adequate for realization against the vehicle of the benefits of the lease and (3) provides for level monthly payments (except that the first payment and the last payment may be different from the level payments) and fully amortizes the capitalized cost of the lease to the Stated Residual Value over the lease term;

•	all requirements of applicable federal, state and local laws, and regulations thereunder in respect of the leases, have been complied with in all material respects;

•	each lease represents the genuine legal, valid and binding payment obligation of the lessee thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether enforceability is considered in a proceeding in equity or at law;

•	upon conveyance of the lease asset by the dealer to GMAC, (1) GMAC has good title in and to the lease and the amounts due thereunder, (2) VAULT has good title to the related vehicle (or all necessary and appropriate action has been commenced that would result in VAULT having good and valid title to the related vehicle), and (3) GMAC owns and has good title to all of the beneficial interest in each related vehicle, in each case free of any lien, other than liens permitted under the sale and contribution agreement;

•	no lease has been satisfied, subordinated, cancelled, terminated or rescinded;

•	there has been no default, breach, violation or event permitting the lessor to terminate under the terms of any lease, and no event has occurred and is continuing, other than any failure to pay amounts due under the lease in an amount less than $25, that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting the lessor to terminate under the terms of any lease, and none of the dealer, GMAC, COLT or the Servicer has waived any of the foregoing;

•	each lessee is required to maintain physical damage and liability insurance policies of the type that GMAC requires in accordance with its customary underwriting standards for the purchase of automotive leases;

•	no lease was originated in, or is subject to the laws of, any jurisdiction whose laws would make unlawful the sale, transfer and assignment of that lease and related vehicle by the dealer to GMAC and VAULT and by GMAC to COLT, the pledge by COLT of its interest in that lease to the COLT indenture trustee and the pledges by COLT and VAULT of their respective interests in the related vehicles to each secured noteholder;

•	each lease was underwritten in substantial conformance with underwriting guidelines applied to similar leases acquired by GMAC for its own account;

•	the dealer selling each lease to GMAC or COLT is located in the United States and each lessee has a billing address in the United States;

•	each lease (including all other agreements related thereto) is a triple net lease that requires the related lessee (or another person other than GMAC) to pay all costs relating to taxes, insurance and maintenance with respect to the related vehicle;

•	each vehicle purchased by GMAC is a new or used automobile or light duty truck;

•	no right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any lease;

•	to the best of GMAC’s knowledge, (1) GMAC has not, and none of its affiliates has, taken any action that would result in a lien or claim arising out of an obligation or debt owed by GMAC or an affiliate for work, labor or materials affecting any vehicle, (2) GMAC has not, as of the applicable closing date, received a written notice of any liens or claims asserted against any vehicle for work, labor or materials affecting any vehicle, (3) GMAC and its ERISA Affiliates have not received notice from the PBGC of a lien imposed by Section 4068 of ERISA upon any lease asset and no such notice of lien has been filed with the appropriate governmental authority upon any lease asset and (4) GMAC and its affiliates have not received notice from the IRS of a lien imposed by 26 U.S.C. § 6321 upon any lease asset and no such notice of lien has been filed with the appropriate governmental authority upon any lease asset;

•	all UCC and other filings necessary in any jurisdiction to give COLT a first priority perfected security interest in the leases have been made and no filings are necessary with respect to the transfer of the beneficial interest in each related vehicle;

•	there is only one original executed copy of each lease;

•	the lowest implicit lease rate of any lease is 0%;

•	each lease was originated on or after a specified date;

•	no lease asset or constituent part thereof constitutes a negotiable instrument or negotiable document of title, as those terms are used in the UCC;

•	since the applicable cut-off date, no provision of a lease has been, or will be, waived, altered or modified in any respect, except in accordance with the Servicer’s customary servicing procedures;

•	no selection procedures believed by GMAC to be adverse to COLT or to the COLT indenture trustee, the COLT owner trustee and the CARAT indenture trustee were used in selecting the lease assets from those leases of GMAC that meet the selection criteria set forth in the COLT Sale and Contribution Agreement;

•	the COLT Sale and Contribution Agreement and the COLT Indenture create a valid and continuing security interest (as defined in the applicable UCC) in the leases in favor of COLT and the COLT indenture trustee, respectively, which security interest is prior to all other liens, other than liens permitted under the COLT Basic Documents, and is enforceable as such as against creditors of and purchasers from GMAC and COLT, respectively;

•	within 10 days of the applicable closing date, all steps necessary to perfect COLT’s security interest against the holder of the secured notes in the leases that constitute chattel paper will have been taken;

•	prior to the pledge of the lease assets to the COLT indenture trustee under the COLT Indenture, the leases constitute “chattel paper,” “payment intangibles,” “instruments,” “certificated securities” or “uncertificated securities” within the meaning of the applicable UCC;

•	COLT owns and has good and marketable title to the lease assets free and clear of any lien, other than liens permitted under the COLT Basic Documents, claim or encumbrance of any person or entity;

•	GMAC has caused, or will have caused within 10 days of the applicable closing date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the leases granted to COLT under the COLT Sale and Contribution Agreement and the COLT indenture trustee under the COLT Indenture;

•	other than the sale by GMAC to COLT pursuant to the COLT Sale and Contribution Agreement and the security interest granted by COLT to the COLT indenture trustee and the secured noteholders under the COLT Indenture, neither GMAC nor COLT has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the lease assets; neither GMAC nor COLT has authorized the filing of, or is aware of, any financing statements against GMAC or COLT that include a description of collateral covering the lease assets other than the financing statements relating to the interests granted to COLT under the COLT Sale and Contribution Agreement and to the COLT indenture trustee under the COLT Indenture or any financing statement that has been terminated; neither GMAC nor COLT is aware of any judgment or tax lien filings against GMAC or COLT covering the leases; and

•	GMAC, as custodian, has in its possession the original copies of the lease assets files and other documents that constitute or evidence the leases; the lease assets files and other documents that constitute or evidence the leases do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any person or entity other than COLT.
      If GMAC breaches any representation or warranty with respect to any lease asset, GMAC will repurchase that lease asset from COLT at a price equal to the Warranty Purchase Payment as of the last day of the second, or if GMAC so elects, the first, Collection Period after GMAC discovered or was informed of the breach and the secured notes will be prepaid pro rata in the amount of the Warranty Purchase Payment. The repurchase constitutes the sole remedy available to COLT, the COLT indenture trustee, the seller, the Trust and the CARAT indenture trustee, as holder of the secured notes, for any uncured breaches.

      In the COLT Servicing Agreement, the Servicer has made the following covenants, among others:

•	it will, in accordance with its customary servicing practices, take such steps as are necessary to establish and maintain (1) the enforceable ownership interest of VAULT in the vehicles related to the lease assets in accordance with the VAULT Trust Agreement, (2) COLT’s beneficial ownership interest in the vehicles related to the lease assets in accordance with the VAULT Trust Agreement and (3) the perfection of the CARAT indenture trustee’s security interest in the vehicles related to the lease assets;

•	except as otherwise expressly contemplated by the COLT Servicing Agreement and the VAULT Trust Agreement, it will maintain VAULT as the legal title holder of the vehicles related to the leases;

•	it will not impair the rights of COLT, the COLT indenture trustee, the COLT owner trustee, COLT, LLC or the CARAT indenture trustee, as holder of the secured notes, and will not create or permit to exist on any of the lease assets any lien that arises from any act or omission of the Servicer or for which the Servicer has any payment liability;

•	it will use commercially reasonable efforts to (1) pay all amounts it has received from lessees under the lease assets with respect to Sales and Use Tax Amounts to the applicable taxing authorities when these amounts are due and payable under applicable law and (2) cause any lease asset to be released from the lien of any applicable state taxing authority upon having actual knowledge of any lien of such authority;

•	it may, in its discretion and in accordance with its customary servicing practices (1) waive any late payment charge or penalty interest provision or any other provision in a lease, (2) extend the term of any lease or the due date for any payment due from the lessee thereunder, (3) modify any provision of any lease, (4) accept extended performance under any lease asset and (5) take any other action to waive, extend or modify any of the obligations of the lessee under any lease, provided that no such waiver, extension or modification (i) impairs the enforceable ownership interest of VAULT, the beneficial ownership interest of COLT, the lien of the holders of the secured notes in the related vehicle or the lien of the COLT indenture trustee for the ratable benefit of the holders of the secured notes in any lease, (ii) reduces the aggregate dollar amount of the Monthly Lease Payments due under any lease asset, (iii) extends the term of any lease asset beyond the last day of the sixth Collection Period immediately preceding the final maturity date of the related secured note, or (iv) modifies the amounts due from the lessee upon the termination of any lease, other than to reduce the amount the lessee is required to pay to purchase the vehicle at the scheduled lease end date of the related lease if the Servicer, has determined, in its discretion, that the reduction of this amount is reasonably likely to maximize the sale proceeds received by the Servicer in connection with the sale or liquidation of the vehicle; the Servicer may, however, waive a lessee’s payment of one or more Monthly Lease Payments for any lease being terminated under the Pull Ahead Program if GMAC has fully complied with the Pull Ahead Funding Agreement for that lease;

•	it will, in accordance with its customary servicing practices, require that lessees obtain the insurance required under the leases and will monitor such insurance;

•	it will, in accordance with its customary servicing practices, take all actions which are necessary so that COLT is and remains covered by insurance with terms that are (1) customary for a lessor of leased vehicles and (2) consistent with the coverage that the Servicer maintains for its own portfolio of leases and leased vehicles, although the

Servicer may instead indemnify COLT against the risks that would be covered by such insurance if the Servicer’s long-term unsecured debt rating is at least “BBB-” by S&P and “Baa3” by Moody’s (the Servicer will also be required to deposit, out of its own funds, into the COLT collection account an amount equal to the amount of an insurable loss incurred by COLT with respect to a lease asset that is not paid under an insurance policy); and

•	it will not allow General Motors to waive, extend or modify any provision of any lease, whether in connection with a Pull Ahead Program or otherwise.

      GMAC, as Servicer, will agree under each COLT Servicing Agreement that the COLT owner trustee, COLT, the holders of the secured notes and the Trust and their respective successors and permitted assigns are third-party beneficiaries of the COLT Servicing Agreement.
      As of the last day of the second, or if the Servicer so elects the first, Collection Period following the date on which the Servicer has discovered or received notice of a breach of any covenant that materially and adversely affects any lease asset, unless the breach is cured in all material respects, the Servicer will make an Administrative Purchase Payment for that lease asset and the secured notes will be prepaid pro rata in the amount of the Administrative Purchase Payment. This repurchase obligation constitutes the sole remedy available to COLT, the COLT indenture trustee, the COLT owner trustee, COLT, LLC or the CARAT indenture trustee, as holder of the secured notes, for any uncured breach.
      Pursuant to each COLT Custodian Agreement, GMAC will act as custodian to maintain custody and control, as COLT’s agent, of the lease assets owned by COLT and any other documents relating to the lease assets. UCC financing statements reflecting the sale and assignment of the lease assets to COLT and the pledge of the lease assets by COLT to the COLT indenture trustee will be filed, and the Servicer’s accounting records and computer files will reflect that sale and assignment.
      Sale and Assignment of Secured Notes. GMAC will sell and assign to the seller, without recourse, its entire interest in a series of secured notes, including its security interests in the leases and leased vehicles, under a Pooling and Administration Agreement. The seller will transfer and assign to the applicable Trust, without recourse, its entire interest in the secured notes owned by that Trust, including its security interests in the leases and leased vehicles, under a Trust Sale and Administration Agreement between the seller, the Trust Administrator and the Trust. Each secured note in a Trust will be identified in a schedule that will be on file at the locations set forth in an exhibit to the Trust Sale and Administration Agreement. The Trust will, concurrently with the transfer and assignment, execute and deliver the notes and certificates issued by that Trust to the seller in exchange for the secured notes. Except as set forth in the accompanying prospectus supplement, the seller will sell the securities offered by this prospectus which may or may not include all securities of a series, to the underwriters named in the accompanying prospectus supplement. See “Plan of Distribution” in the prospectus.
      The accompanying prospectus supplement will provide the terms, conditions and manner under which the aggregate Secured Note Principal Balance of a given series of secured notes will be increased as new lease assets are sold by GMAC to COLT during the revolving period, if any.
      In each Pooling and Administration Agreement, GMAC will represent and warrant to the seller, among other things, that:

•	each secured note in a series (1) was issued by COLT to fund a portion of the purchase price of the related pool of lease assets, (2) has or will create a valid, binding and enforceable first priority security interest in favor of GMAC or the COLT indenture trustee on behalf of GMAC in the related pool of lease assets which is assignable by GMAC to the seller, (3) contains enforceable provisions so as to render the rights and remedies of the holder of the secured note adequate for realization against the collateral of the benefits of the security, (4) will yield interest at the rate established in the secured note, and (5) constitutes chattel paper, payment intangibles, promissory notes or certificated securities within the meaning of the applicable UCC;

•	each secured note represents the genuine legal, valid and binding payment obligation of COLT thereon, enforceable by the holder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether the enforceability is considered in a proceeding in equity or at law;

•	no secured note has been satisfied, subordinated or rescinded and the lease assets securing each secured note have not been released from the lien of the related secured note;

•	no provision of a secured note has been waived, amended or modified in any respect;

•	no right of rescission, setoff, counterclaim or defense has been asserted or threatened for any secured note;

•	to the best of GMAC’s knowledge, (1) there are no liens or claims which have been filed for work, labor or materials affecting any lease assets that are or may be liens prior to, or equal or coordinate with the security interest in the lease assets granted by the secured notes and (2) no tax lien has been filed and no related claim is being asserted with respect to any secured note; no contribution failure has occurred with respect to any Pension Plan that is sufficient to give rise to a lien under Section 302(f) of ERISA with respect to any secured note;

•	(1) no secured note has been sold, transferred, assigned or pledged by GMAC to any person other than CARI; (2) immediately prior to its conveyance of the secured notes to CARI under the Pooling and Administration Agreement, GMAC had good and marketable title to the secured notes, free of any lien, and (3) upon execution and delivery of the Pooling and Administration Agreement, CARI will have all of GMAC’s right, title and interest in the secured notes, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any lien; and

•	all filings (including UCC filings) necessary in any jurisdiction to give the seller a first priority perfected ownership interest in the secured notes have been made.
      In the Trust Sale and Administration Agreement, the seller will assign these representations and warranties of GMAC, as set forth above, to the Trust and will represent and warrant to the Trust that the seller has taken no action that would cause GMAC’s representations and warranties to be false in any material respect as of the respective sale date.
      As of the last day of the second, or if the seller elects the first, month following the discovery by the seller, the Trust Administrator, the CARAT owner trustee or the CARAT indenture trustee of a breach of any representation or warranty of the seller or GMAC that materially and adversely affects the interests of the securityholders in any secured note, the seller, unless the breach is cured in all material respects, will repurchase, or will enforce the obligation of GMAC under the Pooling and Administration Agreement to repurchase, the secured note from the Trust at a price equal to the CARAT Warranty Payment. The repurchase constitutes the sole remedy available to the Trust, the noteholders, the CARAT indenture trustee, the certificateholders or the CARAT owner trustee for any uncured breaches.

      In each Pooling and Administration Agreement, the Trust Administrator will covenant that:

•	except as contemplated in the Pooling and Administration Agreement and the other Transfer and Servicing Agreements, the Administrator will not release in whole or in part any part of the COLT trust estate from the security interest securing the related secured note; and

•	it will not impair the rights or security interest of the seller, the CARAT indenture trustee, the CARAT owner trustee, the noteholders or the certificateholders in the secured notes.
      As of the last day of the second, or if the Trust Administrator so elects the first, month following the date on which the Trust Administrator has discovered or received notice of a breach of any covenant that materially and adversely affects any secured note, unless the breach is cured in all material respects, the Trust Administrator will make a CARAT Administrative Payment for that secured note. This repurchase obligation constitutes the sole remedy available to the Trust, the CARAT indenture trustee, the CARAT owner trustee, the noteholders and the certificateholders for any uncured breach.
      Pursuant to each Trust Sale and Administration Agreement, GMAC will act as custodian to maintain custody and control, as the Trust’s agent, of the secured notes owned by that Trust and any other documents relating to the secured notes. UCC financing statements reflecting the sale and assignment of the secured notes to the Trust and the pledge of the secured notes by the Trust to the CARAT indenture trustee will be filed, and the Trust Administrator’s accounting records and computer files will reflect that sale and assignment.
Additional Sales of Lease Assets
      If the accompanying prospectus supplement so provides, in addition to lease assets that GMAC sells to COLT on a closing date as described above under “—Sale and Assignment of Lease Assets,” GMAC may also sell lease assets to COLT on one or more later dates under a separate COLT sale and contribution agreement during any revolving period described in the accompanying prospectus supplement. GMAC would sell those lease assets on substantially the same terms as under the COLT Sale and Contribution Agreement for the initial closing.
      On the initial closing date, the Trust will apply the net proceeds received from the sale of its notes and certificates to pay the seller for the secured notes that are being sold to that Trust, the seller will pay GMAC for the secured notes sold to it and COLT will issue the secured notes to GMAC in payment for the lease assets sold to it. To the extent specified in the accompanying prospectus supplement, GMAC will make a deposit in an additional funding account and the Trust will make initial deposits in other Trust accounts. If there is an additional funding account, then COLT will buy additional lease assets from GMAC from time to time during an additional funding period, as described further in the related prospectus supplement. If the seller receives a tax opinion confirming the tax status of the Trust, GMAC may also sell additional lease assets to COLT at a later closing date and, concurrently with this sale, the COLT indenture trustee will increase the aggregate Secured Note Principal Balance of the secured notes held by the applicable Trust by a corresponding amount and the CARAT indenture trustee will execute and deliver additional notes and certificates of the Trust to fund the increase in Secured Note Principal Balance of secured notes.

Accounts
      COLT Trust Accounts. For each series of secured notes, the Servicer will establish and maintain the following accounts:

•	one or more COLT collection accounts, in the name of the COLT indenture trustee on behalf of the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, into which all payments made on or with respect to the lease assets will be deposited;

•	a Payment Ahead Servicing Account, which will not be property of COLT, in the name of COLT indenture trustee on behalf of the lessees, into which all Payments Ahead will be deposited if the Monthly Remittance Condition is not satisfied;

•	unless otherwise provided in the accompanying prospectus supplement, a COLT reserve account, in the name of the COLT indenture trustee on behalf of the CARAT indenture trustee COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, into which amounts described under “The Transfer and Servicing Agreements— Distributions on the Secured Notes— Priorities for Distributions from the COLT Collection Account” in the accompanying prospectus supplement;

•	any other accounts to be established with respect to the secured notes will be described in the accompanying prospectus supplement.
      For each series of secured notes, funds in the COLT collection account and any COLT reserve account and other accounts designated in the accompanying prospectus supplement will be invested as provided in the COLT Servicing Agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the rating agencies then rating the Trust’s notes and certificates at the request of the seller as being consistent with the rating of the notes. Except as described below in this subsection or in the accompanying prospectus supplement, Eligible Investments are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, the next distribution date, in the case of investments in the institutions in which the applicable account is maintained or the account owner, the short-term unsecured debt of which has a specified rating, has agreed to advance funds, if necessary, on any distribution date. Except as otherwise specified in the accompanying prospectus supplement, Eligible Investments in the COLT reserve account will not be sold to meet any shortfalls unless the Servicer has directed the COLT indenture trustee to sell the investments and the investments are sold at a price equal to or greater than their unpaid principal balance. If the amount required to be withdrawn from any COLT reserve account to cover shortfalls in collections on the lease assets, as provided in the accompanying prospectus supplement, exceeds the amount of cash in the COLT reserve account, a temporary shortfall in the amounts distributed to the secured notes could result, which could, in turn, increase the average life of the secured notes. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the COLT trust accounts, net of losses and investment expenses, will be payable to the Trust Administrator.
      Any other accounts to be established for a series of secured notes will be described in the accompanying prospectus supplement.

      Trust Accounts. For each Trust, the Trust Administrator will establish and maintain the following accounts:

•	one or more CARAT collection accounts, in the name of the CARAT indenture trustee on behalf of the noteholders and the certificateholders of that Trust, into which all payments made on or with respect to the secured notes owned by that Trust will be deposited;

•	a note distribution account, in the name of the CARAT indenture trustee on behalf of the related noteholders of that Trust, in which amounts released from the CARAT collection account and any CARAT reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made;

•	a Certificate Distribution Account, in the name of the Trust on behalf of the certificateholders of that Trust, in which amounts released from the CARAT collection account and any CARAT reserve account or other credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to those certificateholders will be made; and

•	any other accounts to be established with respect to securities of the Trust will be described in the accompanying prospectus supplement.
      For any series of securities, funds in the CARAT collection account, the note distribution account and any CARAT reserve account and other accounts designated in the accompanying prospectus supplement will be invested as provided in the Trust Sale and Administration Agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the rating agencies. Except as described below in this subsection or in the accompanying prospectus supplement, Eligible Investments are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, in the case of the note distribution account, the next payment date for the notes. To the extent permitted by the rating agencies, funds in any CARAT reserve account may be invested in notes that will not mature prior to the next payment date for the notes. Except as otherwise specified in the accompanying prospectus supplement, these notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than their unpaid principal balance if, following the sale, the amount on deposit in any CARAT reserve account would be less than the CARAT specified reserve account balance. Thus, the amount of cash in any CARAT reserve account at any time may be less than the required balance of any CARAT reserve account. If the amount required to be withdrawn from any CARAT reserve account to cover shortfalls in payments on the secured notes, as provided in the accompanying prospectus supplement, exceeds the amount of cash in any CARAT reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the Trust accounts, net of losses and investment expenses, will be payable to the Trust Administrator.
      Any other accounts to be established for a Trust will be described in the accompanying prospectus supplement.

      Eligible Accounts. The Trust accounts and COLT trust accounts will be maintained in either of two types of accounts. The first type of account is a segregated account with an eligible institution. The institutions that are eligible are:

(1) the corporate trust department of the COLT indenture trustee, the COLT owner trustee, the CARAT indenture trustee or the CARAT owner trustee, as applicable, or

(2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, as long as that depository institution:

(A) has either (X) a long-term unsecured debt rating acceptable to the rating agencies or (Y) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and

(B) has its deposits insured by the Federal Deposit Insurance Corporation or any successor thereto.
      The second type of account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade.
Servicing and Administration Compensation and Payment of Expenses
      Servicing of Underlying Leases and Leased Vehicles. In addition to the servicing of the secured notes, GMAC also acts as Servicer for the leases and leased vehicles under a COLT Servicing Agreement with COLT.
      Unless otherwise provided in the accompanying prospectus supplement, under the COLT Servicing Agreement, GMAC will receive for the servicing of each pool of lease assets:

•	a monthly basic servicing fee equal to one-twelfth of the basic servicing fee rate specified in the accompanying prospectus supplement multiplied by the ABS Value of the lease assets held by COLT as of the first day of that month;

•	a monthly additional servicing fee equal to one-twelfth of the additional servicing fee rate specified in the accompanying prospectus supplement, multiplied by the ABS Value of the lease assets held by COLT as of the first day of that month;

•	a supplemental servicing fee in the form of all investment earnings and any late fees, prepayment charges and other administrative fees and expenses or similar charges; and

•	any unpaid basic servicing fees from all prior distribution dates to the extent of funds available for that purpose.
      Servicing fees will be paid out of funds available for that purpose. The accompanying prospectus supplement will specify the relative priority of basic servicing fees and additional servicing fees. Unless otherwise specified in the accompanying prospectus supplement, the basic servicing fees will be the first priority for the distribution of available funds, whereas additional servicing fees will have a substantially lower priority for payment.
      Unless otherwise provided in the accompanying prospectus supplement, the basic servicing fee for each monthly period and any portion of the basic servicing fee that remains unpaid from prior distribution dates may be paid at the beginning of that monthly period out of collections for that monthly period. In addition, unless otherwise provided in the accompanying prospectus supplement, for each Trust, the Servicer will be entitled to retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and any investment earnings on COLT trust accounts during a monthly period.
      The lease asset servicing fees described above are intended to compensate the Servicer for performing the function of a servicer of leases and leased vehicles, including:

•	collection and posting of all payments;

•	responding to inquiries of lessees;

•	remarketing returned leased vehicles;

•	investigating delinquencies;

•	sending billing statements or coupon books to lessees;

•	reporting required tax information (if any) to lessees;

•	policing the vehicles;

•	monitoring the status of insurance policies for the lessees and the vehicles;

•	accounting for collections and furnishing monthly and annual statements regarding distributions;

•	generating federal income tax information;

•	giving, on a timely basis, any required notices or instructions to the COLT owner trustee under the COLT Declaration of Trust and giving any required instructions to VAULT under the VAULT Trust Agreement; and

•	performing the other duties specified in the COLT Servicing Agreement or in any other COLT Basic Document.
      These amounts will also compensate the Servicer for its services as servicer of the pool of lease assets, including making Advances, accounting for collections, furnishing monthly and annual statements to the COLT owner trustee and the COLT indenture trustee and generating federal income tax information for COLT and the holders of the secured notes. These amounts will also reimburse GMAC for its expenses incurred in connection with its responsibilities under the COLT Servicing Agreement for taxes, the fees of the COLT owner trustee and the COLT indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the leases and the leased vehicles.
      Administering the Trust. For each Trust, unless otherwise provided in the related prospectus supplement, on each distribution date, the Trust Administrator of the secured notes will receive an administration fee for the related Collection Period equal to one-twelfth of the administration fee rate specified in the accompanying prospectus supplement multiplied by the aggregate principal balance of all secured notes held by the Trust as of the first day of that month. On each distribution date, the Trust Administrator will be paid the administration fee and any unpaid administration fees from all prior distribution dates to the extent funds are available. Unless otherwise provided in the prospectus supplement, all administration fees for each month, together with any portion of administration fees that remains unpaid from prior distribution dates, may be paid at the beginning of that month out of payments for that month.
      The secured note administration fee described above is intended to compensate the Trust Administrator for performing the functions of a third party servicer of secured notes as an agent for their beneficial owner, including:

•	collecting and posting all payments on the secured notes;

•	investigating delinquencies;

•	accounting for payments and furnishing monthly and annual statements to the seller and any other person designated in the Pooling and Administration Agreement regarding distributions;

•	generating federal income tax information;

•	giving any required notices or instructions to the seller or the CARAT owner trustee; and

•	performing the other duties specified in the Pooling and Administration Agreement.
      These amounts also will reimburse the Trust Administrator for taxes, the fees of the CARAT owner trustee and the CARAT indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the secured notes.
Servicing and Administration Procedures
      Servicer. The Servicer will make reasonable efforts to collect all payments due on the lease assets held by COLT and will, consistent with the accompanying COLT Servicing Agreement, follow the collection procedures it follows for comparable automobile lease assets that it services for itself and others. See “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus. The Servicer is authorized to grant rebates, adjustments or extensions on a lease as described under “Transfer and Servicing Agreements— Sale and Assignment of Lease Assets and Secured Notes— Sale and Assignment of Lease Assets.”
      If the Servicer determines that eventual payment in full of a lease asset is unlikely, the Servicer will follow its normal practices and procedures to realize upon the lease asset, including the repossession and disposition of the related vehicle at a public or private sale, or the taking of any action permitted by applicable law. The Servicer will also have the discretion whether to sell or retain the lease asset. The Servicer will be entitled to receive its liquidation expenses as specified in the COLT Servicing Agreement as an allowance for amounts charged to the account of the lessee, in keeping with the Servicer’s customary procedures, for refurbishing and disposition of the related vehicle and other out-of-pocket costs incurred in the liquidation. See “Description of Auto Lease Business of GMAC— Vehicle Disposition Process” in this prospectus.

      Trust Administrator. The Trust Administrator will make reasonable efforts to collect all payments due on the secured notes held by any Trust and will, consistent with the accompanying Pooling and Administration Agreement and Trust Sale and Administration Agreement, follow the collection procedures it follows for comparable property that it services for itself and others. See “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus.
      If the Trust Administrator determines that eventual payment in full of a secured note is unlikely, the Trust Administrator will follow its normal practices and procedures to realize upon the secured note, including the taking of any action permitted by applicable law.
Collections
      For each series of secured notes and each Trust, the Servicer will deposit all payments received on the lease assets and all proceeds of the lease assets collected during each calendar month into the COLT collection account and the CARAT collection account no later than two business days after receipt. However, the Servicer may retain these amounts until the distribution date at any time that:

(1) GMAC or any of its affiliates is the Servicer;

(2) no Servicer default exists; and

(3) either (A) the short-term unsecured debt of the Servicer is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s, or (B) arrangements are made that are acceptable to the rating agencies.
      Pending deposit into the COLT collection account and the CARAT collection account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. See also “Legal Aspects of the Secured Notes and the Lease Assets—Bankruptcy of GMAC or the Seller Could Result in Losses or Delays in Payments on the Notes and Certificates” in this prospectus.
      If the Monthly Remittance Condition is satisfied, the Servicer will retain any partial prepayment on a lease that it receives prior to its scheduled payment date other than a prepayment in full received in connection with early termination of a lease. If the Monthly Remittance Condition is not satisfied, the Servicer will deposit partial prepayments into the Payment Ahead Servicing Account within two business days of receipt of the prepayments. The Servicer will include the partial prepayment in distributions to the secured notes on the distribution date after the scheduled payment date for the lease for which the partial payment was made.
Advances by the Servicer
      Unless otherwise specified in the prospectus supplement, the Servicer will make an Advance under the COLT Servicing Agreement to cover the shortfalls of collections on the leases and leased vehicles specified below.
      Monthly Payment Advances. For each lease asset other than an Extended Lease or a lease asset that has been repurchased due to a breach of a representation, warranty or covenant, if there is a shortfall in the Monthly Lease Payment on that lease asset, after application of payments ahead on the lease assets applied in the current month, then the Servicer will advance an amount equal to that shortfall. If the Monthly Remittance Condition is not satisfied, the Servicer will deposit any Advances to cover these Monthly Lease Payment shortfalls in the COLT collection account on the second business day of the following Collection Period. If the Monthly Remittance Condition is satisfied, Servicer will deposit any Advances in the COLT collection account on the business day before the related payment date.
      The Servicer must make an Advance on a lease asset to cover these Monthly Lease Payment shortfalls only to the extent that the Servicer, in its sole discretion, determines that that Advance will be recoverable from later collections and recoveries on that lease asset.
      Residual Advances. For each lease that terminated by having reached its scheduled lease end date 120 days or more prior to the end of that month and for which the related vehicle that has not been sold during or prior to that month, the Servicer will advance an amount equal to the lesser of (1) the Lease Residual for the related vehicle, reduced, in the case of any lease asset that is an Extended Lease, by the aggregate amount of any Extended Lease Payments on that lease asset received by the Servicer since the scheduled lease end date of that lease asset, and (2) the amount that the Servicer, in its sole discretion, has estimated will be recoverable from the sale or other disposition of the vehicle related to that lease. If the Monthly Remittance Condition is satisfied, the Servicer will deposit any Advances in the COLT collection account on or before the related payment date. If the Monthly Remittance Condition is not satisfied, the Servicer will deposit any Advances to cover these Lease Residual shortfalls in the COLT collection account on the second business day of the following month.
      Subject to the release of its claim for reimbursement, the Servicer will be reimbursed for Outstanding Advances on a lease asset from collections and recoveries on that lease asset.
      When the Servicer determines that it will not recover any Outstanding Advances on any lease asset from collections and recoveries on that lease asset, the Servicer will be entitled to be reimbursed from any collections and recoveries from any other lease assets in the same series of lease assets.
Distributions
      COLT Distributions. For each series of secured notes, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions on the secured notes will, based solely upon a certificate provided by the Servicer, be made by the COLT indenture trustee or the COLT owner trustee, as applicable, from collections on the lease assets and other amounts in the applicable COLT collection account to the applicable CARAT collection account. Credit enhancement, such as a COLT reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. The CARAT indenture trustee or the CARAT owner trustee, as applicable, will, based solely upon a certificate provided by the Trust Administrator, apply these distributions to the noteholders and the certificateholders as described below and in the accompanying prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to the CARAT collection account and the holders of secured notes will be set forth in the accompanying prospectus supplement.
      CARAT Distributions. For each Trust, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions of principal and interest on the notes, if any, and distributions in respect of certificate balance and interest, if any, on the certificates will, based solely upon a certificate provided by the Trust Administrator, be made by the CARAT indenture trustee or the CARAT owner trustee, as applicable, to the noteholders and the certificateholders. The CARAT indenture trustee will make distributions to the noteholders and certificateholders of record on the Record Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders will be set forth in the accompanying prospectus supplement.
      For each Trust, on each payment date and distribution date, payments on the secured notes will be transferred from the CARAT collection account to the note distribution account and the Certificate Distribution Account, if applicable, for distribution to noteholders and certificateholders as and to the extent described in the accompanying prospectus supplement. Credit enhancement, such as a CARAT reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. Distributions in respect of principal and certificate balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments in respect of the notes, as further described in the accompanying prospectus supplement.
Credit Enhancement
      The amounts and types of credit enhancement arrangements and the provider of those arrangements, if applicable, for each class of securities will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit enhancement may be provided at either the COLT trust or the Trust level and may be in the form of:

•	subordination of one or more classes of securities;

•	reserve or other cash collateral accounts;

•	overcollateralization;

•	letters of credit, credit or liquidity facilities;

•	repurchase obligations;

•	interest rates, currency or credit derivatives;

•	third party payments or other support;

•	cash advances or deposits; or

•	any variation of or combination of two or more of the foregoing.
      If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.
      The presence of any CARAT reserve account, COLT reserve account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the noteholders and the certificateholders of the full amount of principal or certificate balance, as the case may be, and interest due and to decrease the likelihood that the noteholders and the certificateholders will experience losses. Unless otherwise specified in the accompanying prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or certificate balance, as the case may be, and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of other series.
      COLT Reserve Account. If provided in the accompanying prospectus supplement, under the COLT Servicing Agreement, COLT will establish for a series of secured notes a COLT reserve account, which will be maintained with the COLT indenture trustee for a specific series of secured notes.
      Unless otherwise provided in the accompanying prospectus supplement, the COLT reserve account will be a segregated trust account held by the COLT indenture trustee or other qualified institution for the benefit of the COLT indenture trustee, as holder of the secured notes, the COLT owner trustee and the CARAT indenture trustee. Unless otherwise provided in the accompanying prospectus supplement, COLT will fund the COLT reserve account with an initial deposit on the closing date in the amount set forth in the accompanying prospectus supplement. To the extent, if any, described in the accompanying prospectus supplement, the amount on deposit in the COLT reserve account will be increased on each distribution date after the closing date up to the COLT required reserve account balance described in the accompanying prospectus supplement by depositing the amount of collections on the lease assets securing the portfolio of secured notes remaining on each distribution date after the payment of the total servicing fee payable to the Servicer and the distributions and allocations to the secured notes and the CARAT collection account required on that date. Unless otherwise provided in the accompanying prospectus supplement or agreed by COLT, amounts on deposit in the COLT reserve account after payments to secured notes, the CARAT collection account and the Servicer may be paid to COLT, LLC to the extent that those amounts exceed the COLT required reserve account balance. Upon any distribution to COLT, LLC of amounts from the COLT reserve account, neither the secured noteholders nor the CARAT indenture trustee will have any rights in, or claims to, those amounts.
      CARAT Reserve Account. If provided in the accompanying prospectus supplement, under the Trust Sale and Administration Agreement, the seller will establish for a series of notes and certificates a CARAT reserve account, which will be maintained with the CARAT indenture trustee for a specific Trust.
      Unless otherwise provided in the accompanying prospectus supplement, any CARAT reserve account will be a segregated trust account held by the CARAT indenture trustee or other qualified institution for the benefit of noteholders and certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the seller will fund any CARAT reserve account with an initial deposit on the closing date in the amount set forth in the accompanying prospectus supplement. To the extent, if any, described in the accompanying prospectus supplement, the amount on deposit in any CARAT reserve account will be increased on each distribution date after the closing date up to the CARAT specified reserve account balance described in the accompanying prospectus supplement by depositing the amount of payments on the secured notes owned by that Trust remaining on each distribution date after the payment of the administration fee to the Trust Administrator and the distributions and allocations to the noteholders and the certificateholders required on that date. Unless otherwise provided in the accompanying prospectus supplement or agreed by the seller, amounts on deposit in any CARAT reserve account after payments to noteholders, certificateholders and the Trust Administrator may be paid to the seller to the extent that those amounts exceed the CARAT specified reserve account balance. Upon any distribution to the seller of amounts from any CARAT reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.
Net Deposits
      Servicer. As an administrative convenience during months when the Servicer is permitted to hold payments on lease assets until the distribution date, the Servicer may also deposit collections, aggregate Advances and any Warranty Purchase Payments and Administrative Purchase Payments for any month net of distributions to be made to the Servicer for that series of secured notes for that month. Similarly, the Servicer may make a single, net transfer from the COLT collection account to the Payment Ahead Servicing Account, or vice versa. The Servicer, however, will account to the COLT indenture trustee and the COLT owner trustee as if all deposits, distributions and transfers were made individually. In addition, in connection with any series of secured notes at any time that the Servicer is not required to remit collections on a daily basis, the Servicer may retain collections allocable to the secured notes and the CARAT collection account until the next payment date, and pending deposit into the CARAT collection account for the secured notes, these collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each payment date, the Servicer, the COLT indenture trustee and the COLT owner trustee will make all distributions, deposits and other remittances on a series of secured notes for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable month for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.
      Trust Administrator. As an administrative convenience, the Trust Administrator may deposit payments on the secured notes and any payments received upon the repurchase of any secured note, for any Trust net of distributions to be made to the Trust Administrator for that Trust for the corresponding period. The Trust Administrator, however, will account to the CARAT indenture trustee, the CARAT owner trustee, the noteholders and the certificateholders of each Trust as if all deposits, distributions and transfers were made individually. On each payment date, the seller, the Trust Administrator, the CARAT indenture trustee and the CARAT owner trustee will make all distributions, deposits and other remittances for the notes to the note distribution account of a Trust for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable month for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.
Statements to Trustees and Trust
      Prior to each payment date and distribution date, for each Trust the Trust Administrator will provide to the CARAT indenture trustee and the CARAT owner trustee as of the close of business on the last day of the related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on the date described under “Book-Entry Registration; Reports to Securityholders—Reports to Securityholders” in this prospectus.

Evidence as to Compliance
      COLT Indenture Trustee. Each COLT Servicing Agreement will provide for delivery to the COLT indenture trustee, the COLT owner trustee, the holder of the COLT equity certificate and the CARAT indenture trustee, as holder of the secured notes, on or before March 15 of each year, beginning the first March 15 of the following calendar year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the COLT Servicing Agreement and the other COLT Basic Documents throughout the preceding twelve months ended December 31, or in the case of the first certificate, the period from the closing date to December 31 of that year, or, if there has been a default in the fulfillment of any obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one COLT Servicing Agreement.
      Copies of these certificates may be obtained by the CARAT indenture trustee, as holder of the secured notes, or the holder of the COLT equity certificate by a request in writing addressed to the applicable COLT indenture trustee or COLT owner trustee.
      In each COLT Servicing Agreement, the Servicer will agree to give the rating agencies then rating the notes, the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, as holder of the secured notes, notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer default.
      CARAT Indenture Trustee. Each Trust Sale and Administration Agreement will provide that a firm of independent public accountants will furnish to the Trust and the Trust Administrator on or before March 15 of each year, beginning the first March 15 of the following calendar year, a statement as to compliance by the Trust Administrator during the preceding twelve months ended December 31, or, in the case of the first certificate, the period from the closing date to the December 31 of that year, with certain standards relating to the administration of the secured notes, the Trust Administrator’s accounting records and computer files for the secured notes and certain other matters.
      Each Trust Sale and Administration Agreement will also provide for delivery to the CARAT owner trustee and the CARAT indenture trustee, on or before March 15 of each year, beginning the first March 15 of the following calendar year, of a certificate signed by an officer of the Trust Administrator stating that the Trust Administrator has fulfilled its obligations under the Trust Sale and Administration Agreement and the Pooling and Administration Agreement throughout the preceding twelve months ended December 31, or in the case of the first certificate, the period from the closing date to December 31 of that year, or, if there has been a default in the fulfillment of any obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one Trust Sale and Administration Agreement.
      Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable CARAT indenture trustee or CARAT owner trustee.
      In each Trust Sale and Administration Agreement, the seller will agree to give the rating agencies then rating the notes, the CARAT indenture trustee and the CARAT owner trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a default by the Trust Administrator. In addition, the seller will agree to give the CARAT indenture trustee, the CARAT owner trustee, the Trust Administrator and the rating agencies then rating the notes notice of certain covenant breaches which with the giving of notice or lapse of time, or both, would constitute a default by the Trust Administrator.
Changes to Servicer; Servicer Indemnification and Proceedings
      Each COLT Servicing Agreement will provide that GMAC may not resign from its obligations and duties as Servicer thereunder, except upon a determination (evidenced by an opinion of counsel) that GMAC’s performance of those duties is no longer permissible under applicable law or upon a determination by the board of directors of the Servicer that by reason of change in applicable legal requirements, the continued performance by the Servicer of its duties as Servicer would cause it to be in violation of these legal requirements in a manner that would result in a material adverse effect on the Servicer or its financial condition, as evidenced by resolutions of the board of directors to this effect and as supported by an opinion of counsel that a resignation is permitted. That resignation will not become effective until the COLT indenture trustee or a successor Servicer has assumed GMAC’s servicing obligations and duties under the COLT Servicing Agreements.
      Each COLT Servicing Agreement will further provide that, except as specifically provided otherwise, neither the Servicer nor any of its directors, officers, employees and agents will have any liability to COLT, the COLT owner trustee, and the CARAT indenture trustee for taking any action or for refraining from taking any action under the COLT Servicing Agreements or any other COLT Basic Document for the applicable series of secured notes or for errors in judgment. Neither the Servicer nor any of the other persons named in the immediately preceding sentence will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence—except errors in judgment—in the performance of the Servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each COLT Servicing Agreement will further provide that the Servicer and its directors, officers, employees and agents will be reimbursed by the COLT indenture trustee and the COLT owner trustee for any contractual damages, liability or expense incurred by reason of that trustee’s willful misfeasance, bad faith or gross negligence—except errors in judgment—in the performance of that trustee’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the related COLT Indenture or COLT Declaration of Trust. Unless otherwise set forth in the accompanying prospectus supplement, the COLT Indenture Trustee and the COLT Owner Trustee will not be liable to the Servicer for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits, even if either or both of them have been advised of the likelihood of such loss or damage. In addition, each COLT Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the COLT Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements or any other COLT Basic Document and the rights and duties of the parties and the interests of the COLT indenture trustee, the COLT owner trustee, COLT, LLC, and the CARAT indenture trustee, as holder of the secured notes, thereunder. If the Servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be payable from collections received on the lease assets securing the applicable series of secured notes and the Servicer will be entitled to reimbursement out of the COLT collection account for the related Trust. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the secured notes.

      Under the circumstances specified in each COLT Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, for its obligations as Trust Administrator, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the Servicer under the COLT Servicing Agreement, will be the successor of the Servicer under that COLT Servicing Agreement. So long as GMAC acts as Servicer, the Servicer may at any time subcontract any duties as Servicer under any COLT Servicing Agreement to General Motors or any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors. The Servicer may at any time perform specific duties as Servicer through subcontractors who are in the business of servicing automotive retail leases, provided that delegation will not relieve the Servicer of its responsibility for those duties.
Servicer Default
      Except as otherwise provided in the accompanying prospectus supplement, a Servicer default under each COLT Servicing Agreement will consist of:

(1) any failure by the Servicer to make any required distribution, payment—including, when GMAC is Servicer, obtaining and depositing Pull Ahead Payments or when another entity is Servicer, depositing Pull Ahead Payments—transfer or deposit or to direct the COLT indenture trustee to make any required distribution, which failure continues unremedied for five business days after written notice is received by the Servicer or after discovery of that failure by an officer of the Servicer;

(2) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement in the COLT Servicing Agreement, or the other COLT Basic Documents which failure materially and adversely affects the rights of the CARAT indenture trustee and which continues unremedied for 90 days after the giving of written notice of that failure to the Servicer or after discovery of that failure by an officer of the Servicer; or

(3) events of bankruptcy, insolvency or receivership of the Servicer by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.
      Notwithstanding the foregoing, there will be no Servicer default where a Servicer default would otherwise exist under clause (1) above for a period of ten business days or under clause (2) for a period of 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the COLT Servicing Agreement and the COLT Sale and Contribution Agreement and the Servicer will provide the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, as holder of the secured notes, prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.
Rights Upon Servicer Default
      As long as a Servicer default under a COLT Servicing Agreement remains unremedied, the COLT indenture trustee may terminate all the rights and obligations of the Servicer under the COLT Servicing Agreement, at which time the COLT indenture trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under those agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the COLT indenture trustee or CARAT indenture trustee, as holder of the secured notes, from effecting a transfer of servicing. If the COLT indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000, having the long-term unsecured debt rating specified in the COLT Servicing Agreement, and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the COLT Servicing Agreement. The COLT indenture trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the COLT Servicing Agreement.
Waiver of Past Defaults of Servicer
      For each series of secured notes, the CARAT indenture trustee, as holder of the secured notes, may waive any default by the Servicer in the performance of its obligations under the COLT Servicing Agreement and its consequences. No waiver will impair the CARAT indenture trustee’s rights, as holder of the secured notes, for subsequent defaults.
Changes to Trust Administrator; Trust Administrator Indemnification and Proceedings
      Each Trust Sale and Administration Agreement will provide that GMAC may not resign from its obligations and duties as Trust Administrator thereunder and under the Pooling and Administration Agreement, except upon a determination (evidenced by an opinion of counsel) that GMAC’s performance of those duties is no longer permissible under applicable law. That resignation will not become effective until the CARAT indenture trustee or a successor Trust Administrator has assumed GMAC’s administrative obligations and duties under the Transfer and Servicing Agreements relating to each Trust.
      Each Trust Sale and Administration Agreement will further provide that, except as specifically provided otherwise, neither the Trust Administrator nor any of its directors, officers, employees and agents will have any liability to the Trust or the noteholders or certificateholders of that Trust for taking any action or for refraining from taking any action under the Transfer and Servicing Agreements relating to that Trust or the CARAT Indenture or for errors in judgment. Neither the Trust Administrator nor any of the other persons named in the immediately preceding sentence will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence—except errors in judgment—in the performance of the Trust Administrator’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Administration Agreement will further provide that the Trust Administrator and its directors, officers, employees and agents will be reimbursed by the CARAT indenture trustee or the CARAT owner trustee, as applicable, for any contractual damages, liability or expense incurred by reason of that trustee’s willful misfeasance, bad faith or negligence—except errors in judgment—in the performance of that trustee’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the trust agreement or the CARAT Indenture. Unless otherwise set forth in the accompanying prospectus supplement, the CARAT Indenture Trustee and the CARAT Owner Trustee will not be liable to the Trust Administrator for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits, even if either or both of them have been advised of the likelihood of such loss or damage. In addition, each Trust Sale and Administration Agreement will provide that the Trust Administrator is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Trust Administrator’s administrative responsibilities under the Transfer and Servicing Agreements relating to each Trust and that, in its opinion, may cause it to incur any expense or liability. The Trust Administrator may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties and the interests of the noteholders and the certificateholders thereunder. If the Trust Administrator undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Trust Administrator will be entitled to be reimbursed out of the CARAT collection account for that Trust. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.
      Under the circumstances specified in each Trust Sale and Administration Agreement relating to each Trust, any entity into which the Trust Administrator may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Trust Administrator is a party, or any entity succeeding to the business of the Trust Administrator or, for its obligations as Trust Administrator, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the Trust Administrator under the Trust Sale and Administration Agreement and the Pooling and Administration Agreement, will be the successor of the Trust Administrator under that Trust Sale and Administration Agreement and the Pooling and Administration Agreement. So long as GMAC acts as Trust Administrator, the Trust Administrator may at any time subcontract any duties as Trust Administrator under any Trust Sale and Administration Agreement and the Pooling and Administration Agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors or to any entity that agrees to conduct those duties in accordance with the Trust Administrator’s administrative guidelines and the Trust Sale and Administration Agreement. The Trust Administrator may at any time perform specific duties as Trust Administrator through subcontractors who are in the business of administering secured notes similar to the secured notes, provided that delegation will not relieve the Trust Administrator of its responsibility for those duties.
Trust Administrator Default
      Except as otherwise provided in the accompanying prospectus supplement, a Trust Administrator default under each Trust Sale and Administration Agreement will consist of:

(1) any failure by the Trust Administrator to make any required distribution, payment, transfer or deposit or to direct the CARAT indenture trustee to make any required distribution, which failure continues unremedied for five business days after written notice from the CARAT indenture trustee or the CARAT owner trustee is received by the Trust Administrator or after discovery of that failure by an officer of the Trust Administrator;

(2) any failure by the Trust Administrator to observe or perform in any material respect any other covenant or agreement in the Trust Sale and Administration Agreement, the Pooling and Administration Agreement, the trust agreement or the CARAT Indenture, which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of that failure to the seller or the Trust Administrator, as applicable, by the CARAT indenture trustee or the CARAT owner trustee or to the Seller or the Trust Administrator and the CARAT indenture trustee or the CARAT owner trustee by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of the Controlling Class or of the certificate balance or after discovery of that failure by an officer of the Trust Administrator;

(3) events of bankruptcy, insolvency or receivership of the Trust Administrator by the Trust Administrator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

      Notwithstanding the foregoing, there will be no Trust Administrator default where a Trust Administrator default would otherwise exist under the clause (1) above for a period of ten business days or under clause (2) for a period of 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the Trust Administrator will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Administration Agreement and the Trust Sale and Administration Agreement and the Trust Administrator will provide the CARAT indenture trustee, the CARAT owner trustee, the seller and the securityholders prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.
Rights Upon Trust Administrator Default
      As long as a Trust Administrator default under a Trust Sale and Administration Agreement remains unremedied, the CARAT indenture trustee or holders of notes evidencing not less than a majority in principal amount of the Controlling Class or, if the notes have been paid in full and the CARAT indenture has been discharged with respect thereto, the CARAT owner trustee or the holders of certificates evidencing not less than a majority of the aggregate outstanding certificate balance of all certificates other than certificates owned by the seller, the Trust, GMAC or any of their respective affiliates, may terminate all the rights and obligations of the Trust Administrator under the Trust Sale and Administration Agreement and the Pooling and Administration Agreement, at which time the CARAT indenture trustee will succeed to all the responsibilities, duties and liabilities of the Trust Administrator under those agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Trust Administrator, and no Trust Administrator default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the CARAT indenture trustee or the noteholders from effecting a transfer of administration. If the CARAT indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive loans, leases or similar receivables and which satisfies the other criteria set forth in the Trust Sale and Administration Agreement. The CARAT indenture trustee may make those arrangements for compensation to be paid, which in no event may be greater than the administration compensation to the Trust Administrator under the Trust Sale and Administration Agreement.

Waiver of Past Defaults of Trust Administrator
      For each Trust, the holders of notes or certificates evidencing at least a majority in principal amount of the Controlling Class may, on behalf of all those noteholders and certificateholders, waive any Trust Administrator default in the performance of its obligations under the Pooling and Administration Agreement and the Trust Sale and Administration Agreement and its consequences. However, the holders cannot waive a default by the Trust Administrator in making any required deposits to or payments from any of the Trust accounts or the Certificate Distribution Account in accordance with the Trust Sale and Administration Agreement. No waiver will impair the noteholders’ or certificateholders’ rights for subsequent defaults.
Amendment
      For each Trust, each of the Transfer and Servicing Agreements relating to the Trust and COLT and each trust agreement may be amended by the parties thereto without the consent of the noteholders or certificateholders of that Trust:

•	to cure any ambiguity;

•	to correct or supplement any provision in that agreement that may be defective or inconsistent with any other provision in the agreement or in any other related agreement;

•	to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders of that Trust, provided that if the addition affects any class of noteholders or certificateholders differently than any other class of noteholders or certificateholders, then that addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders;

•	to add to the covenants, restrictions or obligations of the seller, the Trust Administrator, the CARAT owner trustee, the CARAT indenture trustee, the Servicer, the COLT owner trustee or the COLT indenture trustee;

•	to evidence and provide for the acceptance of the appointment of a successor CARAT owner trustee and add to or change any provisions in that agreement as are necessary to facilitate the administration of the Trust by more than one trustee; or

•	to add, change or eliminate any other provisions of any of these agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders of that Trust.
      Each of these agreements may also be amended by the parties with the consent of (1) the holders of at least a majority in principal amount of the Controlling Class, in the case of the Pooling and Administration Agreement and the Trust Sale and Administration Agreement, (2) the holders of at least a majority in principal amount of the Controlling Class and, if any person other than the Seller or its affiliate holds any certificates, the holders of at least a majority of the voting interests of the certificates, in the case of the trust agreement and (3) the CARAT indenture trustee, as holder of the secured notes, in the case of the COLT Sale and Servicing Agreement and the COLT Sale and Contribution Agreement, for

the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or certificateholders.
      No amendment may:

(1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any lease asset, secured note, note or certificate without the consent of the holder thereof, any interest rate, any pass-through rate or any CARAT specified reserve account balance; or

(2) reduce the stated percentage of consent to any of the amendments set forth above without the consent of all of the noteholders and certificateholders.
Insolvency Events
      The COLT Declaration of Trust provides that neither COLT nor the COLT owner trustee has the power to commence a voluntary proceeding in bankruptcy relating to COLT. Under no circumstance will the COLT owner trustee commence any bankruptcy proceeding prior to the date that is one year and one day after the termination of COLT. In each COLT Servicing Agreement, the Servicer will agree that it will not, for a period of one year and one day after the payment in full of all related secured notes, institute against COLT any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
      Each trust agreement will provide that the CARAT owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all certificateholders, including the seller. Under no circumstance will the CARAT owner trustee commence any bankruptcy proceeding prior to the date that is one year and one day after the termination of the Trust. In the Trust Sale and Administration Agreement for each Trust, the seller and the Trust Administrator will agree that the seller will not, for a period of one year and one day after the final distribution on the notes and certificates issued by that Trust, institute against that Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
Certificateholder Liability; Indemnification
      COLT Certificateholders. Under the COLT Declaration of Trust, certificateholders have no personal liability for any liability or obligation of COLT.
      Each COLT Servicing Agreement will provide that the Servicer will indemnify (1) COLT, the COLT indenture trustee and the COLT owner trustee against any taxes that may be asserted against them for the transactions contemplated in the COLT transaction documents, other than taxes for the sale of the lease assets or secured notes, the ownership of the lease assets or the receipt of payments on secured notes or other compensation, (2) COLT, the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, as holder of the secured notes, against all losses arising out of the use or operation by any lessee or by the Servicer or any affiliate of the Servicer of any vehicle related to a leased asset securing a secured note in the applicable series, (3) COLT, the COLT indenture trustee, the COLT owner trustee, COLT, LLC and the CARAT indenture trustee, as holder of the secured notes, against losses arising out of the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the COLT

Servicing Agreement and the other COLT transaction documents or by reason of its reckless disregard of its obligations and duties set forth in those agreements and (4) the COLT indenture trustee and the COLT owner trustee against all losses arising out of the acceptance or performance of its duties under the transaction documents, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the COLT indenture trustee nor COLT owner trustee will be so indemnified if those acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence by the COLT indenture trustee or the COLT owner trustee, as applicable.
      CARAT Certificateholders. Under each trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the Delaware General Corporation Law.
      Each Trust Sale and Administration Agreement will provide that the Trust Administrator will indemnify the CARAT indenture trustee and the CARAT owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties under the transaction documents, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the CARAT indenture trustee nor CARAT owner trustee will be so indemnified if those acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence by the CARAT indenture trustee or the CARAT owner trustee, as applicable. In addition, the Trust Administrator will indemnify the Trust, the CARAT indenture trustee, the CARAT owner trustee, the noteholders and the certificateholders against losses arising out of the negligence, willful misfeasance or bad faith of the Trust Administrator in the performance of its duties under the transaction documents or by reason of its reckless disregard of its obligations and duties set forth in the agreements. The Trust Administrator will also indemnify those parties against any taxes that may be asserted against them for the transactions contemplated in the Trust Sale and Administration Agreement, other than taxes for the sale of secured notes or securities, the ownership of secured notes or the receipt of payments on securities or other compensation.
Termination
      Servicer Purchase Option. In order to avoid excessive administrative expense, if a series of notes is paid in full, the Servicer will be permitted to purchase from COLT all remaining lease assets in the related pool and other COLT trust assets related thereto. This purchase is at the option of the Servicer and would occur as of the payment date following the date on which the required percentage of ABS Value is reached. The purchase price paid by the Servicer would be equal to the Aggregate ABS Value of the pool of lease assets on the date of purchase. If the Servicer exercises this option, all outstanding secured notes will be retired and discharged and the funds received from the Servicer will be applied to redeem any outstanding notes at a price equal to their remaining principal balance, plus accrued and unpaid interest thereon. The subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates. The COLT indenture trustee will give written notice of the repurchase of the pool of lease assets to the COLT indenture trustee and the holder of the secured notes.
      Trust Administrator Purchase Option. To the extent provided in the accompanying prospectus supplement, in order to avoid excessive administrative expense, if the Aggregate

ABS Value of lease assets related to secured notes held by a Trust is 10% or less of the initial Aggregate ABS Value of those lease assets, the Trust Administrator will be permitted to purchase from that Trust all remaining secured notes and other trust assets. This purchase is at the option of the Trust Administrator and would occur as of the last day of any Collection Period.
      The purchase price paid by the Trust Administrator would be equal to the aggregate CARAT Administrative Payments for these secured notes plus the appraised value of any other property held as part of the Trust. However, in no event may this purchase price be less than the sum of the administration fee for the Trust Administrator for the related Collection Period, the unpaid principal of the outstanding notes and the unpaid balance of the certificates plus, for all securities, accrued and unpaid interest thereon through but excluding the related distribution date, and any amounts payable by the Trust under any interest rate swaps. For purposes of calculating the unpaid balance of the notes and certificates in the preceding sentence, the certificate balance will not be reduced for principal losses incurred by the noteholders or certificateholders as of the close of the preceding distribution date. As further described in the accompanying prospectus supplement, any outstanding notes will be redeemed concurrently therewith and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates. The CARAT indenture trustee will give written notice of redemption to each noteholder of record and the CARAT owner trustee will give written notice of termination to each certificateholder of record. The final distribution to any noteholder or certificateholder will be made only upon surrender and cancellation of that noteholder’s note at an office or agency of the CARAT indenture trustee specified in the notice of redemption or that certificateholder’s certificate at an office or agency of the CARAT owner trustee specified in the notice of termination.
      Trust Termination. Each Trust will terminate upon the final distribution by the CARAT indenture trustee and the CARAT owner trustee of all monies and other property of the Trust in accordance with the terms of the trust agreement, the CARAT Indenture and the Trust Sale and Administration Agreement, including in the case of the exercise by the Trust Administrator of its repurchase option described below in the following paragraph. Upon termination of the Trust and payment or deposit of all amounts to be paid to the securityholders, any remaining assets of the Trust and any amounts remaining on deposit in any CARAT reserve account for that Trust will be paid to the seller.
LEGAL ASPECTS OF THE SECURED NOTES AND THE LEASE ASSETS
Security Interest in the Secured Notes and the Leases and Leased Vehicles
      For each Trust, the CARAT indenture trustee will be the holder of a first priority security interest in the secured notes for the benefit of the holders of the notes and, to the extent provided in the CARAT Indenture, the certificates. Each secured note is secured by a first priority security interest in a pool of underlying leases and leased vehicles, running to the benefit of the holder of the secured notes. The parties to the transaction will take the following steps to effect the perfection of these security interests.
      Security Interests in the Secured Notes. Unless otherwise provided in the accompanying prospectus supplement, the secured notes will be issued by COLT to GMAC in definitive form only. Until secured notes are released from the lien of the CARAT Indenture, COLT will agree to deliver secured notes only upon the direction of the CARAT indenture trustee.

The CARAT indenture trustee will perfect its security interest in the secured notes assuming that they may be considered to be “chattel paper,” “certificated securities,” “promissory notes” or “payment intangibles” under the UCC.
      The seller will perfect its interest in the secured notes by GMAC’s sale of the secured notes to the seller and by COLT’s consent and acknowledgment to the seller that it recognizes the seller as the purchaser of the secured notes. The seller will also perfect its interest by filing a UCC-1 financing statement with the appropriate state authority in the jurisdiction in which GMAC is incorporated, Delaware.
      The Trust will perfect its interest in the secured notes by the seller’s transfer of the secured notes to the Trust and by COLT’s consent and acknowledgment to the Trust that it recognizes the Trust as the transferee of the secured notes. The Trust will also perfect its interest by filing a UCC-1 financing statement with the appropriate state authority in the jurisdiction in which the seller is incorporated, Delaware.
      The CARAT indenture trustee will have its security interest in the secured notes perfected by the filing of a UCC-1 financing statement by the Trust Administrator with the appropriate state authority in the jurisdiction in which the Trust was formed—in this case Delaware. The CARAT indenture trustee will also perfect its security interest in the secured notes by having COLT deliver possession of the secured notes to the CARAT indenture trustee or to a custodian as the CARAT indenture trustee directs. By taking these steps, the secured notes will have been effectively transferred to the CARAT indenture trustee and the CARAT indenture trustee will have a perfected security interest in the secured notes if the transfer of the secured notes is considered the transfer or sale of an interest in chattel paper or certificated securities or promissory notes, or the transfer of an interest in payment intangibles, under the UCC. If the transfer of the secured notes from GMAC to the seller is considered the sale of a payment intangible or the sale of promissory notes, under the UCC the seller’s security interest in the secured notes is automatically perfected upon attachment.
      Under the UCC, a successor holder of secured debt will maintain the original holder’s valid lien on the collateral securing that debt. Therefore, to the extent that GMAC has a valid lien on the underlying leases and leased vehicles, the CARAT indenture trustee, as pledgee and successor holder of the debt evidenced by the secured notes, will maintain GMAC’s lien on this collateral.
      GMAC’s security interest in the leases and leased vehicles will, moreover, be assigned and transferred by GMAC to the seller, by the seller to the Trust, and by the Trust to the CARAT indenture trustee at the same time as the interests in the secured notes owned by that Trust are transferred. As a precautionary step, the UCC-1 financing statements referred to in the second through fourth paragraphs of this section will include GMAC’s lien as additional collateral covered by these financing statements.
      Security Interest in the Leases. Under the UCC, the leases are chattel paper or payment intangibles. GMAC as lienholder perfects its security interest in the leases both by filing a UCC-1 financing statement against COLT in Delaware, the jurisdiction in which COLT was formed, and by taking possession of the leases.
      Security Interest in the Leased Vehicles. Legal title to the leased vehicles is held by VAULT, as nominee for GMAC, GMAC Automotive Bank and COLT. As nominee, VAULT consents to GMAC’s grant of a security interest in the leased vehicles. Under the UCC, the filing of a financing statement is not required to perfect a security interest in property subject to certificate of title statutes covering automobiles, unless the automobiles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind. GMAC, as lienholder, perfects its security interest in the leased vehicles, by being designated as the first lienholder on each vehicle certificate of title. GMAC also perfects its security interest in the leased vehicles by filing a UCC-1 financing statement against VAULT in the jurisdiction in which VAULT was formed, Delaware.
      ERISA Liens and Vicarious Tort Liability. If GMAC did not have a prior lien on the vehicles included in the lease assets, liens in favor of the PBGC could attach to the lease assets owned by the Trust and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes GMAC and its affiliates under its defined benefit pension plans. In addition, some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. COLT may be subject to these lawsuits as owner of the lease assets. However, the CARAT indenture trustee will have a perfected security interest in the lease assets that will be senior in priority to the interests in the lease assets of the PBGC or judgment lien creditors.
      Each lease included in the lease assets will name GMAC as the lessor or as the assignee of the lessor. The vehicles included in the lease assets will be titled in the name of VAULT and initially will be 100% beneficially owned by GMAC, COLT or GMAC Automotive Bank. GMAC will transfer its beneficial interest in these vehicles to COLT as described in “Vehicle Asset Universal Lease Trust” in this prospectus. The certificate of title for each vehicle will name GMAC as lienholder, which will perfect GMAC’s security interest and the security interest of the Trust, as the holder of the secured notes, in that vehicle pledged by COLT to secure repayment of the secured notes. In addition, COLT will take all steps necessary to perfect its security interest in the lease, the related vehicle and all other rights and assets included in each lease asset. When GMAC’s perfected security interest in the lease assets is assigned to the Trust in connection with the transfer and pledge of the secured notes by GMAC and CARI and pledged by the Trust to the CARAT indenture trustee, then the CARAT indenture trustee’s perfected security interest in the lease assets for the benefit of the holders of the notes and certificates issued by the Trust will be senior in priority to the interests of any other creditors of COLT, GMAC, CARI, the Trust or the CARAT indenture trustee, including any judgment liens or liens arising after that date in favor of the PBGC or judgment lien creditors.
      Limitations on CARAT Indenture Trustee’s Lien. Various liens could be imposed upon the leased vehicles, that, by operation of law, would take priority over GMAC’s and, therefore, the CARAT indenture trustee’s interest in these assets. These liens could include, among others, mechanics’, repairmen’s and garagemen’s liens and certain liens for personal property taxes, in each case arising on a particular leased vehicle. In addition, the laws of certain states and federal law permit governmental authorities to confiscate vehicles under certain circumstances if they are used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. These liens, or the confiscation of a leased vehicle, could arise at any time during the term of the lease, and without notice being given to the CARAT owner trustee, the CARAT indenture trustee, the noteholders or certificateholders.
      In addition, any perfected security interest of the CARAT indenture trustee in all or part of the property of the Trust could be subordinate to claims of any trustee in bankruptcy or debtor in possession in the event of a bankruptcy of GMAC or the seller prior to any perfection of the transfer of the assets transferred by the seller to the Trust under the Trust Sale and Administration Agreement.

Repossession of Leased Vehicles
      In the event that a default by a lessee of a leased vehicle has not been cured within a certain period of time after notice, the Servicer will ordinarily retake possession of that leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions, including Michigan, permit repossession without notice to the lessee, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required, and the lessor typically must seek a writ of possession or replevin in a state court action or pursue other judicial action to repossess that leased vehicle.
      After the Servicer has repossessed a leased vehicle, it may provide the lessee with a period of time within which to cure the default under the lease. If by the end of that period the default has not been cured, the Servicer will attempt to sell the leased vehicle. As a result of those delays, the net charged-off vehicle proceeds may be less than the remaining amounts due under the lease at the time of default by the lessee.
Deficiency Judgments and Excess Proceeds
      The proceeds of sale of the leased vehicles generally will be applied first to the expenses of the sale and repossession and then to the satisfaction of amounts due under the lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from sale do not cover the full amount of amounts due under the lease, a deficiency judgment can be sought in those states, including Michigan, that do not prohibit directly or limit those judgments. In some states, however, including Michigan, a lessee may be allowed an offsetting recovery for any amount not recovered at sale because the terms of the sale were not commercially reasonable. In any event, the deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee might have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Because it is a personal judgment against a lessee who may have few if any assets remaining after the repossession, even if one is obtained, it may be settled at a significant discount or it may be impossible to collect all or any portion of it.
      Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.
      In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found, however, that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.
Consumer Protection Laws
      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All States have adopted Article 2A of the Uniform Commercial Code, which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.
      In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.
      Several states, including Michigan, have adopted so-called “Lemon Laws” providing redress to consumers who purchase or lease a vehicle which remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. A successful claim under a Lemon Law could result in, among other things, the termination of the lease and/or the refunding to the lessee of some portion of the payments paid by them.
      Under each COLT Sale and Contribution Agreement, GMAC will represent to the seller that each lease complies with all requirements of law in all material respects. The seller will assign that representation, among others, to the Trust under each Trust Sale and Administration Agreement. Accordingly, if a lessee has a claim against the Trust for violation of any law and that claim materially and adversely affects the Trust’s interest in a secured note, this violation may create an obligation to prepay the secured note in the amount of the lease asset repurchase price unless the breach is cured in all material respects.
Other Limitations
      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to enforce its rights under an automobile or light duty truck lease. For example, if a lessee commences bankruptcy proceedings, the lessor’s receipt of related payments due under the lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though the lease prohibits assignment. In addition, the federal Servicemember’s Civil Relief Act and similar state laws, including the Michigan Military Act of 1967, provide additional protections for members of the military during active duty, which may limit the ability of the lessor to enforce its remedies under leases to these lessees.
Sale of Secured Notes and Lease Assets by GMAC
      As described in this prospectus, the sale of the lease assets by GMAC to COLT and the sale of the secured notes by GMAC to the seller has been structured as, and may be treated by the parties as, a sale. The transaction of the secured notes that are being sold by the seller to the Trust has been legally structured as, and will be treated by the parties as, a sale, but the seller will treat the transaction as a financing for accounting purposes. If GMAC were a debtor in a bankruptcy proceeding and the bankruptcy court determined that the transfer of the lease assets to COLT or of the secured notes to the seller was a loan and security interest rather than a sale, delays or reductions in receipt of payments on the secured notes to the Trust and distributions on the securities to the securityholders could occur.
Bankruptcy of GMAC or the Seller Could Result in Losses or Delays in Payments on the Notes and Certificates
      If GMAC or the seller became subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the notes and certificates. GMAC will sell the secured notes to the seller, and the seller will in turn transfer the secured notes to the Trust. However, if GMAC or the seller became subject to a bankruptcy proceeding, and the court in the bankruptcy proceeding were to take the position that the sale of secured notes by GMAC to the seller or by the seller to the Trust, as the case may be, should instead be treated as a pledge of the secured notes to secure a borrowing of GMAC or the seller by concluding that the sale to the seller or the Trust was not a “true sale” and that as a result thereof, GMAC or the seller effectively still own the secured notes, or that the seller should be consolidated with GMAC for bankruptcy purposes, then the noteholders and certificateholders could experience losses or delays in payments on the notes and certificates as a result of among other things:

•	the “automatic stay” which prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

•	certain tax or government liens on GMAC property (that arose prior to the transfer of a secured note to the Trust) having a prior claim on collections before the collections are used to make payments on your securities; and

•	the Trust not having a perfected security interest in (a) one or more leases or (b) any cash collections held by GMAC at the time GMAC becomes the subject of a bankruptcy proceeding.
      The seller will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the seller with GMAC for bankruptcy purposes or conclude that the sale of secured notes to the seller was not a “true sale.” See “The Seller” in this prospectus.
FEDERAL INCOME TAX CONSEQUENCES
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Tax Trust, Tax Partnership or Tax Non-Entity with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a Trust with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the

IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders and certificateholders.
      The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase notes or certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The seller suggests that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of notes or certificates.
      The following discussion addresses notes and certificates falling into four general categories:

(1) notes other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the seller, the Trust Administrator and the noteholders will agree to treat as indebtedness secured by the secured notes;

(2) certificates representing interests in a Trust which the seller, the Trust Administrator and the applicable certificateholders will agree to treat as equity interests in a grantor trust,

(3) certificates including Strip Certificates and Strip Notes, representing interests in a Trust which the seller, the Trust Administrator and the applicable holders will agree to treat as equity interests in a partnership, and

(4) certificates, all of which are owned by the seller, representing interests in a Trust which the seller and the Trust Administrator will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes.
      The prospectus supplement for each series of certificates will indicate whether the associated Trust is a Tax Trust, Tax Partnership, or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.
COLT
      Upon the issuance of each series of notes or certificates, Mayer, Brown, Rowe & Maw LLP will deliver its opinion that COLT will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

The Notes
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series regardless of whether the notes are issued by a Tax Trust, Tax Partnership or Tax Non-Entity, except for Strip Notes and any other series of notes which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences—The Notes,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.
      Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, prior to the sale of each series of notes, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. The seller, the Trust Administrator and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See “Trust Certificates—Classification of Trusts and Trust Certificates,” “Partnership Certificates—Classification of Partnerships and Partnership Certificates” or “Tax Non-Entity Certificates—Classification of Tax Non-Entity and Tax Non-Entity Certificates” for a discussion of the potential federal income tax consequences for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.
      Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.
      Original Issue Discount. Except to the extent indicated in the accompanying prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless that excess falls within a statutorily defined de minimis exception. A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

      If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.
      A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.
      A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.
      Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.
      Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 28% of that interest and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.
      Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.
      Tax Consequences to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

(1) is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the seller is a “related person” within the meaning of the Internal Revenue Code, and

(2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.
      If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued new regulations governing backup withholding and information reporting requirements.
      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

(1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

(2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.
      If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty.
Trust Certificates
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Trust Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— Trust Certificates,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.
      Classification of Trusts and Trust Certificates. For each series of certificates identified in the accompanying prospectus supplement as Trust Certificates, prior to the sale of each series of Trust Certificates, Tax Counsel will deliver its opinion to the effect that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.
      Although Tax Counsel has opined that each Tax Trust will properly be characterized as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions, that opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the secured notes reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “Partnership Certificates— Classification of Partnerships and Partnership Certificates” below.
      Despite Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.
      Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “Treatment of Fees or Payments,” in Tax Counsel’s opinion each certificateholder will be required to report on the certificateholder’s federal income tax return its pro rata share of the entire income from the secured notes and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the secured notes and any gain or loss upon collection or disposition of the secured notes, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the CARAT owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the CARAT owner trustee, whichever is earlier.
      Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the secured notes will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the secured notes. In computing its federal income tax liability, the certificateholder will be entitled to deduct, consistent with the certificateholder’s method of accounting, its pro rata share of interest paid on any notes, reasonable administration fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. In addition, in the case of certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the certificateholder’s adjusted gross income in excess of a statutorily defined threshold. Such limitation on itemized deductions is being phased out over time beginning in tax years after 2005 and will be fully phased out for tax years beginning after 2009. Because the Tax Trust will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport the certificateholder’s net taxable income. See “Treatment of Fees or Payments” below for a discussion of other possible consequences if amounts paid to the Trust Administrator exceed reasonable compensation for services rendered.
      Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the secured notes. However, a portion of the amounts paid to the Trust Administrator or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the secured notes or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Trust Administrator or the seller exceed reasonable compensation for services provided, the Trust Administrator or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain secured notes. As a result, such secured notes may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.
      To the extent that the secured notes are characterized as “stripped bonds,” the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the secured notes treated as having been retained by the Trust Administrator or the seller, as the case may be, and the Tax Trust’s deductions would be limited to reasonable administration fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped secured notes, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped secured note is less than the remaining principal balance of the secured note by an amount which is less than a statutorily defined de minimis amount, the secured note would not be treated as having OID. In general, it appears that the amount of OID on a secured note treated as a “stripped bond” will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the secured note, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a secured note would be includible in income as principal payments are received on the secured note.
      If the OID on a secured note were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the secured notes. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped secured note. If a stripped secured note is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.
      It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the secured notes. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.
      Discount and Premium. The following discussion generally assumes that the fees and other amounts payable to the Trust Administrator and the seller will not be recharacterized as being retained ownership interests in the secured notes, as discussed above. A purchaser of a Trust Certificate should be treated as purchasing an interest in each secured note and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the secured notes and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.
      It is believed that the secured notes were not and will not be originated with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the secured notes may be greater or less than the remaining principal balance of the secured notes at the time of purchase. If so, the secured notes will have been acquired at a premium or market discount, as the case may be. The market discount on a secured note will be considered to be zero if it is less than the statutorily defined de minimis amount.

      Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued interest market discount on the secured notes would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in secured notes acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.
      In the event that a secured note is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the secured note, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the secured note if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.
      Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal the certificateholder’s cost increased by any OID and market discount previously included in income, and decreased by any bond premium on secured notes held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the secured notes would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “Discount and Premium” above.
      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.
      Backup Withholding. Distributions on Trust Certificates and proceeds from the sale of certificates will be subject to a “backup” withholding tax of 28% if, as discussed above, in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.
      Tax Consequences to Foreign Trust Certificateholders. Interest attributable to secured notes which is received by a certificateholder which is a Foreign Person will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “The Notes—Tax Consequences to Foreign Noteholders.”

Partnership Certificates
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Partnership Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Partnership Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences—Partnership Certificates,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be proved by a prospective investor’s tax advisor.
      Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying prospectus supplement as Partnership Certificates, the seller and the Trust Administrator will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the partnership being the certificateholders and the seller, in its capacity as recipient of distributions from any CARAT reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the Trust Administrator is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and accompanying prospectus supplement.
      If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the Tax Partnership. However, prior to the sale of each series of Partnership Certificates, Tax Counsel will deliver its opinion that the Tax Partnership will not be classified as an association taxable as a corporation.
      Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a “publicly traded partnership” taxable as a corporation. However, in the opinion of Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because the Tax Partnership would intend to meet qualifying income tests or other exceptions under Section 7704 of the Internal Revenue Code. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in that type of partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.
      Despite Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the Issuer. However, in Tax Counsel’s opinion, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. Indeed, classification of the certificates as indebtedness would result in favorable tax consequences to certain holders, particularly Foreign Persons. Nonetheless, because Tax Counsel believes that it is more likely that Partnership Certificates will be treated as equity in partnership, and the parties will treat the certificates as representing partnership equity, the following discussion assumes that the Partnership Certificates represent equity interests in a partnership.
      Partnership Taxation. A Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the secured notes, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the secured notes. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on the notes, servicing and other fees, and losses or deductions upon collection or disposition of the secured notes.
      The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and, for any series Partnership Certificates, the trust agreement and CARAT Related Documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership and will be allocated items of income, gain, deduction and loss in accordance with their economic interest in the Trust.
      In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the accompanying prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items of income, gain, deduction and loss of the Tax Partnership, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the accompanying prospectus supplement, even though the Tax Partnership is only obligated to distribute interest to certificateholders at the pass-through rate on the certificate balance. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.
      Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.
      An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed 2% of adjusted gross income, and, additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the Trust Administrator, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.
      Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each secured note, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.
      Discount and Premium. It is believed that the secured notes were not and will not be originated with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the secured notes may be greater or less than the remaining principal balance of the secured notes at the time of purchase. If so, the secured notes will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a secured note by secured note basis.
      Each Tax Partnership will make an election that will result in any market discount on the secured notes being included in income currently as such discount accrues over the life of the secured notes. As indicated above, a portion of the market discount income will be allocated to certificateholders.
      Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.
      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal the certificateholder’s cost increased by the certificateholder’s share of the Tax Partnership’s income, includible in the certificateholder’s income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the

Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purpose of computing gain or loss on a sale of that Partnership Certificate.
      If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.
      Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned amount the certificateholders in proportion to the certificate balance of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect the certificateholder’s tax liability and tax basis, attributable to periods before the certificateholder’s actual purchase.
      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of a Tax Partnership might be reallocated among the certificateholders. The CARAT owner trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.
      Section 754 Election. In the event that a certificateholder sells a Partnership Certificate for greater or less than the certificateholder’s adjusted basis therefor, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.
      Administrative Matters. For each Tax Partnership, the CARAT owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The CARAT owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax

Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.
      The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.
      Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the accompanying prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for those purposes each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to a certificateholder that is a Foreign Person as if such income were effectively connected to a United States trade or business, at a rate of 35%. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalties of perjury.
      Each Foreign Person might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on such Foreign Person’s share of the Tax Partnership’s income. Each Foreign Person must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A Foreign Person generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.
      Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a “backup” withholding tax of 28% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.
Tax Non-Entity Certificates
      Classification of Tax Non-Entity and Tax Non-Entity Certificates. For each series of certificates identified in the accompanying prospectus supplement as tax-non-entity certificates and which are entirely owned by the seller, the seller and the Trust Administrator will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the “check-the-box” Treasury Regulations, unless it is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the Trust is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the Trust will be treated as a Tax Partnership.
      If certificates are issued to more than one person, the seller and the Trust Administrator will agree, and the certificateholders will agree by their purchase, to treat the Trust as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.
      Risks of Alternative Characterization. If a Tax Non-Entity were an association or a “publicly traded partnership” taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “Partnership Certificates—Classification of Partnerships and Partnership Certificates.”
Tax Shelter Disclosure and Investor List Requirements
      Recently issued Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.
      A transaction may be a “reportable transaction” based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment. Recently passed legislation imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.
STATE AND LOCAL TAX CONSEQUENCES
      The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders or certificateholders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the lease payments will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes or certificates.

ERISA CONSIDERATIONS
      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested—we refer to each of these as a “benefit plan”—from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons. Benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.
      The acquisition or holding of notes or certificates by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the Trust, the seller, the Trust Administrator, the CARAT indenture trustee, the CARAT owner trustee, COLT, COLT, LLC, the Servicer, the COLT owner trustee, the COLT indenture trustee, the swap counterparty or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes or certificates by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers,” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Each purchaser and transferee of notes or certificates will be deemed to represent and warrant that either (1) it is not acquiring the securities with the plan assets of a benefit plan or (2) the acquisition, holding and disposition of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.
Exemption Applicable to Debt Instruments
      Transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the Trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor (the “plan assets regulation”), the assets of the Trust would be treated as assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the Trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes and will therefore not be generally available for purchase by benefit plans.
      Certificates may therefore be purchased by benefit plans only if the underwriters’ exemption discussed below is available with respect to a series of securities. Notes may be available for purchase by benefit plans regardless of the availability of the underwriters’ exemption, subject to the deemed representations noted above and any considerations described in the prospectus supplement. For additional information regarding the equity or debt treatment of notes and whether the underwriter’s exemption will apply, see “ERISA Considerations” in the prospectus supplement.
      The seller suggests that a fiduciary considering the purchase of notes on behalf of a benefit plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Underwriter’s Exemption
      With respect to certain series of securities to be offered under this prospectus, both notes and certificates may be eligible for relief from prohibited transaction rules of ERISA and the plan assets regulation in reliance on administrative exemptions granted by the U.S. Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the manager or co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle installment obligations, such as those securing the notes and certificates offered by this prospectus, that are fully secured on the closing date.
      The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party;

(2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch, Inc.;

(3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the Trust represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the Trust Administrator represents not more than reasonable compensation for the Trust Administrator’s services as Trust Administrator under the related agreements and reimbursement of the Trust Administrator’s reasonable expenses in connection with these services;

(4) The trustee is a substantial financial institution and is not an “affiliate,” as defined in the underwriter’s exemption, of any member of the “restricted group” other than an underwriter. The “restricted group” consists of the underwriters, any trustee, the seller, the Trust Administrator, any subservicer, any obligor with respect to motor vehicle installment obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the notes or certificates, any swap counterparty of an “eligible swap” (as defined below) and any affiliate of these parties;

(5) The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933; and

(6) The trust satisfies the following requirements:

(a) the corpus of the trust consists solely of assets of the type which have been included in other investment pools,

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories by one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates, and

(c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7) if benefit plans hold any securities that involve an interest rate swap, then the swap must meet several requirements, including that it:

(a) is an “eligible swap;”

(b) is with an “eligible swap counterparty;”

(c) is purchased by a “qualified plan investor;”

(d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-rating dependent swap;” and

(e) permits the Trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible swap” is one which:

(a) is denominated in U.S. dollars;

(b) pursuant to which the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the swap counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(c) has a notional amount that does not exceed either: (1) the principal balance of the class of securities to which the swap relates, or (2) the portion of the principal balance of such class represented solely by receivables in the Trust (“Allowable Notional Amount”);

(d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“not Leveraged”);

(e) has a final termination date that is either the earlier of the date on which the Trust terminates or the related class of securities are fully repaid; and

(f) does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging without the consent of the trustee.

An “eligible swap counterparty” means a bank or other financial institution that has a rating at the date of issuance of the securities that is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories utilized by at least one of the rating agencies rating the securities; provided that, if a swap counterparty is relying on it short term rating to establish eligibility hereunder, such swap counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable rating agency.

A “qualified plan investor” is a benefit plan where the decision to buy such class of securities is made on behalf of the benefit plan by a independent fiduciary qualified to analyze and understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either:

(a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

(b) an “in-house asset manager” under PTCE 96-23; or

(c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the benefit plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the swap counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the Trust Administrator must, within the period specified under the Pooling and Administration Agreement:

(a) obtain a replacement swap agreement with an eligible swap counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced.

In the event that the Trust Administrator fails to meet these obligations, benefit plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter’s exemption will prospectively cease to be applicable to any class of securities held by a benefit plan which involves such ratings dependent swap.

“Non-rating dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the swap counterparty is withdrawn or reduced below the lowest permitted above, the Trust Administrator will, within a specified period after such rating withdrawal or reduction:

(a) obtain a replacement swap agreement with an eligible swap counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(b) cause the swap counterparty to post collateral with the Trust in an amount equal to all payments owed by the swap counterparty if the swap transaction were terminated; or

(c) terminate the swap agreement in accordance with its terms.

(8) If a Trust includes a yield supplement agreement, it must qualify as an “eligible yield supplement agreement” as described below: An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust (“EYS Agreement”). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the Trust with respect to securities purchased by benefit plans if it meets the following conditions:

(a) it is denominated in U.S. dollars;

(b) it pays an Allowable Interest Rate;

(c) it is not Leveraged;

(d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(e) it is entered into between the Trust and an eligible swap counterparty; and

(f) is has an Allowable Notional Amount.

(9) The legal document establishing the Trust contains restrictions necessary to ensure that the assets of the Trust may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the Transfer and Servicing Agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the Trust and legal opinions are issued in connection with the transfer of assets to the Trust to the effect that the transfer of receivables is a true sale and, for debt securities, that the noteholders have a perfected security interest in the receivables.
      Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the CARAT owner trustee, the Trust Administrator or any “obligor” (as defined in the underwriter’s exemption) with respect to receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust. Moreover, the exemptive relief from the self-

dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	the benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which the person has discretionary authority or renders investment advice is invested in securities representing an interest in a trust containing assets sold or serviced by the same entity as the Trust; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of each class of such securities in which benefit plans have invested and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the restricted group.
      The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding Pooling and Administration Agreement and (b) the Pooling and Administration Agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the benefit plans purchase the notes or certificates issued by the Trust. All transactions relating to the servicing, management and operations of the Trust will be carried out in accordance with the trust agreement, indenture and Transfer and Servicing Agreements, which will be described in all material respects in this prospectus and the accompanying prospectus supplement.
      Each purchaser that is a benefit plan or that is investing on behalf of or with assets of a benefit plan in reliance on the underwriter’s exemption will be deemed to represent as follows:

•	it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and

•	in the case of securities that involve an interest rate swap, the decision to purchase the securities is made by an independent fiduciary that is qualified to analyze and understand the terms and conditions of the interest rate swaps and the effect such swaps will have on the credit ratings of the securities, and is either (a) a “qualified professional asset manager” as defined under Part V(a) of PTCE 84-14, (b) an “in-house asset manager” as defined under Part IV(a) of PTCE 96-23, or (c) a benefit plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the securities.
      In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc., the note or certificate could no longer be transferred to a plan in reliance on the underwriter’s exemption, and each subsequent transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to effect such purchase and is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

      A particular class of notes or certificates will only be eligible to be purchased in reliance on an underwriter’s exemption if the prospectus supplement includes a statement to that effect. For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the accompanying prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the Trust will be deemed to hold plan assets and the applicability of an underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.
PLAN OF DISTRIBUTION
      On the terms and conditions set forth in one or more underwriting agreements for each Trust, the seller will agree to sell to each of the underwriters named in the underwriting agreements and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of each class of securities of the series set forth in the underwriting agreements and in the accompanying prospectus supplement.
      In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the securities described in the underwriting agreements which are offered by this prospectus and by the accompanying prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
      Each prospectus supplement will either:

(1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those securities; or

(2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.
      After the initial public offering of any securities, the public offering price and concessions may be changed. The seller may also sell the securities to one or more purchasers directly or through agents.
      Each underwriting agreement will provide that the seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
      The CARAT indenture trustee and the COLT indenture trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.
      Under each underwriting agreement, except as otherwise provided in the accompanying prospectus supplement, the closing of the sale of any class of securities subject thereto will be conditioned on the closing of the sale of all other classes of securities of that series.

      The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
LEGAL OPINIONS
      Certain legal matters relating to the notes and the certificates will be passed upon for the Trust, the seller and GMAC by Richard V. Kent, Esq., General Counsel to the seller and Assistant General Counsel of GMAC, and by Mayer, Brown, Rowe & Maw LLP, counsel to the seller, the Trust and GMAC. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters will be passed upon for GMAC, the Trust and the seller by Mayer, Brown, Rowe & Maw LLP.
WHERE YOU CAN FIND MORE INFORMATION
      The seller filed a registration statement relating to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information.
      The Trust Administrator will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.
      You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.
INCORPORATION BY REFERENCE
      The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any SEC reports and materials filed by or on behalf of each Trust since the end of the latest fiscal year. We also incorporate by reference any future SEC reports and materials filed by or on behalf of each Trust until we terminate our offering of the securities issued by that Trust. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.
      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: General Motors Acceptance Corporation, 200 Renaissance Center, Detroit, Michigan 48265 or by calling us at: (313) 556-5000.

GLOSSARY OF TERMS TO PROSPECTUS
      “ABS Value” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Administrative Purchase Payment” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Advance” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Aggregate ABS Value” has the meaning assigned to that term in the accompanying prospectus supplement.
      “CARAT Administrative Payment” means with respect to a secured note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which the Trust Administrator is required to (or, if earlier elects to) purchase that secured note.
      “CARAT Events of Default” has the meaning, unless otherwise set forth in the prospectus supplement, set forth in “The Notes—The CARAT Indenture—CARAT Events of Default; Rights Upon CARAT Events of Default.”
      “CARAT Indenture” has the meaning assigned to that term in the accompanying prospectus supplement.
      “CARAT Related Documents” means the CARAT Indenture, the Trust Sale and Administration Agreement and other similar associated documents for a Trust.
      “CARAT Warranty Payment” means, with respect to each secured note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which the seller is required to (or, if earlier, elects to) repurchase the secured note.
      “Certificate Distribution Account” means any account so designated and established and maintained pursuant to a trust agreement.
      “Certificate Pool Factor” means, for each class of certificates, a seven-digit decimal which the Trust Administrator will compute prior to each distribution on the certificates indicating the remaining certificate balance as of the close of that date, as a fraction of the initial certificate balance.
      “Collection Period” has the meaning assigned to that term in the accompanying prospectus supplement.
      “COLT Basic Documents” means the COLT Declaration of Trust, the COLT Declaration Supplement, the VAULT Trust Agreement, the COLT Transfer Direction, the COLT Designation, the VAULT Security Agreement, the COLT Sale and Contribution Agreement, the COLT Indenture, the COLT Servicing Agreement, the Pull Ahead Funding Agreement, the COLT Custodian Agreement, the secured notes and the equity certificates of COLT.
      “COLT Custodian” means GMAC, or another custodian named from time to time in the COLT Custodian Agreement.

      “COLT Custodian Agreement” means, for each Trust, the Custodian Agreement, dated as of the closing date, between the COLT Custodian and the COLT owner trustee, as the same may be amended and supplemented from time to time.
      “COLT Declaration of Trust” means the Third Amended and Restated Declaration of Trust by Deutsche Bank Trust Company Delaware, as COLT owner trustee, dated as of March 25, 2004, acknowledged, accepted and agreed to by COLT, LLC, and GMAC, as the same may be amended and supplemented from time to time.
      “COLT Declaration Supplement” means, for each Trust, the COLT Supplement to the Declaration, dated as of the closing date, between the COLT owner trustee and COLT, LLC, as residual certificateholder.
      “COLT Designation” means the Designation of Trust Beneficiary and Creation of Sub-Trust, dated as of March 15, 1996, between GMAC, as Servicer and as initial trust beneficiary and COLT and acknowledged by PNC Bank, Delaware, as trustee.
      “COLT Events of Default” has the meaning, unless otherwise set forth in the prospectus supplement, set forth in “The Secured Notes—The COLT Indenture—COLT Events of Default; Rights Upon COLT Events of Default.”
      “COLT Indenture” has the meaning assigned to that term in the accompanying prospectus supplement.
      “COLT Sale and Contribution Agreement” means, for each Trust, the COLT Sale and Contribution Agreement, dated as of the closing date, between GMAC and COLT, as amended and supplemented from time to time.
      “COLT Servicing Agreement” means, for each Trust, the COLT Servicing Agreement, dated as of the closing date, between GMAC, as Servicer, COLT and the COLT indenture trustee, as amended and supplemented from time to time.
      “COLT Transfer Direction” means, for each Trust, the Transfer Direction, dated as of the closing date, between the VAULT trustee, GMAC, as initial trust beneficiary and as Servicer, and COLT, as trust beneficiary and transferee.
      “Controlling Class” means, for any series of securities, the class or classes of securities of that series designated in the related prospectus supplement.
      “Designated Accounts” means the CARAT collection account, the note distribution account, COLT reserve account, the CARAT reserve account, if any, and the COLT collection account and any other accounts so identified in the accompanying prospectus supplement and for which the funds on deposit are invested in Eligible Investments.
      “Eligible Investments” means generally investments (1) that are acceptable to the rating agencies as being consistent with the rating of the notes and (2) that mature no later than the business day preceding the next distribution date or payment date, in the case of the CARAT collection account, the note distribution account and any CARAT reserve account, and no later than the next distribution date, in the case of the COLT collection account and the COLT reserve account.
      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      “ERISA Affiliate” means a corporation, trade or business that is, along with GMAC, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code or Section 4001 of ERISA.
      “Excess Payment” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Extended Lease” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Extended Lease Payment” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Foreign Person” means a nonresident alien, foreign corporation or other non-United States person or entity.
      “General Motors” means General Motors Corporation.
      “Lease Residual” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Monthly Lease Payment” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Monthly Remittance Condition” has the meaning assigned to that term in the accompanying prospectus supplement.
      “MSRP” means manufacturer’s suggested retail price.
      “Note Pool Factor” means, for each class of notes, a seven digit decimal which the Trust Administrator will compute prior to each distribution for the notes indicating the remaining outstanding principal balance of the notes, as of the close of the distribution date, as a fraction of the initial outstanding principal balance of the notes.
      “Outstanding Advance” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Partnership Certificates” means certificates, including Strip Certificates and Strip Notes issued by a Tax Partnership. References to a holder of these certificates are the beneficial owner thereof.
      “Payment Ahead Servicing Account” means any account so designated and established and maintained pursuant to the COLT Servicing Agreement.
      “Payments Ahead” has the meaning assigned to that term in the accompanying prospectus supplement.
      “PBGC” means the Pension Benefit Guaranty Corporation.
      “Pension Plan” means a “pension plan” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than any “multiemployer plan” as such term is defined in Section 4001(a)(3) of ERISA), and to which GMAC or any ERISA Affiliate may have any liability.

      “Pooling and Administration Agreement” means, for each Trust, the Pooling and Administration Agreement, dated as of the closing date, between GMAC and the seller, as amended and supplemented from time to time.
      “Pull Ahead Agent” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Pull Ahead Funding Agreement” means, for each Trust, the Pull Ahead Funding Agreement, dated as of the closing date, between COLT, the COLT indenture trustee and the Pull Ahead Agent as amended and supplemented from time to time.
      “Pull Ahead Lease Asset” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Pull Ahead Payment” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Pull Ahead Program” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Record Date” means, for any distribution date, the close of business on the date immediately preceding the distribution date, or if definitive securities are issued, the last day of the related Collection Period.
      “Sales and Use Tax Amount” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Secured Note Principal Balance” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Secured Note Rate” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Servicer default” has the meaning set forth in “The Transfer and Servicing Agreements—Servicer Default.”
      “Short-Term Note” means a note that has a fixed maturity date note more than one year from the issuance date of that note.
      “Stated Residual Value” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Strip Certificates” means one or more classes of certificates entitled to disproportionate, nominal or no distributions of certificate balance or interest.
      “Strip Notes” means one or more classes of notes entitled to disproportionate, nominal or no distributions of principal or interest.
      “Tax Counsel” means Mayer, Brown, Rowe & Maw LLP, as special tax counsel to the seller.
      “Tax Non-Entity” means a trust in which all of the certificates of that trust which are owned by the seller, and the seller and the servicer agree to treat the trust as a division of the seller and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

      “Tax Non-Entity Certificates” means certificates issued by a Tax Non-Entity. References to a holder of these certificates are to the beneficial owner thereof.
      “Tax Partnership” means a trust in which the seller, the servicer and the applicable holders agree to treat certificates, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.
      “Tax Trust” means a trust in which the seller, the servicer and the applicable certificateholders agree to treat the certificates of trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.
      “Transfer and Servicing Agreements” means, for each Trust, the Pooling and Administration Agreement, the Trust Sale and Administration Agreement, the trust agreement, the COLT Sale and Contribution Agreement and the COLT Servicing Agreement.
      “Trust Administrator default” has the meaning set forth in “The Transfer and Servicing Agreements—Trust Administrator Default.”
      “Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates are to the beneficial owner thereof.
      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
      “Trust Sale and Administration Agreement” means, for each Trust, the Trust Sale and Administration Agreement, dated as of the closing date, among GMAC, as Trust Administrator, the seller and the Trust.
      “VAULT” means Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Statute under the VAULT Trust Agreement.
      “VAULT Security Agreement” means the VAULT Pledge and Security Agreement, dated as of the closing date, by VAULT and made in favor of the holders of the secured notes.
      “VAULT Trust Agreement” means the Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004, between GMAC, as Servicer and initial beneficiary, and the VAULT Trustee, as the same may be amended, supplemented or otherwise modified from time to time.
      “VAULT trustee” means Chase Bank USA, National Association, as trustee of VAULT under the VAULT Trust Agreement.
      “Warranty Purchase Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

          No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, that information or those representations must not be relied upon as having been authorized by the seller, the Servicer, the Trust Administrator or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus supplement and the prospectus to anyone in any jurisdiction in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made under this prospectus supplement and the prospectus shall, under any circumstances, create an implication that information in those documents is correct as of any time since the date of this prospectus supplement or the prospectus.

          Until the expiration of the 90 days after the date of this prospectus supplement, all dealers effecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and for their unsold allotments or subscriptions.
Capital Auto Receivables
Asset Trust 2005-SN1
Issuer
$1,210,000,000
Asset Backed Notes, Class A
$80,000,000
Asset Backed Notes, Class B
$70,000,000
Asset Backed Notes, Class C
Capital Auto Receivables, Inc.
Seller
General Motors
Acceptance Corporation
Servicer/Trust Administrator

PROSPECTUS SUPPLEMENT

Underwriters for the Class A Notes:
Banc of America Securities LLC
Merrill Lynch & Co.
Calyon Securities (USA)
Comerica Securities
Deutsche Bank Securities
RBS Greenwich Capital
SG CIB
Wachovia Securities
Underwriters for the Class B Notes
and the Class C Notes:
Banc of America Securities LLC Merrill Lynch & Co.